Exhibit 10.1

EXECUTION VERSION

$832,000,000

CREDIT AGREEMENT

dated as of

November 14, 2014

among

CERIDIAN HCM HOLDING INC.,

as the Borrower,

THE LENDERS PARTY HERETO,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

and Collateral Agent,

and

DEUTSCHE BANK AG CANADA BRANCH,

as Canadian Sub-Agent

DEUTSCHE BANK SECURITIES INC., and

CREDIT SUISSE SECURITIES (USA) LLC,

as Joint Lead Arrangers for the Credit Facilities,

and

DEUTSCHE BANK SECURITIES INC.,

CREDIT SUISSE SECURITIES (USA) LLC,

as Joint Bookrunners for the Credit Facilities

(i)

(ii)

(iii)

SCHEDULES

Schedule 1.01	—	Subsidiary Guarantors
Schedule 2.01	—	Lenders and Commitments as of the Effective Date
Schedule 2.02(b)	—	Provisions Relating to Bankers’ Acceptance Loans and B/A Equivalent
Loans
Schedule 3.08	—	Subsidiaries
Schedule 3.17	—	Owned Real Property
Schedule 5.11	—	Post-Closing Matters
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens

EXHIBITS

Exhibit A	—	Form of Administrative Questionnaire
Exhibit B-1	—	Form of Assignment and Acceptance
Exhibit B-2	—	Form of Affiliated Lender Assignment and Acceptance
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Form of US Guarantee and Collateral Agreement
Exhibit E	—	Form of Non-Bank Certificate
Exhibit F-1	—	Form of Trademark Security Agreement
Exhibit F-2	—	Form of Patent Security Agreement
Exhibit F-3	—	Form of Copyright Security Agreement
Exhibit G	—	Form of Intercompany Subordination Agreement
Exhibit H	—	Form of Joinder Agreement

(iv)

CREDIT AGREEMENT dated as of November 14, 2014 (this “Agreement”), among CERIDIAN HCM HOLDING INC., a Delaware corporation (the “Borrower”), the Lenders (as defined herein), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as the Administrative Agent and the Collateral Agent (in each case, as defined herein) for the Lenders, DEUTSCHE BANK AG CANADA BRANCH, as the Canadian Sub-Agent (as defined herein) and DEUTSCHE BANK SECURITIES INC. (“DBSI”) and CREDIT SUISSE SECURITIES (USA) LLC (“CS”), as Arrangers (as defined herein) for the Credit Facilities, and DBSI and CS, as joint bookrunners. Capitalized terms used herein shall have the meanings set forth in Article I.

RECITALS

The Lenders are willing to extend credit to the Borrower and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower, in each case, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Indebtedness” shall mean, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” shall mean, at any time, any Person (other than a Person who is already a Lender at that time), other than a Disqualified Institution, that agrees to provide any portion of (a) an Incremental Term Loan, Incremental Revolving Credit Commitments or Revolving Commitment Increase pursuant to an Incremental Amendment in accordance with Section 2.26 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.28; provided that (i) the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld or delayed) to such Additional Lender if such consent would otherwise be required under Section 9.04(b) for an assignment of Loans or Revolving Credit Commitments to such Additional Lender, (ii) no Affiliated Lender may provide any Revolving Commitment Increase or Incremental Revolving

Credit Commitments and (ii) any Incremental Term Facility provided by an Affiliated Lender shall be subject to the restrictions on Term Loans purchased by Affiliated Lenders set forth in Section 9.04(k) (and any Term Loans to be made by an Affiliated Lender (other than a Debt Fund Affiliate) pursuant to Section 2.26 shall be subject to the limitation set forth in Section 9.04(k)(iv) as if such Term Loan were purchased as of the applicable Incremental Facility Closing Date).

“Adjusted Consolidated First Lien Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) Adjusted Consolidated Total Debt of the Borrower and its Restricted Subsidiaries on such date that is secured by first-priority Liens on any property or assets of the Borrower and its Restricted Subsidiaries to (b) EBITDA of the Borrower for the most recently ended Test Period.

“Adjusted Consolidated Total Debt” shall mean, at any time with respect to any Person and its subsidiaries, the total Indebtedness of such Person in respect of borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, minus the amount of unrestricted cash (other than Customer Funds) and Cash Equivalents held by such Person and its subsidiaries and cash and Cash Equivalents restricted in favor of the Credit Facilities (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Permitted Lien on the Collateral along with the Liens securing the Credit Facilities); provided, however, that Adjusted Consolidated Total Debt shall be calculated to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of unrestricted Cash.

“ Adjusted EURIBO Rate” shall mean, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to the EURIBO Rate in effect for such Interest Period.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the higher of (a) the product of (x) the LIBO Rate in effect for such Interest Period and (y) Statutory Reserves and (b) solely with respect to the Initial Term Loans, 1.00% per annum.

“Adjusted Sterling LIBO Rate ” shall mean, with respect to any Sterling LIBOR Borrowing for any Interest Period, an interest rate per annum equal to the Sterling LIBO Rate in effect for such Interest Period.

“ Administration Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Agent” shall mean DBNY, in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent appointed pursuant to Article VIII; provided that as used herein and in the other Loan Documents, for purposes of actions to be taken hereunder, notices to be received or given and payments to be received or made by the Borrower in respect of all borrowings under, and issuances of Multicurrency Letters of Credit pursuant to, the Multicurrency Revolving Credit Commitments denominated in Canadian Dollars, the term “Administrative Agent” shall mean the Canadian Sub-Agent.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender or Agent, nor any of their respective Affiliates (other than any Affiliated Lender or any Debt Fund Affiliate), shall be deemed to be an Affiliate of the Borrower or any of its subsidiaries by virtue of its capacity as a Lender or Agent hereunder.

“Affiliated Lender” shall mean any Non-Debt Fund Affiliate, the Borrower and/or any subsidiary of the Borrower.

“Affiliated Lender Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.04) and accepted by the Administrative Agent in the form of Exhibit B-2 or any other form approved by the Administrative Agent and the Borrower.

“Affiliated Lender Cap” shall have the meaning assigned to such term in Section 9.04(k)(iv).

“Agents” shall have the meaning assigned to such term in Article VIII.

“Aggregate Multicurrency Revolving Credit Exposure ” shall mean, at any time, the aggregate amount of the Lenders’ Multicurrency Revolving Credit Exposures at such time.

“Aggregate Revolving Credit Exposure ” shall mean, at any time, the sum of the Aggregate Multicurrency Revolving Credit Exposure and the Aggregate US Revolving Credit Exposure at such time.

“Aggregate US Revolving Credit Exposure” shall mean, at any time, the aggregate amount of the Lenders’ US Revolving Credit Exposures at such time.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) (i) solely in the case of Multicurrency Revolving Loans incurred by the Borrower and Multicurrency Letters of Credit issued for the account of the Borrower, in each case denominated in US Dollars, the Canadian Prime Lending Rate in effect on such day or (ii) otherwise, the US Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (c) a rate reasonably determined by the Administrative Agent to be equal to the LIBO Rate for a one month Interest Period in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% and (d) solely with respect to the Initial Term Loans, 2.00% per annum. Any change in the Alternate Base Rate due to a change in the US Prime Rate, the Canadian Prime Lending Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the US Prime Rate, the Canadian Prime Lending Rate or the Federal Funds Effective Rate, as the case may be.

“Alternate Borrowing Currency” shall mean Canadian Dollars, Euros and Sterling.

“Alternate Currency” shall mean any Alternate Borrowing Currency and any Approved Alternate L/C Currency.

“Alternate Currency Denominated Loans” shall mean any Loans denominated in an Alternate Borrowing Currency.

“Applicable Currency” shall mean (a) with respect to any Loan or payment with respect thereto, the Available Currency in which such Loan was incurred and (b) with respect to any Letter of Credit or payment with respect thereto, the Available Currency in which such Letter of Credit is denominated; provided that the Applicable Currency of any US Letter of Credit denominated in an Approved Alternate L/C Currency shall be US Dollars.

“Applicable Percentage” shall mean, for any day:

(a) with respect to any Initial Term Loan, a percentage per annum equal to (x) in the case of a Eurodollar Term Loan, 3.50% and (y) in the case of an ABR Term Loan, 2.50%;

(b) with respect to (i) any Eurocurrency Rate Revolving Loan, ABR Revolving Loan, Bankers’ Acceptance Loan of any Multicurrency Revolving Credit Lender or Canadian Prime Rate Revolving Loan, the applicable percentage per annum set forth in the table immediately below under the caption “Eurocurrency Rate Revolving Spread and Drawing Fee” or “ABR Revolving Spread, Canadian Prime Rate Revolving Spread and Swingline Loans”, as the case may be, (ii) the Commitment Fee for the Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “Commitment Fee Percentage”, and (iii) any Swingline Loan pertaining to the Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “ABR Revolving Spread, Canadian Prime Rate Revolving Spread and Swingline Loans” (in the case of clauses (i), (ii) and (iii) above of this clause (b), based upon the Adjusted Consolidated First Lien Leverage Ratio as of the relevant date of determination):

		ABR Revolving
		Spread, Canadian
Adjusted	Eurocurrency Rate	Prime Rate
Consolidated First Lien	Revolving Spread	Revolving Spread	Commitment
Leverage Ratio	and Drawing Fee	and Swingline Loans	Fee Percentage
Category 1 Greater than 2.75:1.00	3.50%	2.50%	0.50%
Category 2 Less than or equal to 2.75:1.00 but greater than 2.25:1.00	3.25%	2.25%	0.375%
Category 3 Less than or equal to 2.25:1.00	3.00%	2.00%	0.25%

(c) in respect of any Indebtedness incurred or commitment fee pertaining to Commitments established under Section 2.26 or 2.28, as applicable, as set forth in the Incremental Amendment or Refinancing Amendment, as the case may be.

In respect of clauses (b) and (c) of this definition, each change in the Applicable Percentage resulting from a change in the Adjusted Consolidated First Lien Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the Section 5.04 Financials and a Pricing Certificate indicating such change until and including the date immediately preceding the next date of delivery of such financial statements and the related Pricing Certificate indicating another such change. Notwithstanding the foregoing, in respect of clauses (b) and (c) of this definition, until the Borrower shall have delivered the first Section 5.04 Financials and the related Pricing Certificate after the Effective Date, the Applicable Percentage shall be determined based upon the Adjusted Consolidated First Lien Leverage Ratio on the Effective Date (for such purposes calculating EBITDA of the Borrower for the most recently ended 4-fiscal quarter period prior to the Effective Date for which a Pricing Certificate has been delivered under the Existing Credit Agreement). In addition, at the option of the Administrative Agent and the Required Lenders, (x) at any time during which the Borrower has failed to deliver the Section 5.04 Financials or the related Pricing Certificate by the date required hereunder or (y) at any time after the occurrence and during the continuance of an Event of Default, then with respect to such events described in clauses (x) and (y), in the case of clauses (b) and ( c) of this definition, the Adjusted Consolidated First Lien Leverage Ratio shall be deemed to be in the then-existing Category for the purposes of determining the Applicable Percentage (but only for so long as such failure or Event of Default, as applicable, continues, after which the Category shall be otherwise as determined as set forth above).

“Applicable Prepayment Percentage” shall mean 105% or, at any time any Event of Default has occurred and is continuing, 100%.

“Approved Alternate L/C Currency” shall mean each currency (other than US Dollars) that is approved in accordance with Section 1.10.

“Arrangers” shall mean DBSI and CS, in their capacity as joint lead arrangers for the Credit Facilities.

“ASC” shall mean the Accounting Standards Codification promulgated by the Financial Accounting Standards Board.

“Asset Sale” shall mean:

(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(i) any disposition of Cash Equivalents, Investment Grade Securities or securities constituting Customer Funds or obsolete or worn out property or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(ii) the disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described under Section 6.04 or any disposition that constitutes a Change of Control;

(iii) the making of any Restricted Payment that is permitted to be made under Section 6.03 or any Permitted Investment;

(iv) any disposition of assets or issuance or sale of Equity Interests of a Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than the greater of $25,000,000 and 15.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;

(v) any disposition of property or assets or issuance of securities (A) by a Restricted Subsidiary of the Borrower to the Borrower or (B) by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower; provided that in the case of any event described in clause (B) where the transferee or purchaser is not a US Loan Party, unless (x) both the transferor or seller and the transferee or purchaser are not US Loan Parties or (y) such disposition, whether in a single transaction or a series of related transactions, is for an aggregate amount less than the greater of $5,000,000 and 3.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period (and all such dispositions in reliance on this subclause (y) shall not exceed the greater of $10,000,000 and 6.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period in the aggregate) and is made for fair market value (as reasonably determined by the Borrower in good faith), then at the option of the Borrower, either (1) at least 75% of the consideration received in exchange for such Disposition shall be in the form of cash or Cash Equivalents or (2) the Net Cash Proceeds thereof, when aggregated with the amount of Permitted Investments made pursuant to paragraphs (a) and (c) of the definition thereof, shall not exceed the greater of the US Dollar or percentage of EBITDA amount set forth in the final proviso of the definition of Permitted Investment;

(vi) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(vii) the sale, lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(viii) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(ix) foreclosures on assets;

(x) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(xi) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Effective Date, including Sale and Lease-Back Transactions, and asset securitizations permitted under this Agreement and the St. Petersburg Sale and Leaseback;

(xii) sales of accounts receivable in connection with the collection or compromise thereof;

(xiii) transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) to relevant authorities or their designee upon the receipt of the insurance proceeds or condemnation awards therefor;

(xiv) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(xv) voluntary terminations of Hedging Obligations; and

(xvi) the Foreign Restructuring Transaction and the Foreign Restructuring Note Distribution.

For the avoidance of doubt, “Asset Sale” shall not include the issuance or sale of Equity Interests of the Borrower.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the Borrower, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent.

“Auto-Renewal Multicurrency Letter of Credit” shall have the meaning assigned to such term in Section 2.25(c).

“Auto-Renewal US Letter of Credit” shall have the meaning assigned to such term in Section 2.24(c).

“Available Currency” shall mean (i) with respect to Term Loans, US Revolving Loans and US Swingline Loans, US Dollars, (ii) with respect to US Letters of Credit, US Dollars and any Approved Alternate L/C Currency, (iii) with respect to Multicurrency Revolving Loans and Multicurrency Letters of Credit, US Dollars and any Alternate Borrowing Currency and (iv) with respect to Multicurrency Swingline Loans, US Dollars or Canadian Dollars.

“ B/A Discount Proceeds” shall mean, in respect of any Bankers’ Acceptance or Draft issued by the Borrower to be purchased by a Multicurrency Revolving Credit Lender on any Drawing Date, as the case may be, pursuant to Section 2.02(b) and Schedule 2.02(b) hereto, the remainder of (i) the result (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on the Drawing Date by dividing the aggregate Face Amount of such Bankers’ Acceptance or Draft by the sum of one plus the product of (x) the Reference Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance or Draft multiplied by (y) a fraction, the numerator of which is the number of days in the term of such Bankers’ Acceptance or Draft and the denominator of which is 365, with such product being rounded up or down to the fifth decimal place and .000005 being rounded up; minus (ii) the aggregate applicable Drawing Fee.

“B/A Equivalent Note” shall have the meaning provided in Schedule 2.02(b) hereto.

“B/A Instruments” shall mean, collectively, Bankers’ Acceptances, purchased but unaccepted Drafts and B/A Equivalent Notes, and, in the singular, any one of them.

“B/A Lender” shall mean any Multicurrency Revolving Credit Lender which is not a Non-B/A Lender.

“Bankers’ Acceptance” shall mean a Draft drawn and accepted by a B/A Lender pursuant to Section 2.02(b) and Schedule 2.02(b) hereto.

“Bankers’ Acceptance Borrowing” shall mean a Borrowing in respect of Bankers’ Acceptance Loans.

“Bankers’ Acceptance Loans” shall mean (i) the acceptance by a B/A Lender of Bankers’ Acceptances or (ii) the purchase by a Non-B/A Lender of completed Drafts and the exchange of such Drafts for B/A Equivalent Notes, in each case as contemplated in Section 2.02(b) and Schedule 2.02(b) hereto.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” shall mean any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Borrower and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (i) makes, has the right to make or participates with others in making any investment decisions with respect to such Person or (ii) has access to any information (other than information that is publicly available) relating to the Borrower or its subsidiaries or any entity that forms a part of the business of the Borrower or any of its subsidiaries; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers in accordance with paragraph (a)(i) of the definition of “Disqualified Institution” or any reasonably identifiable Affiliate of any such Person.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, as to which a single Interest Period is in effect and having, in the case of Bankers’ Acceptance Loans, the same maturity date, (b) a US Swingline Loan or (c) a Multicurrency Swingline Loan.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“ Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however, that when used (a) in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are generally not open for dealings in US Dollar deposits in the London interbank market, (b) in connection with a EURIBOR Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude (i) any day on which banks are generally not open for dealings in Euro deposits in the London interbank market and (ii) any day which is not a TARGET Day, (c) in connection with a Sterling LIBOR Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are generally not open for dealings in Sterling deposits in the London interbank market, and (d) in connection with a Loan denominated in Canadian Dollars (including with respect to all notices and determinations in connection therewith and any payments of principal (or Face Amount, as applicable), interest, fees or other amounts thereon), the term “Business Day” shall also exclude any day on which banks in Toronto, Ontario or Winnipeg, Manitoba are generally authorized or required by law to close.

“Canadian Dollar-Denominated Revolving Loans” shall mean any Multicurrency Revolving Loans denominated in Canadian Dollars.

“Canadian Dollars” or “CAN$” shall mean lawful money of Canada.

“Canadian Prime Lending Rate” shall mean the rate which DB Canada (or another Canadian bank or Canadian branch of a United States bank, in each case, of recognized standing reasonably selected by the Administrative Agent in consultation with the Borrower) announces from time to time as its prime lending rate for commercial loans denominated in US Dollars at its principal office in Toronto, the Canadian Prime Lending Rate to change when and as such prime lending rate changes. The Canadian Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DB Canada (or such other bank as may be selected by the Administrative Agent) may make commercial loans or other loans denominated in US Dollars at rates of interest at, above or below the Canadian Prime Lending Rate.

“ Canadian Prime Rate” shall mean, for any day, the rate of interest per annum equal to the per annum rate of interest quoted or established as the “prime rate” of the Canadian Sub-Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans made by it in Canadian Dollars in Canada to its Canadian borrowers, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to the Borrower or any other Person.

“Canadian Sub-Agent” shall mean DB Canada or any other Affiliate of DB Canada which is a Canadian chartered bank or an authorized foreign bank within the meaning of the Bank Act (Canada) and which is designated by DBNY to act in such capacity.

“Capital Expenditures” shall mean, as to any Person for any period, the additions to property, plant and equipment, software purchases and development expenditures which can be capitalized under GAAP and other capital expenditures of such Person and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person.

“Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” shall mean, as to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Issuing Bank or Swingline Lender (as applicable) and the Lenders, as collateral for L/C Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances (in the case of L/C Exposure in the respective currency or currencies in which the applicable L/C Exposure is denominated) or, if the Administrative Agent, Issuing Bank or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case in an amount equal to 100% of the relevant L/C Exposure, Obligations in respect of Swingline Loans or obligations of Lenders to fund participations and pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or the Swingline Lender, as applicable (which documents are hereby consented to by the Lenders). “Cash Collateral” and “Cash Collateralized” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean:

(a) US Dollars and Canadian Dollars;

(b) (i) Euros and Sterling; and

(ii) in the case of the Borrower or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, the Canadian Government, the United Kingdom government, any member state of the European economic area or any Participating Member State or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(g) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and institutional money market funds registered under the Investment Company Act of 1940;

(h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States, the United Kingdom government, any member state of the European economic area or any Participating Member State or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(j) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or any 2(a)-7 money fund; and

(k) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (j) above.

Notwithstanding the foregoing, (x) Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above; provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts and (y) Cash Equivalents shall not include Customer Funds.

“ CDOR Rate” shall mean, on any day, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual rates applicable to Canadian Dollar bankers’ acceptances having the applicable issue and maturity dates (or dates as closely comparable to the applicable dates) as the Bankers’ Acceptance Loans proposed to be incurred by the Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by DB Canada in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the discount rate quoted by DB Canada (determined as of 10:00 A.M. (Toronto Time)) on such day at which DB Canada would purchase its own bankers’ acceptances with comparable face amount and with the same maturity dates as (or dates as closely comparable to the maturity dates of) Bankers’ Acceptance Loans to be incurred by the Borrower on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement or, in the case of an assignee, an adoption after the date such Person became a party to this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, in the case of an assignee, a change after the date such Person became a party to this Agreement, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date the relevant Lender or Issuing Bank becomes a party to this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

A “Change of Control” shall be deemed to have occurred if:

(a) the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of the Borrower representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Borrower or (B) the Permitted Investors own, directly or indirectly, of record and beneficially an amount of Equity Interests of the Borrower having ordinary voting power that is equal to or more than 50% of the amount of Equity Interests of the Borrower having ordinary voting power owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the Third Amendment Effective Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Third Amendment Effective Date that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Equity Interests of the Borrower having ordinary voting power held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or

(ii) at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the Third Amendment Effective Date, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (1) 35% of outstanding Equity Interests of the Borrower having ordinary voting power and (2) the percentage of the then outstanding Equity Interests of the Borrower having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors; or

(b) any change in control (or similar event, however defined) with respect to the Borrower or any Restricted Subsidiary shall occur under and as defined in the HCM 2021 Notes Documentation, in each case to the extent such HCM 2021 Notes constitute Material Indebtedness of the Borrower or any of its Restricted Subsidiaries.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial US Revolving Loans, Initial Multicurrency Revolving Loans, Other US Revolving Loans of the same Series, Other Multicurrency Revolving Loans of the same Series, Incremental US Revolving Loans of the same Series, Incremental Multicurrency Revolving Loans of the same Series, Initial Term Loans, Replacement Term Loans, Other Term Loans of the same Series, Incremental Term Loans of the same Series, US Swingline Loans or Multicurrency Swingline Loans, and, when used in reference to any Commitment, refers to whether such Commitment is an Initial US Revolving Credit Commitment, Initial Multicurrency Revolving Credit Commitment, Other US Revolving Credit Commitment of the same Series, Other Multicurrency Revolving Credit Commitment of the same Series, Incremental US Revolving Credit Commitment of the same Series, Incremental Multicurrency Revolving Credit Commitment of the same Series, Other Term Loan Commitment of the same Series, Replacement Term Loan Commitment, Refinancing Term Loan Commitment, US Swingline Commitment or Multicurrency Swingline Commitment; provided that (x) (i) Initial US Revolving Loans, Other US Revolving Loans of the same Series and Incremental US Revolving Loans of the same Series and (ii) Initial US Revolving Credit Commitments, Other US Revolving Credit Commitments of the same Series and Incremental US Revolving Credit Commitments of the same Series, in each case shall be deemed to be part of the same Class of Loans or Commitments, as applicable, for purposes of (and only for purposes of) US Revolving Credit Borrowings and participations in US Letters of Credit and US Swingline Loans and (y) (i) Initial Multicurrency Revolving Loans, Other Multicurrency Revolving Loans of the same Series and Incremental Multicurrency Revolving Loans of the same Series and (ii) Initial Multicurrency Revolving Credit Commitments, Other Multicurrency Revolving Credit Commitments of the same Series and Incremental Multicurrency Revolving Credit Commitments of the same Series shall be deemed to be part of the same Class of Loans or Commitments, as applicable, for purposes of (and only for purposes of) Multicurrency Revolving Credit Borrowings and participations in Multicurrency Letters of Credit and Multicurrency Swingline Loans.

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties but shall not include Equity Interests representing more than 65% of the total combined voting power of any Foreign Subsidiary to secure the Obligations of any US Loan Party.

“Collateral Agent” shall mean DBNY, in its capacity as collateral agent for the Secured Parties, and any other Person acting as the Collateral Agent under any Intercreditor Agreement and shall include any successor collateral agent appointed pursuant to Article VIII.

“Commitment Fee” shall mean the US Commitment Fee and/or the Multicurrency Commitment Fee, as the context may require.

“Commitments” shall mean the Revolving Credit Commitments, the Swingline Commitments and, if applicable, any Incremental Revolving Credit Commitments, any Other Revolving Credit Commitments and/or any Other Term Loan Commitments.

“Company Competitor” shall mean (a) any competitor of the Borrower and/or any of its subsidiaries and (b) any Affiliate of any such competitor (other than any such Affiliate that is a Bona Fide Debt Fund).

“ Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” shall mean, as of any date of determination, the sum, without duplication, of (a) the total amount of Indebtedness of the Borrower and its Restricted Subsidiaries, plus (b) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Borrower and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not US Subsidiary Guarantors, in each case, determined on a consolidated basis in accordance with GAAP less (c) the amount of unrestricted cash (other than Customer Funds) and Cash Equivalents held by the Borrower and its Restricted Subsidiaries and cash and Cash Equivalents of such Person that are restricted in favor of the Credit Facilities (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Permitted Lien on the Collateral along with the Liens securing the Credit Facilities); provided, however, that Consolidated Indebtedness shall be calculated to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of unrestricted Cash.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income of such Person (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of such Person and its Restricted Subsidiaries for such period (other than interest and investment income earned on Customer Funds).

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“ Consolidated Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries on such date to (b) EBITDA of the Borrower for the most recently ended Test Period.

“Consolidated Net Income ” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that (without duplication),

(a) (i) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions) and (ii) severance, legal settlements, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, the amount of any restructuring charges or reserves deducted, including any restructuring costs incurred in connection with acquisitions, costs related to the closure, opening and/or consolidation of facilities, retention charges, systems establishment costs, spin-off costs, transition costs associated with transferring operations offshore and other transition costs, signing, retention and completion bonuses, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing shall be excluded,

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period and adjust for the one-time or out-of-period impact of any accounting policy changes,

(c) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,

(e) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is the Borrower or a Restricted Subsidiary in respect of such period,

(f) solely for the purpose of determining the amount available under paragraph (b) of the definition of Restricted Payment Applicable Amount, the Net Income for such period of any Restricted Subsidiary (other than any US Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(g) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(h) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(i) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any non-cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Borrower or any of its direct or indirect parent companies in connection with Transactions shall be excluded,

(k) any fees and expenses incurred during such period, or any amortization thereof for such period, in each case, regardless of how characterized under GAAP, in connection with the Transactions and any acquisition, Investment, disposition not prohibited under Section 6.05 (including those not constituting an Asset Sale), issuance or repayment of Indebtedness (including the HCM 2021 Notes and the transactions contemplated by the Existing Credit Agreement and this Agreement), issuance of Equity Interests, refinancing, replacement or refunding transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(l) accruals and reserves that are established within twelve months after the Effective Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded, and

(m) to the extent actually reimbursed, or so long as the Borrower had made a determination that there exists reasonable evidence that such will be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruptions shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 6.03 only (other than paragraph (e) of the definition of Restricted Payment Applicable Amount), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under paragraph (e) of the definition of Restricted Payment Applicable Amount.

“Consolidated Secured Debt Ratio” shall mean, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries on such date that is secured by Liens on any property or assets of the Borrower and its Restricted Subsidiaries to (b) EBITDA of the Borrower for the most recently ended Test Period.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(b) to advance or supply funds

(i) for the purchase or payment of any such primary obligation, or

(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Credit Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in conversion of or exchange for, or to extend, renew, replace or refinance, in whole or in part, then-existing Term Loans and/or then-existing Revolving Credit Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused then-existing Revolving Credit Commitments, the amount thereof) except by an amount equal to unpaid accrued interest thereon, premium (including tender premium), the amount of original issue discount and arrangement, commitment, underwriting, structuring or similar fees or amendment or consent fees payable in connection with such extending, renewing, replacing or refinancing Indebtedness, defeasance costs and costs and expenses incurred in connection therewith, (ii) (except to the extent otherwise provided for in any condition set forth in the definition of “Permitted First Priority Refinancing Debt”, “Permitted Second Priority Refinancing Debt” or “Permitted Unsecured Refinancing Debt”, such Indebtedness has (x) a final maturity date that is later than or identical to the final maturity date of the Refinanced Debt (and in the case of any Credit

Agreement Refinancing Indebtedness which pertains to (or is in the form of) a Term Loan, on or later than the Term Loan Maturity Date) and (y) a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (iii) unless such Credit Agreement Refinancing Indebtedness is incurred by means of extension, renewal, conversion or exchange without resulting in Net Cash Proceeds, such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid pursuant to, and in accordance with the applicable requirements of, Section 2.12 and (iv) if such Credit Agreement Refinancing Indebtedness results in the extension, renewal, conversion or exchange (as opposed to repayment in cash) of any Class of Loans and/or Commitments, the opportunity to participate in such Credit Agreement Refinancing Indebtedness shall be offered to all Lenders of the affected Class on a ratable basis and allocated among all accepting Lenders of the affected Class (1) first, on a ratable basis equal to an amount obtained by dividing the aggregate principal amount of the Refinanced Debt held by such accepting Lender by the aggregate principal amount of Refinanced Debt held by all Lenders and (2) next, to the extent of any excess, to the Refinanced Debt of all accepting Lenders as agreed by the Administrative Agent and the Borrower, pursuant to notice and acceptance procedures to be agreed between the Borrower and the Administrative Agent, each acting reasonably; provided that to the extent that such Refinanced Debt consists, in whole or in part, of then-existing Revolving Credit Commitments (or Revolving Loans or Swingline Loans incurred pursuant to any then-existing Revolving Credit Commitments), such then-existing Revolving Credit Commitments shall (to the extent not extended, renewed, converted into or exchanged for an Other Revolving Credit Commitment pursuant to the terms of the related Refinancing Amendment) be terminated pursuant to, and in accordance with the applicable requirements of, Sections 2.09(b), (c) and (d), and all accrued fees in connection therewith shall be paid (and all such Revolving Loans and Swingline Loans shall be repaid) pursuant to, and in accordance with the requirements of, Section 2.12.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, swingline and letter of credit facilities provided hereunder (including as contemplated by Section 2.26 and/or Section 2.28, if any), and the term loan facilities contemplated by Section 2.01, Section 2.26 and/or Section 2.28, if any.

“Credit Increase” shall have the meaning assigned to such term in Section 2.26(a).

“CS” shall have the meaning assigned to such term in the preamble.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Excess Cash Flow for each fiscal year ending after the Effective Date and prior to such date not required to prepay the Term Loans pursuant to Section 2.13(c); provided that (i) for purposes of this definition only, the term “Excess Cash Flow” for any fiscal year shall exclude 100% of the Excess Cash Flow for such fiscal year that is subject to the restrictions described in the proviso appearing in Section 2.13(c) (i.e., not just the applicable ECF Percentage of the portion of the Excess Cash Flow that is not required to be prepaid as a result of the application of such proviso) and (ii) the portion of the Cumulative Retained Excess Cash Flow Amount that is attributable to any fiscal year (or portion thereof) that does not constitute an Excess Cash Flow Period shall be equal to 100% minus the ECF Percentage applicable in respect of such fiscal year (or portion thereof).

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“Current Assets” shall mean, at any time, (a) the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) and (b) in the event that a Receivables Facility is accounted for off-balance sheet, (x) gross accounts receivable comprising part of the assets subject to such Receivables Facility less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Revolving Loans, L/C Exposure and Swingline Loans, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) accruals for current or deferred Taxes based on income or profits and (e) accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of Consolidated Net Income pursuant to clause (a) thereof.

“Customer Funds” shall mean any investments in client or customer assets identified in the books and records of the Borrower and its subsidiaries whether held in trust accounts or otherwise pursuant to investment policies established by the Borrower and its subsidiaries from time to time.

“DB Canada” shall mean Deutsche Bank AG Canada Branch, in its individual capacity, and any successor corporation thereto by merger, amalgamation, consolidation or otherwise.

“DBNY” shall have the meaning assigned to such term in the preamble.

“DBSI” shall have the meaning assigned to such term in the preamble.

“Debt Fund Affiliate ” shall mean any Affiliate of THL or FNF (other than the Borrower and its subsidiaries or any natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in the Borrower or its subsidiaries has the right to make investment decisions.

“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

“ Defaulting Lender” shall mean any Lender that (a) has failed (which failure has not been cured) to fund any portion of the Revolving Loans, Term Loans or participations in the L/C Exposure required to be funded by it hereunder on the date required to be funded by it hereunder, (b) has otherwise failed (which failure has not been cured) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder on the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Sections 2.02, 2.23, 2.24 or 2.25, or (d) is insolvent or is the subject of a bankruptcy or insolvency proceeding; provided, however, that any Lender which ceases to be a “Defaulting Lender” as a result of a cure of any failure described in clause (a) or (b) above shall nevertheless constitute a Defaulting Lender for purposes of said clauses (and this Agreement) if such Lender has previously cured such a failure at least two times.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a Financial Officer of the Borrower, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” shall mean Preferred Stock of the Borrower, a Restricted Subsidiary or any direct or indirect parent company of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or its subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by a Financial Officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount.

“Designated Term Loans” shall mean, collectively, (i) Initial Term Loans and (ii) each Class of Other Term Loans and Incremental Term Loans established after the Effective Date, other than Excluded Term Loans.

“Disqualified Institutions” shall mean (a) (i) any Person identified in writing to the Arrangers on or prior to July 25, 2014 and (ii) any reasonably identifiable Affiliate of such Person and (b) (i) any Person that is or becomes a Company Competitor and is designated by the Borrower as such in a writing provided to the Administrative Agent after July 25, 2014, which designation shall not apply retroactively to disqualify any Person that has previously acquired any assignment or participation interest in any Loan and (ii) any reasonably identifiable Affiliate of any such Company Competitor (other than a Bona Fide Debt Fund); provided that an entity becoming an Affiliate of a Company Competitor shall not retroactively disqualify any Person that has previously acquired any assignment or participation interest in any Loan.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely for Capital Stock which is not Disqualified Stock or solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)), in whole or in part, in each case prior to the date 91 days after the earlier of the Latest Maturity Date then in effect at the time such Disqualified Stock is first issued or the date the Term Loans are no longer outstanding; provided, however, that (i) if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability, (ii) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrower (or any parent company or any subsidiary) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time and (iii) for the avoidance of doubt, (a) the Capital Stock described in the certificate of incorporation of the Borrower on the Third Amendment Effective Date does not constitute Disqualified Stock, and (b) no Capital Stock issued after the Third Amendment Effective Date the terms of which are substantially similar to the terms governing the Capital Stock described in the certificate of incorporation of the Borrower on the Third Amendment Effective Date shall constitute Disqualified Stock.

“Domestic Subsidiaries” shall mean all subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Draft” shall mean at any time either a depository bill within the meaning of the Depository Bills and Notes Act (Canada), or a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in Canadian Dollars and drawn by the Borrower on a Multicurrency Revolving Credit Lender and bearing such distinguishing letters and numbers as such Multicurrency Revolving Credit Lender may determine, but which at such time has not been completed or accepted by such Multicurrency Revolving Credit Lender.

“Drawing Date” shall mean any Business Day fixed pursuant to Section 2.03 and Schedule 2.02(b) for the creation of Bankers’ Acceptances or the purchase of completed Drafts and the exchange thereof for B/A Equivalent Notes, in each case by a Multicurrency Revolving Credit Lender pursuant to Schedule 2.02(b).

“Drawing Fee” shall mean, in respect of a Draft drawn by the Borrower hereunder and accepted by a B/A Lender or a Draft purchased by a Non- B/A Lender, a fee calculated on the Face Amount of such Draft at a rate per annum equal to the Applicable Percentage that would be payable with respect to a Bankers’ Acceptance Loan under the applicable Class of Multicurrency Revolving Credit Commitments drawn on the Drawing Date of such Draft and maturing on the maturity date of the respective Draft. Drawing Fees shall be calculated on the basis of the term to maturity of the Draft and a year of 365 days.

“Dutch Auction” shall mean an auction (an “Auction”) conducted by any Affiliated Lender or any Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Initial Term Loans (or any Incremental Term Loans), in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a) Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loan on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b) Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Acceptance with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.

(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 2%, when compared to an Applicable Price of $100 with a 1% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d) Additional Procedures.

(i) Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii) To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(iii) In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv) Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v) The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(a) increased (without duplication and only to the extent deducted (and not added back) in computing Consolidated Net Income) by:

(i) provision for taxes based on income or profits or capital, including, without limitation, state, local, foreign, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such subsidiaries paid or accrued during such period; plus

(ii) Fixed Charges of such Person and such subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges); plus

(iii) Consolidated Depreciation and Amortization Expense of such Person and such subsidiaries for such period; plus

(iv) any expenses or charges (other than depreciation or amortization expense) related to (1) any Equity Offering, Permitted Investment, Restricted Payment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (and any amendment or modification to any such transaction), (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to the offering of the HCM 2021 Notes and the obtaining of the Credit Facilities, (y) any amendment or other modification of the HCM 2021 Notes and the Credit Facilities and (z) commissions, discounts, yield and other similar fees and charges (including any interest expense) related to any Receivables Facility or (2) collection from insurers with respect to liability or casualty events or business interruption (whether or not successful); plus

(v) Initial Public Company Costs; plus

(vi) any other non-cash charges, including any write offs or write downs, for such period; provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(vii) the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(viii) (x) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period to the Sponsors or under the Sponsor Management Agreement, in each case, to the extent otherwise permitted under Section 6.06, (y) any business optimization expenses and (z) any cost savings initiatives expenses; plus

(ix) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(x) any costs or expense by such Person or any such subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of the Borrower or a Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount; plus

(xi) the amount of any expected cost savings, operating expense reductions and/or synergies (net of amounts actually realized) relating to any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, cost savings initiative, operating improvement, restructuring and/or any similar initiative or specified transaction; provided that (x) such expected cost savings, operating expense reductions and other synergies are reasonably identifiable and factually supportable, and (y) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that (A) such cost savings, operating expense reductions and/or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (B) such actions have been taken or are to be taken within twenty-four (24) months of the events giving rise thereto;

(b) decreased by (without duplication) (i) any non-cash gains increasing Consolidated Net Income of such Person and such subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (ii) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and

(c) increased or decreased by (without duplication):

(i) any net loss or gain resulting in such period from Hedging Obligations and the application of ASC 815 and IAS 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(ii) any net loss or gain resulting in such period from currency translation losses or gains related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the Adjusted Consolidated First Lien Leverage Ratio as of the end of a fiscal year is (a) less than or equal to 2.75:1.00 but greater than 2.25:1.00, then the ECF Percentage with respect to such fiscal year shall mean 25% and (b) less than or equal to 2.25:1.00, then the ECF Percentage with respect to such fiscal year shall mean 0%.

“Effective Date” shall mean November 14, 2014.

“Effective Yield ” shall mean, as to any Loans of any Class, the effective yield on such Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders. All such determinations made by the Administrative Agent shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Eligible Assignee” shall mean (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.04(k), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.04(k), the Borrower or any of its Affiliates.

“Engagement Letter” shall mean the engagement letter, dated August 6, 2014 among, inter alios, the Borrower, Ceridian LLC, DBSI and CS.

“ Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case, relating to protection of the environment, natural resources, or to human health and safety as it relates to environmental protection.

“Equity Cure Proceeds” shall mean the proceeds received by the Borrower in respect of any Cure Amount.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or of a direct or indirect parent of the Borrower (excluding Disqualified Stock), other than:

(a) public offerings with respect to any such Person’s common stock registered on Form S-8;

(b) issuances to the Borrower or any subsidiary of the Borrower; and

(c) any such public or private sale that constitutes an Excluded Contribution.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is under common control with any Loan Party under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event ” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived, with respect to a Pension Plan, (b) any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or the failure to satisfy any statutory funding requirement that results in a Lien, with respect to a Pension Plan, (c) the incurrence by any Loan Party or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Loan Party or an ERISA Affiliate from any Pension Plan or Multiemployer Plan, (d) the filing or a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan, (e) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any Restricted Subsidiary could reasonably be expected to have any liability, (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Pension Plan or Multiemployer Plan or the appointment of a trustee to administer any Pension Plan or (i) any other extraordinary event or condition with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“EURIBO Rate” shall mean, with respect to any EURIBOR Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (Brussels time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the Banking Federation of the European Union that appears on the Reuters Page EURIBOR-01 for deposits in Euros (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period and for an amount approximately equal to the proposed EURIBOR Borrowing; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “EURIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Euro are offered for such relevant Interest Period and for an amount approximately equal to the proposed EURIBOR Borrowing to major banks in the European interbank market by the Administrative Agent at approximately 11:00 a.m. (Brussels time) on the date that is 2 Business Days prior to the beginning of such Interest Period.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.

“Euro” shall mean the single currency of the Participating Member States.

“Eurocurrency Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Adjusted Sterling LIBO Rate.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“ Excess Cash Flow” shall mean, for any fiscal year of the Borrower, the excess of:

(a) the sum, without duplication, of

(i) EBITDA (without giving effect to clause (a)(xi) of the definition thereof); it being understood, for avoidance of doubt, that the Cure Amount shall not increase EBITDA for purposes of this definition;

(ii) reductions to working capital of the Borrower and its Restricted Subsidiaries (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such reductions in working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;

(iii) foreign currency translation gains received in cash related to currency remeasurements of indebtedness (including any net cash gain resulting from hedge agreements for currency exchange risk), to the extent not otherwise included in calculating EBITDA;

(iv) net cash gains resulting in such period from Hedging Obligations and the application of ASC 815 and IAS 39 and their respective pronouncements and interpretations, to the extent not otherwise included in calculating EBITDA;

(v) extraordinary, unusual or nonrecurring cash gains (other than gains on Asset Sales), to the extent not otherwise included in calculating EBITDA; and

(vi) to the extent not otherwise included in calculating EBITDA, cash gains from any sale or disposition outside the ordinary course of business (excluding gains from Prepayment Asset Sales to the extent an amount equal to the Net Cash Proceeds therefrom was applied to the prepayment of Term Loans pursuant to Section 2.13(b));

minus

(b) the sum, without duplication, of

(i) the amount of any Taxes, including Taxes based on income, profits or capital, state, franchise and similar Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (to the extent added in calculating EBITDA), and including penalties and interest on any of the foregoing, in each case, payable in cash by the Borrower and its Restricted Subsidiaries (to the extent not otherwise deducted in calculating EBITDA), including payments made pursuant to any tax sharing agreements or arrangements among the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower (so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries);

(ii) Consolidated Interest Expense, including costs of surety bonds in connection with financing activities (to the extent included in Consolidated Interest Expense), to the extent payable in cash and not otherwise deducted in calculating EBITDA;

(iii) foreign currency translation losses payable in cash related to currency remeasurements of indebtedness (including any net cash loss resulting from hedge agreements for currency risk), to the extent not otherwise deducted in calculating EBITDA;

(iv) without duplication of amounts deducted pursuant to this clause (iv) or clause (xviii) below in respect of a prior fiscal year, Capital Expenditures of the Borrower and its subsidiaries made in cash prior to the date the Excess Cash Flow prepayment is required to be made pursuant to Section 2.13(c), to the extent financed with Internally Generated Cash;

(v) repayments of long-term Indebtedness (including (A) the principal component of Capitalized Lease Obligations, (B) the amount of repayment of Loans pursuant to Section 2.11 (but excluding, for the avoidance of doubt, prepayments of Loans deducted pursuant to clause (ii) of Section 2.13(c)), any Receivables Facility and, to the extent made with the Net Cash Proceeds of a Prepayment Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, pursuant to Section 2.13(b), but excluding all other prepayments of the Loans and (C) the aggregate amount of any premium, make-whole or penalties paid in connection with any such repayments of Indebtedness), made by the Borrower and its Restricted Subsidiaries, but only to the extent that such repayments (x) by their terms cannot be reborrowed or redrawn and (y) are not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness);

(vi) additions to working capital (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such additions to working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;

(vii) without duplication of amounts deducted pursuant to this clause (vii) or clause (xviii) below in respect of a prior fiscal year, the amount of Permitted Investments (other than Permitted Investments in (x) Cash Equivalents and Government Securities

and (y) the Borrower or any of its Restricted Subsidiaries) and Restricted Investments pursuant to Section 6.03 made by the Borrower and its Restricted Subsidiaries, in cash, prior to the date the Excess Cash Flow prepayment is required to be made pursuant to Section 2.13(c) to the extent such Permitted Investments and Restricted Investments were financed with Internally Generated Cash;

(viii) letter of credit fees paid in cash, to the extent not otherwise deducted in calculating EBITDA;

(ix) extraordinary, unusual or nonrecurring cash charges, to the extent not otherwise deducted in calculating EBITDA;

(x) cash fees and expenses incurred in connection with the Transactions, any Permitted Investment, any Investment permitted under Section 6.03, any disposition not prohibited under Section 6.05, any recapitalization, any Equity Offering, the issuance of any Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated);

(xi) cash charges added to EBITDA pursuant to clauses (a)(iv), (viii) and (ix) thereof and to Consolidated Net Income pursuant to paragraph (a) of the definition thereof;

(xii) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors permitted by Section 6.06, to the extent not otherwise deducted in calculating EBITDA;

(xiii) the amount of Restricted Payments made by the Borrower to the extent permitted by clauses (iv), (xi) and (xv) of Section 6.03(b) (but, with respect to Section 6.03(b)(xv)(H), only to the extent such amounts would have been permitted to be deducted under clause (b) of this definition if the Borrower or Restricted Subsidiary had instead made such Investment) to the extent that such Restricted Payments were financed with Internally Generated Cash;

(xiv) cash expenditures in respect of Hedging Obligations (including net cash losses resulting in such period from Hedging Obligations and the application of ASC 815 and IAS 39 and their respective pronouncements and interpretations), to the extent not otherwise deducted in calculating EBITDA;

(xv) to the extent added to Consolidated Net Income, cash losses from any sale or disposition outside the ordinary course of business;

(xvi) cash payments by the Borrower and its Restricted Subsidiaries in respect of long-term liabilities (other than Indebtedness) of the Borrower and its Restricted Subsidiaries;

(xvii) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed; and

(xviii) without duplication of amounts deducted from Excess Cash Flow in respect of a prior fiscal year, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Permitted Investments (other than Investments in (x) Cash Equivalents and Government Securities and (y) the Borrower or any of its Restricted Subsidiaries), Investments permitted under Section 6.03 or Capital Expenditures to be consummated or made plus cash restructuring expenses to be incurred, in each case, during the period of 4 consecutive fiscal quarters of the Borrower following the end of such fiscal year; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Capital Expenditures or Investments during such period of 4 consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of 4 consecutive fiscal quarters;

“Excess Cash Flow Period” shall mean (a) the first full fiscal year ending after the Effective Date (or, if the Effective Date occurs prior to July 1 of any fiscal year, the portion of such fiscal year commencing with the first full fiscal quarter ending after the Effective Date) and (b) each fiscal year thereafter.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Borrower (other than Equity Cure Proceeds) from,

(a) contributions to its common equity capital, and

(b) the sale (other than to the Borrower or a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or a Subsidiary of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower,

in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation of the Restricted Payment Applicable Amount.

“Excluded Subsidiary” shall mean (a) (i) any Foreign Subsidiary or (ii) any subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any subsidiary that is prohibited by contractual obligations from guaranteeing the Obligations, (d) any Restricted Subsidiary acquired pursuant to a Permitted Investment or an acquisition permitted by Section 6.03 financed with secured Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xi) (but only to the extent such Indebtedness is otherwise permitted to be secured under paragraph (t) of the definition of Permitted Liens) or Section 6.01(b)(xviii) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any subsidiary that is a special purpose entity formed for the sole purpose of holding Customer Funds in a fiduciary capacity, (f) any Receivables Subsidiary, (g) any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes the sole asset of which are Equity Interests of Foreign Subsidiaries, (h) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Borrower and (i) any other subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as specified in writing by such Persons), the burden or cost or of providing a guarantee of the Obligations or a Lien to secure such guarantee shall outweigh the benefits to be afforded thereby.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income Taxes imposed on (or measured by) its income or capital Taxes and franchise (and similar) Taxes imposed on it in lieu of income Taxes pursuant to the laws of the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a recipient (other than an assignee pursuant to a request by the Borrower under Section 2.22(a)), any withholding Tax that (i) is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such recipient’s failure to comply with Section 2.21(e) or (f), as applicable, except in the case of clause (i) above to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.21(a) and (d) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Excluded Term Loans” shall mean, collectively, Other Term Loans and Incremental Term Loans that are junior in right of payment and/or security to the Initial Term Loans as set forth in Section 2.26 and 2.28, as the case may be.

“Existing Credit Agreement” shall mean the amended and restated credit agreement, originally dated as of November 9, 2007,as amended and restated as of July 10, 2012, as amended as of August 14, 2012, as amended as of August 21, 2013, as amended as of August 6, 2014 and as further amended September 30, 2014, among the Borrower, Ceridian LLC, Comdata Inc., Ceridian Canada Ltd, Ceridian Canada Holdings ULC, the lenders party thereto from time to time, DBNY as administrative agent and collateral agent, Deutsche Bank AG Canada Branch as Canadian sub-agent and the other agents and parties party thereto from time to time.

“Existing Multicurrency Revolving Conversion” shall mean the HCM Multicurrency Revolving Commitment Conversion (as such term is defined in the Existing Credit Agreement) pursuant to which the Existing Multicurrency Revolving Credit Commitments, Existing Multicurrency Revolving Loans and Multicurrency L/C Exposure in respect of Existing Multicurrency Revolving Credit Commitments with respect to participations in Multicurrency Letters of Credit issued and outstanding on the Effective Date in respect of which the Borrower was named as the borrower or the account party, as applicable, in the relevant Borrowing Request or Letter of Credit application shall be converted to, and shall be deemed to be, Initial Multicurrency Revolving Credit Commitments, Multicurrency Revolving Loans and Multicurrency L/C Exposure in respect of Multicurrency Revolving Credit Commitments with respect to participations in Multicurrency Letters of Credit deemed issued and outstanding under this Agreement, respectively, in accordance with Section 2.01(a)(ii) hereof.

“Existing Multicurrency Revolving Credit Commitments” shall mean the 2014 Replacement Multicurrency Revolving Credit Commitments outstanding under (and as defined in) the Existing Credit Agreement (without giving effect to the Transactions).

“Existing Multicurrency Revolving Loans” shall mean any 2014 Replacement Multicurrency Revolving Loans outstanding under (and as defined in) the Existing Credit Agreement on the Effective Date in respect of which the Borrower was named as the borrower in the relevant Borrower Request.

“ Existing Term Loan Conversion” shall mean the HCM Term Loan Conversion (as such term is defined in the Existing Credit Agreement) pursuant to which the Existing Term Loans shall be converted to, and shall be deemed to be, Initial Term Loans under this Agreement in accordance with Section 2.01(a) hereof.

“Existing Term Loans ” shall mean the $702,000,000 of 2014 Replacement Term B-2 Loans outstanding under (and as defined in) the Existing Credit Agreement (without giving effect to the Transactions).

“Existing US Revolving Conversion” shall mean the portion of the HCM Revolving Credit Conversion (as such term is defined in the Existing Credit Agreement) pursuant to which the Existing US Revolving Credit Commitments, Existing US Revolving Loans and US L/C Exposure in respect of Existing US Revolving Credit Commitments with respect to participations in US Letters of Credit issued and outstanding on the Effective Date in respect of which the Borrower was named as the borrower or the account party, as applicable, in the relevant Borrowing Request or Letter of Credit application shall be converted to, and shall be deemed to be, Initial US Revolving Credit Commitments, US Revolving Loans and US L/C Exposure in respect of US Revolving Credit Commitments with respect to participations in US Letters of Credit deemed issued and outstanding under this Agreement, respectively, in accordance with Section 2.01(a)(iii) hereof.

“Existing US Revolving Credit Commitments” shall mean the 2014 Replacement US Revolving Credit Commitments outstanding under (and as defined in) the Existing Credit Agreement (without giving effect to the Transactions).

“Existing US Revolving Loans” shall mean any 2014 Replacement US Revolving Loans outstanding under (and as defined in) the Existing Credit Agreement on the Effective Date in respect of which the Borrower was named as the borrower in the relevant Borrowing Request.

“Face Amount” shall mean, in respect of a Draft, Bankers’ Acceptance or B/A Equivalent Note, as the case may be, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers’ Acceptance Loan shall be equal to the aggregate Face Amounts of the underlying: (a) Bankers’ Acceptances, or (b) B/A Equivalent Notes or purchased but unaccepted Drafts, as the case may be.

“ FATCA ” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, whether in existence on the date hereof or promulgated thereafter.

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees, the Administration Fee, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Officer” of any Person shall mean the chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such Person or any officer performing duties customarily associated with the foregoing offices.

“First-Lien Intercreditor Agreement” shall mean an intercreditor agreement among the Administrative Agent, the Collateral Agent and one or more Senior Representatives for holders of Permitted First Priority Incremental Equivalent Debt, Permitted First Priority Refinancing Debt and Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(1) thereof providing that, inter alia, the Liens on the Collateral as between the Collateral Agent (for the benefit of the Secured Parties) and one or more Senior Representatives (for the benefit of the holders of such Permitted First Priority Incremental Equivalent Debt, Permitted First Priority Refinancing Debt or such Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(2) thereof)) shall rank on a pari passu basis with the Liens securing the Secured Obligations of the Borrower and the other relevant Loan Parties (but without regard to control of remedies). The First-Lien Intercreditor Agreement for the Borrower and the US Subsidiary Guarantors shall be in form and substance satisfactory to the Administrative Agent.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) EBITDA of the Borrower for such Test Period to (b) the Fixed Charges of the Borrower and its Restricted Subsidiaries for such Test Period.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum, without duplication, of:

(a) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(b) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Borrower or a Restricted Subsidiary during such period; plus

(c) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower or a Restricted Subsidiary during such period.

“FNF” shall mean Fidelity National Financial, Inc.

“Foreign Lender” shall mean any Lender or Issuing Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located, unless such Lender or Issuing Bank is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded U.S. entity. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” shall mean any pension plan, fund or other similar program (other than a government-sponsored plan) that covers employees of any Loan Party and/or any of its Restricted Subsidiaries who are employed outside of the United States and either (i) is subject to any statutory funding requirement as to which the failure to satisfy such statutory funding requirement results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan, or (ii) is or is intended to be a “registered pension plan” as such term is defined in the Income Tax Act (Canada).

“Foreign Restructuring Transaction” shall mean any or all of the following (with such changes as may be approved by the Administrative Agent in its sole discretion; provided that in no event shall such changes negatively impact the Lenders in any material respect (as determined by the Administrative Agent in its reasonable judgment)): (a) the continuation of Ceridian Canada Holdings ULC, a Nova Scotia unlimited liability company, as a Canadian federal corporation, (b) the amalgamation of Ceridian Canada Ltd., a Canadian federal corporation, and the successor to Ceridian Canada Holdings ULC, a Nova Scotia unlimited liability company, referred to in clause (a) above, and (c) the direct or indirect contribution of Capital Stock of certain Foreign Subsidiaries of the Borrower organized under the laws of the United Kingdom (which entities may own, directly or indirectly, other Foreign Subsidiaries not organized under the laws of the United Kingdom) and certain Canadian Subsidiaries of the Borrower to one or more newly-formed direct or indirect Wholly-Owned Subsidiaries of the Borrower that are Foreign Subsidiaries, which contributions shall be subject to the execution and delivery of a foreign law governed pledge agreement (i) covering the pledge of the Capital Stock of the newly-formed Foreign Subsidiary that is a direct Subsidiary of the Borrower to secure the obligations of the Borrower on the same basis as provided for the pledge of top-tier Foreign Subsidiaries under the US Guarantee and Collateral Agreement and (ii) otherwise in form and substance reasonably satisfactory to the Collateral Agent.

“Foreign Restructuring Note Distribution” shall mean the distribution to the Borrower of a note from the newly-formed Foreign Subsidiary that is a direct Subsidiary of the Borrower described in paragraph (c) of the definition of “Foreign Restructuring Transaction”.

“Foreign Subsidiary” shall mean any subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” shall mean the total assets of Foreign Subsidiaries of the Borrower, determined on a consolidated basis in accordance with GAAP, as of the most recent balance sheet of the Borrower, without giving effect to any amortization of the amount of intangible assets since the Original Closing Date (for such purpose, excluding all Customer Funds).

“GAAP” shall mean United States generally accepted accounting principles.

“Government Securities” shall mean securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“ Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“ Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee and Collateral Agreement” shall mean the US Guarantee and Collateral Agreement.

“Guarantors” shall mean the Subsidiary Guarantors.

“Hazardous Materials” shall mean any material, substance or waste classified, characterized or regulated as “hazardous,” “toxic,” “pollutant” or “contaminant” under any Environmental Laws.

“HCM 2021 Notes” shall mean the Borrower’s 11% Senior Notes due 2021 in the original principal amount of $475,000,000 (and includes any Registered Equivalent Notes) and (ii) any permitted Refinancing Indebtedness in respect thereof (which may include Refinancing Indebtedness in respect of the previously incurred Refinancing Indebtedness).

“HCM 2021 Notes Documentation” shall mean any indenture and/or other agreement governing the HCM 2021 Notes and all documentation delivered pursuant thereto.

“Hedging Obligations ” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement.

“IAS” shall mean the International Accounting Standards promulgated by the International Accounting Standards Committee.

“Immaterial Subsidiary” shall mean all Restricted Subsidiaries of the Borrower from time to time for which (i) on the Effective Date, (A) the assets of such Restricted Subsidiary constitute less than 2.5% of the Total Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis and (B) the revenue of such Restricted Subsidiary accounts for less than 2.5% of the consolidated revenues of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case determined as of the Test Period most recently ended prior to the Effective Date and (ii) thereafter, (A) the assets of all relevant Restricted Subsidiaries constitute 5.0% or less than the Total Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, and (B) the consolidated revenue of all relevant Restricted Subsidiaries accounts for less than 5.0% of the consolidated revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case determined as of the last day of the most recently ended Test Period.

“ Incremental Amendment” shall have the meaning assigned to such term in Section 2.26(b).

“Incremental Facility Closing Date” shall mean the date on which any Incremental Amendment becomes effective in accordance with the terms hereof and thereof.

“Incremental Multicurrency Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.26(a).

“Incremental Multicurrency Revolving Loans” shall mean the revolving loans made pursuant to any Incremental Multicurrency Revolving Credit Commitment of a given Series.

“Incremental Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.26(a).

“Incremental Revolving Loans” shall mean Incremental US Revolving Loans and/or Incremental Multicurrency Revolving Loans, as the context may require.

“ Incremental Term Facility” shall have the meaning assigned to such term in Section 2.26(a).

“ Incremental Term Loans” shall have the meaning assigned to such term in Section 2.26(a).

“Incremental US Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.26(a).

“Incremental US Revolving Loans” shall mean the revolving loans made pursuant to any Incremental US Revolving Credit Commitment of a given Series.

“Incremental Term Loan Lender” shall mean a Lender with an outstanding Incremental Term Loan of a given Series.

“ Incremental Term Loans” shall have the meaning assigned to such term in Section 2.26(a).

“Indebtedness” shall mean, with respect to any Person, without duplication:

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) liabilities accrued in the ordinary course of business; or

(iv) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (x) Contingent Obligations incurred in the ordinary course of business and (y) obligations under or in respect of any Receivables Facility. The amount of Indebtedness of any person under clause (c) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Initial Multicurrency Revolving Credit Commitment” shall mean, with respect to each Multicurrency Revolving Credit Lender, the amount of its initial Multicurrency Revolving Credit Commitment set forth opposite such Lender’s name on Schedule 2.01 under the caption “Multicurrency Revolving Credit Commitment” (as converted from its Existing Multicurrency Revolving Credit Commitments pursuant to the Existing Multicurrency Revolving Conversion).

“Initial Multicurrency Revolving Loans ” shall mean the Multicurrency Revolving Loans made by Revolving Credit Lenders pursuant to an Initial Multicurrency Revolving Credit Commitment.

“Initial Public Company Costs” shall mean, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity, directors’, managers’ or other employees compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity or debt securities on a national securities exchange; provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed entity or with respect to its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange shall not constitute Initial Public Company Costs.

“Initial Revolving Credit Commitments” shall mean the Initial Multicurrency Revolving Credit Commitments of each Multicurrency Revolving Credit Lender and/or the Initial US Revolving Credit Commitments of each US Revolving Credit Lender, as the context may require.

“Initial US Revolving Credit Commitment” shall mean, with respect to each US Revolving Credit Lender, the amount of its initial US Revolving Credit Commitment set forth opposite such Lender’s name on Schedule 2.01 under the caption “US Revolving Credit Commitment” (as converted from its Existing US Revolving Credit Commitments pursuant to the Existing US Revolving Conversion).

“Initial US Revolving Loans” shall mean the US Revolving Loans made by Revolving Credit Lenders pursuant to an Initial US Revolving Credit Commitment.

“Initial Term Lender” shall mean, at any time, (i) initially each Lender under the Existing Credit Agreement that holds Existing Term Loans that are converted into Initial Term Loans on the Effective Date pursuant to the Existing Term Loan Conversion and (ii) thereafter, each Lender with an outstanding Initial Term Loan.

“Initial Term Loans” shall have the meaning assigned to such term in Section 2.01(a)(i).

“Intellectual Property Security Agreement” shall mean any of the following agreements executed on or after the Effective Date (a) a Trademark Security Agreement substantially in the form of Exhibit F-1, (b) a Patent Security Agreement substantially in the form of Exhibit F-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit F-3.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, substantially in the form attached as Exhibit G.

“Intercreditor Agreement” shall mean (a) any First-Lien Intercreditor Agreement, (b) any Second-Lien Intercreditor Agreement and/or (c) any other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent; references to the Intercreditor Agreement herein refer to the foregoing, individually or collectively, as the context may require.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including any US Swingline Loan and any Multicurrency Swingline Loan denominated in US Dollars) of any Class and any Canadian Prime Rate Loan (including any Multicurrency Swingline Loan denominated in Canadian Dollars) of any Class, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Rate Loan of any Class, the last day of the Interest Period applicable to such Loan and, in the case of a Eurocurrency Rate Borrowing with an Interest Period of more than 3 months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of 3 months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurocurrency Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months (or 12 months, if agreed to by all of the relevant Lenders, or less than 1 month if permitted by the Administrative Agent in its sole discretion) thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Cash” shall mean any amount expended by the Borrower and its Restricted Subsidiaries and not representing (a) a reinvestment by the Borrower or any Restricted Subsidiaries of the Net Cash Proceeds of any Prepayment Asset Sale outside the ordinary course of business or Property Loss Event, (b) the proceeds of any issuance of long-term Indebtedness of the Borrower or any Restricted Subsidiary (other than Indebtedness under any revolving credit facility) or (c) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” shall mean:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its subsidiaries;

(c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) above which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, issuances of letters of credit or similar financial accommodations or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to directors, officers, members of management, employees or consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs thereof but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption sale or otherwise but not in excess of the amount of the initial Investment). For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:

(a) “Investments” shall include the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of a subsidiary of the Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(i) the Borrower’s direct or indirect “Investment” in such subsidiary at the time of such redesignation; less

(ii) the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower.

“IRS” shall have the meaning assigned to such term in Section 2.21(e).

“Issuing Bank” shall mean a US Issuing Bank and/or a Multicurrency Issuing Bank, as the context may require.

“Issuing Bank Fees” shall mean US Issuing Bank Fees and/or Multicurrency Issuing Bank Fees, as the context may require.

“Judgment Currency” shall have the meaning provided in Section 9.21(a).

“ Judgment Currency Conversion Date” shall have the meaning provided in Section 9.21(a).

“Junior Lien Financing” shall mean (i) any Permitted Second Priority Refinancing Debt, (ii) any Permitted Junior Priority Incremental Equivalent Debt, (iii) any other Junior Lien Obligations and (iv) any Refinancing Indebtedness in respect of any of the foregoing Indebtedness described in this definition that is Secured Indebtedness, which, in the case of each of clauses (i), (ii), (iii) and (iv), is Material Indebtedness.

“Junior Lien Financing Documentation” shall mean any indenture and/or other agreement pertaining to Junior Lien Financing and all documentation delivered pursuant thereto.

“Junior Lien Obligations” shall mean all obligations with respect to any Indebtedness incurred in compliance with Section 6.01 (which may constitute Subordinated Indebtedness), which Indebtedness and other obligations are secured on a junior basis with the Obligations pursuant to the terms of a Second-Lien Intercreditor Agreement or other Intercreditor Agreement.

“L/C Backstop” shall mean, in respect of any Letter of Credit, (a) a letter of credit delivered to an Issuing Bank which may be drawn by such Issuing Bank to satisfy any obligations of the Borrower in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with an Issuing Bank to satisfy any obligation of the Borrower in respect of such Letter of Credit, in each case, on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective Issuing Bank.

“L/C Disbursement” shall mean US L/C Disbursement and/or a Multicurrency L/C Disbursement, as the context may require.

“L/C Exposure” shall mean, at any time, the sum of the US L/C Exposure and the Multicurrency L/C Exposure at such time.

“L/C Participation Fee” shall mean the US L/C Participation Fee and/or the Multicurrency L/C Participation Fee, as the context may require.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Other Term Loan, any Other Term Loan Commitment, any Other Revolving Credit Commitment, any Incremental Term Loans or any Incremental Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time.

“Lenders” shall mean (a) the Persons listed in the Register as such as of the Effective Date (other than any such Person that has ceased to be a party hereto pursuant to an (i) Assignment and Acceptance, (ii) the operation of Section 2.22(a) or (iii) the operation of Section 2.28) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Amendment or a Refinancing Amendment. Unless the context indicates otherwise, the term “Lenders” shall include each Swingline Lender.

“Letter of Credit” shall mean any US Letter of Credit and/or any Multicurrency Letter of Credit, as the context may require.

“ LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) that displays an average ICE Benchmark Administration interest settlement rate for deposits in US Dollars (or the successor thereto if the ICE Benchmark Administration is no longer making the applicable interest settlement rate available) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in US Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to give a security interest therein, any lease giving rise to a Capitalized Lease Obligations and having substantially the same economic effect as any of the foregoing and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any permitted Investment that constitutes an acquisition (other than an intercompany Investment) by the Borrower or one or more of the Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Limited Condition Acquisition Provision” shall have the meaning assigned to such term in Section 1.11(d).

“Limited Non-Guarantor Debt Exceptions” shall have the meaning assigned to such term in Section 6.01(g).

“Loan Documents” shall mean this Agreement, the Security Documents, and on and after the execution thereof, any Intercreditor Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Parties” shall mean the US Loan Parties.

“Loans” shall mean the Revolving Loans, the Term Loans and the Swingline

Loans.

“Management Investors” shall have the meaning assigned to such term in the definition of “Permitted Investors”.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries (taken as a whole), (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents or (c) a material adverse effect on the rights and remedies (taken as a whole) of the Agents under the Loan Documents.

“Material Debt Documentation” shall mean any documentation governing any Junior Lien Financing, any Permitted First Priority Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Unsecured Refinancing Indebtedness, any Subordinated Financing or any Refinancing Indebtedness in respect of any of the foregoing Indebtedness, in each case to the extent the applicable Indebtedness constitutes Material Indebtedness of the Borrower or any Restricted Subsidiary.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or Hedging Obligations, of any one or more of the Borrower and its Restricted Subsidiaries, in each case in an aggregate principal amount greater than or equal to $50,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.

“Maturity Date” shall mean (a) with respect to the Revolving Credit Commitments of any Class and the Revolving Credit Exposure thereunder, the Revolving Credit Maturity Date for such Class of such Revolving Credit Commitments and related Revolving Credit Exposure and (b) with respect to the Term Loans of any Class, the Term Loan Maturity Date for such Class of such Term Loans.

“Maximum Incremental Amount” shall mean an amount equal to:

(a) (i) $175,000,000 less (ii) the aggregate principal amount of all Credit Increases, Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and/or Permitted Unsecured Incremental Equivalent Debt incurred or issued in reliance on this paragraph (a) plus (iii) $25,000,000 solely in the form of a Revolving Commitment Increase, so long as the Borrower shall have notified the Administrative Agent in writing of its intention to obtain a Credit Increase in reliance on this clause (iii) prior to the applicable Incremental Facility Closing Date, and provided that any such Revolving Credit Commitment increase shall be allocated pro rata to the US Revolving Credit Commitments and Multicurrency Revolving Credit Commitments, such pro rata share to be calculated based on the amounts of the US Revolving Credit Commitments and the Multicurrency Revolving Credit Commitments as of such Incremental Facility Closing Date; provided that availability under this clause (iii) shall be reduced on a dollar-for-dollar basis by the amount of any “Revolving Credit Increases” (as such term is defined in the Existing Credit Agreement) incurred pursuant to clause (ii) of the proviso contained in the definition of “Maximum Incremental Amount” in the Existing Credit Agreement; plus

(b) in the case of any Credit Increase that effectively extends the Maturity Date with respect to any Class of Loans and/or commitments hereunder, an amount equal to the portion of the relevant Class of Loans or commitments that will be replaced by such Credit Increase; plus

(c) in the case of any Credit Increase that effectively replaces any Revolving Credit Commitment or Incremental Revolving Credit Commitment terminated in accordance with Section 2.22 hereof, an amount equal to the relevant terminated Revolving Credit Commitment or Incremental Revolving Credit Commitment; plus

(d) the amount of any optional prepayment of any Loan in accordance with Section 2.12 and/or the amount of any permanent reduction of any Revolving Credit Commitment or Incremental Revolving Credit Commitment so long as, in the case of any optional prepayment, such prepayment was not funded (i) with the proceeds of any long-term Indebtedness (other than revolving Indebtedness) or (ii) with the proceeds of any Credit Increase incurred in reliance on paragraph (a) above; plus

(e) up to an additional amount of Incremental Term Loans, Revolving Commitment Increases, Incremental Revolving Credit Commitments, Permitted First Priority Incremental Equivalent Debt and/or Permitted Junior Priority Incremental Equivalent Debt and/or Permitted Unsecured Incremental Equivalent Debt, so long as, in the case of this paragraph (e) only (subject to the Limited Condition Acquisition Provision in connection with any permitted Investment that constitutes an acquisition (other than an intercompany Investment)):

(i) if such Indebtedness is secured by Liens on the Collateral that rank pari passu on a first-priority basis with the Liens on the Collateral securing all or a portion of the Obligations, the Adjusted Consolidated First Lien Leverage Ratio (determined on a pro forma basis in accordance with Section 1.11 and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than 3.75:1.00 as of the last day of the most recently ended Test Period, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a pro forma basis (and, in each case, with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder);

(ii) if such Indebtedness is secured by Liens on the Collateral that rank junior in priority to the Liens on the Collateral securing all or a portion of the Obligations, the Consolidated Secured Debt Ratio (determined on a pro forma basis in accordance with Section 1.11 and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than 6.25:1.00 as of the last day of the most recently ended Test Period, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a pro forma basis; and

(iii) if such Indebtedness is unsecured, the Consolidated Leverage Ratio (determined on a pro forma basis in accordance with Section 1.11 and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than 6.50:1.00 as of the last day of the most recently ended Test Period, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a pro forma basis, in each case other than to the extent such Credit Increases, Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and/or Permitted Unsecured Incremental Equivalent Debt are incurred pursuant to this paragraph (e) concurrently with the incurrence of Credit Increases, Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and/or Permitted Unsecured Incremental Equivalent Debt in reliance on paragraph (a) above, in which case (I) the Adjusted Consolidated First Lien Leverage Ratio in paragraph (e)(i) above shall be permitted (unless the Borrower provides written notice to the contrary to the Administrative Agent) to exceed 3.75:1.00, (II) the Consolidated Secured Debt Ratio in paragraph (e)(ii) above shall be permitted (unless the Borrower provides written notice to the contrary to the Administrative Agent) to exceed 6.25:1.00 and (III) the Consolidated Leverage Ratio in paragraph (e)(iii) above shall be permitted (unless the Borrower provides written notice to the contrary to the Administrative Agent) to exceed 6.50:1.00, in each case to the extent of such Credit Increases, Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and/or Permitted Unsecured Incremental Equivalent Debt incurred in reliance on such paragraph (a) above).

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum Applicable Borrowing Amount” shall mean (i) in the case of any Borrowing or optional prepayment of US Dollar-Denominated Loans (other than Swingline Loans), $1,000,000 or a multiple of $250,000 in excess thereof, (ii) in the case of any Borrowing or optional prepayment of Loans (other than Swingline Loans) denominated in Canadian Dollars, CDN$500,000 or a multiple of CDN$100,000 in excess thereof, (iii) in the case of any Borrowing or optional prepayment of Loans denominated in Euros, €250,000 or a multiple of €100,000 in excess thereof, (iv) in the case of any Borrowing or optional prepayment of Loans denominated in Sterling, £250,000 or a multiple of £100,000 in excess thereof, (v) in the case of any Borrowing of Swingline Loans denominated in US Dollars, $250,000 or a multiple of $250,000 in excess thereof and (vi) in the case of any Borrowing of Swingline Loans denominated in Canadian Dollars, CDN$250,000 or a multiple of CDN$250,000 in excess thereof.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean each parcel of fee-owned real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 to secure the relevant Secured Obligations.

“Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee-owned real property or interest therein to secure the Secured Obligations, each in a form reasonably satisfactory to the Collateral Agent and the Borrower.

“Multicurrency Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Multicurrency Issuing Bank” shall mean, as the context may require, (a) DB Canada or DBNY, as applicable, acting through any of their respective Affiliates or branches in their capacity as the issuer of Multicurrency Letters of Credit hereunder and (b) any other Person that may become a Multicurrency Issuing Bank pursuant to Section 2.25(i) or 2.25(k), with respect to Multicurrency Letters of Credit issued at the time such Person was a Lender. Each Multicurrency Issuing Bank may, in its discretion, arrange for one or more Multicurrency Letters of Credit to be issued by Affiliates or branches, in which case the term “Multicurrency Issuing Bank” shall include any such Affiliate or branch with respect to Multicurrency Letters of Credit issued by such Affiliate or branch.

“Multicurrency Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(e).

“Multicurrency L/C Commitment” shall mean the commitment of a Multicurrency Issuing Bank to issue Multicurrency Letters of Credit pursuant to Section 2.25; provided that with respect to any Multicurrency Issuing Bank, to the extent the Borrower obtains Other Multicurrency Revolving Credit Commitments or Incremental Multicurrency Revolving Credit Commitments for which such Multicurrency Issuing Bank does not have a commitment or does not otherwise consent in writing thereto, then the Multicurrency L/C Commitment of such Multicurrency Issuing Bank shall terminate on the later to occur of the termination of the Class of Multicurrency Revolving Credit Commitments under which such Multicurrency Issuing Bank has agreed to act as Multicurrency Issuing Bank or the date to which such Multicurrency Issuing Bank has otherwise consented in writing.

“Multicurrency L/C Disbursement” shall mean a payment or disbursement made by a Multicurrency Issuing Bank pursuant to a Multicurrency Letter of Credit.

“Multicurrency L/C Exposure” shall mean, at any time, the sum of (a) the aggregate Stated Amount of all outstanding Multicurrency Letters of Credit at such time and (b) the aggregate Principal Amount of all Multicurrency L/C Disbursements that have not yet been reimbursed at such time. The Multicurrency L/C Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Multicurrency L/C Exposure at such time.

“Multicurrency L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(e).

“Multicurrency Letter of Credit” shall mean any letter of credit issued (or, in the case of a letter of credit issued for the account of the Borrower or any of its subsidiaries under the Existing Credit Agreement, deemed issued) for the account of the Borrower pursuant to Section 2.25.

“Multicurrency Letter of Credit Application” shall have the meaning assigned to such term in Section 2.25(b).

“Multicurrency Letter of Credit Expiration Date” shall have the meaning assigned to such term in Section 2.25(c).

“Multicurrency Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.26(a).

“Multicurrency Revolving Credit Borrowing” shall mean a Borrowing comprised of Multicurrency Revolving Loans.

“Multicurrency Revolving Credit Commitment” shall mean, with respect to each Multicurrency Revolving Credit Lender, (i) the commitment of such Lender to make Multicurrency Revolving Loans (and acquire participations in Multicurrency Letters of Credit and Multicurrency Swingline Loans) hereunder in an amount equal to its Initial Multicurrency Revolving Credit Commitment or the amount of Multicurrency Revolving Credit Commitment set forth opposite such Lender’s name in the Assignment and Acceptance pursuant to which such Lender assumed its Multicurrency Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.13(e), 2.22(a) or 2.28, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased pursuant to a Revolving Commitment Increase, (ii) any Other Multicurrency Revolving Credit Commitment and/or (iii) any Incremental Multicurrency Revolving Credit Commitment of such Lender, as the context may require.

“Multicurrency Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate Principal Amount at such time of all outstanding Multicurrency Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s Multicurrency L/C Exposure, plus the aggregate amount at such time of such Lender’s Multicurrency Swingline Exposure.

“Multicurrency Revolving Credit Facility” shall mean the revolving credit facilities contemplated by Section 2.01(a)(ii) and, if applicable, Sections 2.26 and/or 2.28.

“Multicurrency Revolving Credit Lender” (i) initially, each Lender executing this Agreement under the heading “Initial Multicurrency Revolving Credit Lender” on the Effective Date and (ii) thereafter, each Lender with a Multicurrency Revolving Credit Commitment at such time (or, after the termination thereof, Multicurrency Revolving Loans or other Multicurrency Revolving Credit Exposure with respect thereto), it being understood that for each Lender that is described in part (a) of the definition of Lender (but, for the avoidance of doubt and notwithstanding Section 9.04(a), not its assigns) that is a resident of Canada for all purposes of the Income Tax Act (Canada) and that is not eligible for the so called “portfolio interest exemption” under the Code, with respect to Multicurrency Revolving Credit Commitments to be made available to the Borrower, the extensions of credit to the Borrower hereunder and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Borrower in connection with Multicurrency Revolving Loans, Multicurrency Swingline Loans and the Multicurrency Revolving Credit Commitments, and for all other related purposes hereunder (as the context may require), the term “Multicurrency Revolving Credit Lender” shall refer to such Lender’s US branch or lending office.

“Multicurrency Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(a)(ii) (if applicable) and/or Section 2.01(b)(ii) (including Initial Multicurrency Revolving Loans) and, if applicable, Sections 2.26 and 2.28.

“Multicurrency Swingline Commitment” shall mean the commitment of the Multicurrency Swingline Lender to make loans pursuant to Section 2.23(a)(ii), as the same may be reduced from time to time pursuant to Section 2.09; provided that with respect to any Multicurrency Swingline Lender, to the extent the Borrower obtains Other Multicurrency Revolving Credit Commitments or Incremental Multicurrency Revolving Credit Commitments for which such Multicurrency Swingline Lender does not have a commitment or does not otherwise consent in writing thereto, then the Multicurrency Swingline Commitment of such Multicurrency Swingline Lender shall terminate on the later to occur of the termination of the Class of Multicurrency Revolving Credit Commitments under which such Multicurrency Issuing Bank has agreed to act as Multicurrency Swingline Lender or the date to which such Multicurrency Swingline Lender has otherwise consented in writing.

“Multicurrency Swingline Exposure” shall mean, at any time, the aggregate Principal Amount at such time of all outstanding Multicurrency Swingline Loans. The Multicurrency Swingline Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Multicurrency Swingline Exposure at such time.

“Multicurrency Swingline Lender ” shall mean (a) with respect to the Multicurrency Swingline Commitment to be made available to the Borrower, the extensions of credit to the Borrower thereunder and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Borrower in connection with Multicurrency Swingline Loans, and for all other related purposes hereunder (as the context may require), (i) DB Canada, acting through any of its Affiliates or branches, (ii) any other Person acting as Administrative Agent hereunder (to the extent agreed by the Borrower and such Administrative Agent) and (iii) any other Multicurrency Revolving Credit Lender designated by the Borrower and agreed to by the Administrative Agent (such agreement not to be unreasonably withheld, delayed or conditioned) who agrees to act in such capacity, in its capacity as lender of Multicurrency Swingline Loans hereunder, and (b) with respect to the Multicurrency Swingline Commitment to be made available to the Borrower, the extensions of credit to the Borrower thereunder and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Borrower in connection with Multicurrency Swingline Loans, and for all other related purposes hereunder (as the context may require), (i) DBNY, acting through any of its Affiliates or branches, in its capacity as lender of Multicurrency Swingline Loans hereunder, (ii) any other Person acting as Administrative Agent hereunder (to the extent agreed by the Borrower and such Administrative Agent) and (iii) any other Multicurrency Revolving Credit Lender designated by the Borrower and agreed to by the Administrative Agent (such agreement not to be unreasonably withheld, delayed or conditioned) who agrees to act in such capacity.

“Multicurrency Swingline Loan” shall mean any loan made by the Multicurrency Swingline Lender pursuant to Section 2.23(a)(ii).

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has any obligation or liability (contingent or otherwise).

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or Property Loss Event, the proceeds thereof in the form of Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or noncash consideration initially received, net of any costs relating to the disposition thereof), net of (i) out-of-pocket expenses incurred (including reasonable and customary broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Borrower and its Restricted Subsidiaries in connection therewith), and the Borrower’s good faith estimate of Taxes paid or payable (including payments under any tax sharing agreement or arrangement of the type described in paragraph (b)(i) of the definition of Excess Cash Flow), in connection with such Asset Sale or Property Loss Event, (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale and (y) other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold and which is repaid (other than Indebtedness hereunder, any Permitted First Priority Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(1) thereof, any Junior Lien Obligations (including Permitted Second Priority Refinancing Debt, Permitted Junior Priority Incremental Equivalent Debt and any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(2) thereof) and any Refinancing Indebtedness in respect of any of the foregoing Indebtedness), (iv) in the case of any Asset Sale or Property Loss Event by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary which is a Restricted Subsidiary as a result thereof, (v) in the case of any Asset Sale or Property Loss Event by a Foreign Subsidiary, any amount to the extent the repatriation by such Foreign Subsidiary of such amount to the United States (x) is at the date of determination prohibited without obtaining any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Foreign Subsidiary, so long as (and only so long as) the applicable restriction remains in effect to prohibit such repatriation to the United States, after which time such amount shall constitute “Net Cash Proceeds” received by such Foreign Subsidiary at such time for purposes of Section 2.13(b), or (y) would have material adverse tax consequences if so repatriated, so long as on or before the date on which any such amount would (in the absence of this clause (y)) otherwise have been treated as “Net Cash Proceeds” and required to be applied to reinvestments or repayments pursuant to Section 2.13(b), the Borrower applies an amount equal to such amount to such reinvestments or repayments as if such amount had been received by the Borrower rather than such Foreign Subsidiary less the amount of additional taxes that would have been payable if such amount had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary), and (vi) in the case of any Asset Sale or Property Loss Event by any Restricted Subsidiary that is required to maintain a minimum net worth or similar requirement under applicable law, rule or regulation or by order, decree or power of any Governmental Authority, amounts to the extent (and only to the extent) that the payment of cash by such Restricted Subsidiary to the Borrower (by way of dividend, intercompany loan or otherwise) would result in such Restricted Subsidiary’s failure to comply with such requirement, so long, but only for so long, as the applicable requirement remains in effect, after which time such amount shall constitute Net Cash Proceeds received by such Restricted Subsidiary at such time for purposes of Section 2.13(b), (b) with respect to any incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes (including, in the case of such Indebtedness incurred by a Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith and (c) with respect to any Receivables Facility, the portion of the amount of such Receivables Facility received in cash by the Borrower or Restricted Subsidiary originating the receivable subject to sale pursuant to such Receivable Facility, net of all Taxes and customary fees, commissions, costs and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith.

“Net Income” shall mean, with respect to any Person, the consolidated net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-B/A Lender” shall mean any Multicurrency Revolving Credit Lender which is generally unwilling, not permitted by applicable law or customary market practices or otherwise unable, to create Bankers’ Acceptances by accepting Drafts for purposes of subsequent sale and which has identified itself as a “Non-B/A Lender” by written notice to the Borrower.

“Non-Consenting Lenders” shall have the meaning assigned to such term in Section 2.22.

“Non-Debt Fund Affiliate” shall mean any Permitted Investor (which is an Affiliate of the Borrower) and any Affiliate of any such Permitted Investor (in each case other than any Debt Fund Affiliate or the Borrower and its subsidiaries).

“Notice of Intent to Cure” shall have the meaning assigned to such term in Section 7.02.

“Obligation Currency” shall have the meaning provided in Section 9.21(a).

“Obligations” shall mean the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower or any other Loan Party to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Loans and L/C Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.

“Officer” shall mean the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower (who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower), that meets the requirements set forth in this Agreement.

“Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower or the Administrative Agent.

“Original Closing Date” shall mean November 9, 2007.

“Other Multicurrency Revolving Credit Commitment” shall mean, with respect to each Lender, the revolving credit commitment of such Lender hereunder to make Other Multicurrency Revolving Loans (and acquire participations in Multicurrency Letters of Credit and Multicurrency Swingline Loans) hereunder as provided in a Refinancing Amendment or in the Assignment and Acceptance pursuant to which such Lender assumed its Other Multicurrency Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.13(e), 2.22(a) or 2.28, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) increased pursuant to a Refinancing Amendment or (d) increased pursuant to a Revolving Commitment Increase.

“Other Multicurrency Revolving Loans” shall mean the revolving loans made pursuant to any Other Multicurrency Revolving Credit Commitment of a given Series.

“Other Revolving Credit Commitment” shall mean any Other US Revolving Credit Commitment and/or any Other Multicurrency Revolving Credit Commitment, as the context may require.

“Other Revolving Loans” shall mean the Other US Revolving Loans and/or the Other Multicurrency Revolving Loans, as the context may require.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes arising from the execution, delivery or enforcement of any Loan Document.

“Other Term Loan Commitments” shall mean one or more Series of term loan commitments hereunder to make Other Term Loans that result from a Refinancing Amendment.

“ Other Term Loan Lender” shall mean a Lender with an outstanding Other Term Loan of a given Series or with an Other Term Loan Commitment of a given Series.

“Other Term Loans” shall mean one or more Series of Term Loans that result from a Refinancing Amendment.

“Other US Revolving Credit Commitment” shall mean, with respect to each Lender, the revolving credit commitment of such Lender hereunder to make Other US Revolving Loans (and acquire participations in US Letters of Credit and US Swingline Loans) hereunder as provided in a Refinancing Amendment or in the Assignment and Acceptance pursuant to which such Lender assumed its Other US Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.13(e), 2.22(a) or 2.28, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) increased pursuant to a Refinancing Amendment or (d) increased pursuant to a Revolving Commitment Increase.

“Other US Revolving Loans” shall mean the revolving loans made pursuant to any Other US Revolving Credit Commitment of a given Series.

“ Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in any Alternate Currency, the rate of interest per annum at which overnight deposits in such Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such Alternate Currency to major banks in such interbank market.

“Parent” shall mean a Person formed for the purpose of owning all or a portion of the Equity Interests, directly or indirectly, of the Borrower.

“Pari Passu Lien Obligations” shall mean Permitted First Priority Incremental Equivalent Debt, Permitted First Priority Refinancing Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(1) thereof and any Refinancing Indebtedness in respect thereof that is secured by a Lien on the Collateral that is pari passu with the Lien on such Collateral securing all or a portion of the Obligations (other than Obligations arising from Credit Increases or Other Term Loans that are junior in right of security to the then outstanding Term Loans).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“Participating Member State” shall mean any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to Economic and Monetary Union.

“Payment Office” has the meaning provided in Section 2.20 and shall include any other office designated in writing by the Administrative Agent to the Borrower and the Lenders.

“Payments IPO” shall have the meaning assigned to the term “Payments IPO” in the Existing Credit Agreement.

“Payments Sale” shall have the meaning assigned to the term “Payments Sale” in the Existing Credit Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of interest to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) any other extraordinary event or condition with respect to a Foreign Plan which, with respect to each of the foregoing clauses, could reasonably be expected to result in (i) a Lien, (ii) any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan or (iii) a requirement to remit an amount to any Foreign Plan.

“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person.

“Permitted First Priority Incremental Equivalent Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of senior notes secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing all or a portion of the Obligations (other than Obligations arising from Credit Increases or Other Term Loans that are junior in right of security to the then outstanding Initial Term Loans); provided that:

(a) such Indebtedness is secured by all or a portion of the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a pari passu basis to such Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,

(b) the aggregate initial principal amount of all Permitted First Priority Incremental Equivalent Debt, together with the aggregate initial principal amount (or committed amount, if applicable) of all Incremental Term Loans, Revolving Commitment Increases and Incremental Revolving Credit Commitments provided pursuant to Section 2.26, and all Permitted Junior Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount,

(c) such Indebtedness does not mature or have scheduled amortization or mandatory payments of principal (other than customary acceleration rights after an event of default and as a result of any “offer to purchase” in connection with an asset sale, change of control or casualty or condemnation event) prior to the Latest Maturity Date at the time such Permitted First Priority Incremental Equivalent Debt is issued or incurred,

(d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents entered into in respect of the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors (with such differences as are reasonably satisfactory to the Administrative Agent),

(e) such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,

(f) the documentation and terms governing such Permitted First Priority Incremental Equivalent Debt shall not contain (i) any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) or (ii) any covenants that are materially more restrictive on the obligors thereunder than those contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence),

(g) without limiting the provisions of the immediately preceding clause (f), the covenants applicable to such Permitted First Priority Incremental Equivalent Debt shall be in the form of covenants customarily included for debt securities issued in an offering of senior secured high yield notes under Rule 144A of the Securities Act for companies similarly situated to the Borrower (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence), and

(h) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted First Priority Incremental Equivalent Debt issued by the Borrower, then the Borrower, the Loan Parties that guarantee the Obligations of the Borrower, the Administrative Agent, the Collateral Agent and the Senior Representatives for such Indebtedness shall have executed and delivered an Intercreditor Agreement with respect thereto.

Permitted First Priority Incremental Equivalent Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (c) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes (i.e., require a “reset” to the Latest Maturity Date at the time of issuance and exchange)).

“Permitted First Priority Refinancing Debt” shall mean any Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of senior notes; provided that:

(a) such Indebtedness is secured by the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a pari passu basis (but without regard to the control of remedies) with such Secured Obligations and is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,

(b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans and/or Commitments (including portions of Classes of Loans and/or Commitments),

(c) such Indebtedness does not mature or have scheduled amortization or mandatory payments of principal (other than customary acceleration rights after an event of default and as a result of any “offer to purchase” in connection with an asset sale, change of control or casualty or condemnation event) prior to the Latest Maturity Date at the time such Indebtedness is issued or incurred,

(d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents entered into in respect of the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors (with such differences as are reasonably satisfactory to the Administrative Agent),

(e) such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,

(f) the documentation and terms governing such Permitted First Priority Refinancing Debt shall not contain (i) any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) or (ii) any covenants that are materially more restrictive on the obligors thereunder than those contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence),

(g) without limiting the provisions of the immediately preceding clause (f), the covenants applicable to such Permitted First Priority Refinancing Debt shall be in the form of covenants customarily included for debt securities issued in an offering of senior secured high-yield notes under Rule 144A of the Securities Act for companies similarly situated to the Borrower (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence), and

(h) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a First-Lien Intercreditor Agreement.

Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (c) of this definition of Permitted First Priority Refinancing Debt shall not be relevant to such Registered Equivalent Notes (i.e., in the case of clause (c) of the proviso to the preceding sentence, require a “reset” to the Latest Maturity Date at the time of issuance and exchange)).

“Permitted Investments” shall mean:

(a) any Investment in the Borrower or any of its Restricted Subsidiaries;

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities or securities constituting Customer Funds;

(c) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(i) such Person becomes a Restricted Subsidiary; or

(ii) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 6.05 or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Effective Date or made pursuant to binding commitments in effect on the Effective Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Effective Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Effective Date or (ii) as otherwise permitted under this Agreement;

(f) any Investment acquired by the Borrower or any of its Restricted Subsidiaries:

(i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) Hedging Obligations permitted under Section 6.01(b)(ix);

(h) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding, not to exceed the greater of $200,000,000 and 120.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;

(i) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock and those issued in exchange for Equity Cure Proceeds) of the Borrower or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the Restricted Payments Applicable Amount;

(j) Indebtedness permitted under Section 6.01 and Permitted Liens constituting Indebtedness;

(k) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.06 (except transactions described in clauses (c)(ix) and (xiii) thereof);

(l) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(m) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at the time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $150,000,000 and 90.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;

(n) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Borrower, are necessary or advisable to effect any Receivables Facility;

(o) advances to, or guarantees of Indebtedness of, directors, officers, employees, members of management and consultants not in excess of the greater of $10,000,000 and 6.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period outstanding at any one time, in the aggregate;

(p) loans and advances to directors, officers, employees, members of management and consultants, in each case incurred in the ordinary course of business or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof;

(q) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(r) Investments in joint ventures in an aggregate amount not to exceed the greater of $12,500,000 and 7.5% of EBITDA of the Borrower as of the end of the most recently ended Test Period outstanding at any one time, in the aggregate;

(s) loans and advances to customers, suppliers and distributors in the ordinary course of business;

(t) to the extent constituting an Investment, the Foreign Restructuring Transaction and the Foreign Restructuring Note Distribution;

(u) Investments by a Loan Party in any Restricted Subsidiary that is not a Loan Party which consists solely of contributions or other dispositions of Capital Stock in any Restricted Subsidiary that is not a Loan Party; and

(v) any Investments made by Restricted Subsidiaries that are not Loan Parties to the extent such Investments are made with the proceeds of a Permitted Investment or Investment made pursuant to Section 6.03 in such Restricted Subsidiary in accordance with the terms of the Agreement;

provided that the outstanding fair market value of all Investments in any Restricted Subsidiary that is not a US Subsidiary Guarantor made pursuant to clauses (a) and/or (c) above (except in the case of an Investment by a Restricted Subsidiary that is not a Loan Party) shall not exceed the greater of $200,000,000 and 120% of EBITDA of the Borrower as of the end of the most recently ended Test Period in the aggregate at the time of such Investment.

“Permitted Investors” shall mean (a) the Sponsors, their respective limited partners and any Person making an Investment in any Parent, the Borrower or its subsidiaries concurrently with the Sponsors and (b) the members of management of any Parent, the Borrower and its subsidiaries who are investors, directly or indirectly, in the Borrower (collectively, the “Management Investors”).

“Permitted Junior Priority Incremental Equivalent Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of second lien or other junior lien notes or loans; provided that

(a) such Indebtedness is secured by all or a portion of the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a second-lien or other junior-lien basis to such Secured Obligations and any other Pari Passu Lien Obligations and is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,

(b) the aggregate initial principal amount of all Permitted Junior Priority Incremental Equivalent Debt, together with the aggregate initial principal amount (or committed amount, if applicable) of all Incremental Term Loans, Revolving Commitment Increases and Incremental Revolving Credit Commitments provided pursuant to Section 2.26, and all Permitted First Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount,

(c) such Indebtedness (other than customary bridge loans with a maturity date of not longer than one year; provided that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (c)) does not mature or have scheduled amortization or mandatory payments of principal (other than customary acceleration rights after an event of default and as a result of any “offer to purchase” in connection with an asset sale, change of control or casualty or condemnation event) prior to the date that is 91 days after the Latest Maturity Date at the time such Permitted Junior Priority Incremental Equivalent Debt is issued or incurred,

(d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents entered into in respect of the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors (with such differences as are reasonably satisfactory to the Administrative Agent),

(e) such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,

(f) the documentation and terms governing such Permitted Junior Priority Incremental Equivalent Debt shall not contain (i) any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) or (ii) any covenants that are materially more restrictive on the obligors thereunder than those contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence),

(g) without limiting the provisions of the immediately preceding clause (f), the covenants applicable to such Permitted Junior Priority Incremental Equivalent Debt shall be in the form of covenants customarily included either (i) for debt securities issued in an offering of secured second-lien or other junior-lien high yield notes under Rule 144A of the Securities Act or (ii) second lien or other junior lien loans for companies similarly situated to the Borrower (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence),

(h) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Second-Lien Intercreditor Agreement or other applicable Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Priority Incremental Equivalent Debt issued by the Borrower, then the Borrower, the Loan Parties that guarantee the Obligations of the Borrower, the Administrative Agent, the Collateral Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Second-Lien Intercreditor Agreement or other applicable Intercreditor Agreement with respect thereto, and

(i) it is understood and agreed that the Initial Term Loans shall not be subject to a “most favored nation” pricing adjustment as a result of the incurrence of any Permitted Junior Priority Incremental Equivalent Debt.

Permitted Junior Priority Incremental Equivalent Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (c) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes (i.e., require a “reset” to the Latest Maturity Date at the time of issuance and exchange)).

“Permitted Liens” shall mean, with respect to any Person:

(a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(iv), (xvii), (xviii) or (xxiii); provided that Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xvii) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to paragraphs (b)(iv), (b)(xviii) and (b)(xxiii) are solely on the assets financed, purchased, constructed, improved, acquired or assets of the acquired entity, as the case may be and the proceeds and products thereof and accessions thereto (it being understood that individual equipment, purchase money or capital lease financings provided by any lender may be cross-collateralized to other equipment, purchase money or capital lease financings provided by such lender (or its Affiliates));

(g) Liens existing on the Effective Date and described in all material respects on Schedule 6.02 (it being understood that individual equipment, purchase money or capital lease financings provided by any lender may be cross-collateralized to other equipment, purchase money or capital lease financings provided by such lender (or its Affiliates);

(h) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;

(i) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;

(j) Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01(b)(vii);

(k) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations;

(l) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(n) Liens arising from UCC financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(o) Liens in favor of (i) the Borrower or a Restricted Guarantor and (ii) in the case of a Lien granted by a Foreign Subsidiary of the Borrower, in favor of any other Foreign Subsidiary;

(p) Liens on equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which equipment is located;

(q) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(r) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.01 and secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) (it being understood that individual equipment, purchase money or capital lease financings provided by any lender may be cross-collateralized to other equipment, purchase money or capital lease financings provided by such lender (or its Affiliates)), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness described under clauses (f), (g), (h) and (i) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(s) deposits made in the ordinary course of business to secure liability to insurance carriers;

(t) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed the greater of $75,000,000 and 45.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at any one time outstanding;

(u) Liens securing judgments for the payment of money not constituting an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceeding that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(w) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(x) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(y) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(z) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(aa) Liens securing the Obligations and the Secured Obligations;

(bb) Liens incurred to secure any Junior Lien Obligations permitted to be incurred under Section 6.01; provided that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 6.25:1.00;

(cc) Liens incurred to secure all obligations with respect to the Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) of the lead-in to Section 6.01(b)(xiii) and any permitted Refinancing Indebtedness of any of the foregoing; provided that (I) any Liens securing such Refinancing Indebtedness shall also secure the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors with respect to which such Indebtedness is being incurred or issued; (II) any Liens securing (i) any Permitted First Priority Refinancing Debt, Permitted First Priority Incremental Equivalent Debt or any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(1) thereof and any permitted Refinancing Indebtedness related thereto (that otherwise constitutes Permitted First Priority Refinancing Debt or Pari Passu Lien Obligations, as applicable) shall be subject to the First-Lien Intercreditor Agreement or other applicable Intercreditor Agreement and (ii) any Permitted Second Priority Refinancing Debt, Permitted Junior Priority Incremental Equivalent Debt or any Indebtedness, Disqualified Stock or Preferred Stock

incurred in reliance on clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(2) thereof and any permitted Refinancing Indebtedness related thereto (that otherwise constitutes Junior Lien Obligations) shall be subject to the Second-Lien Intercreditor Agreement or other applicable Intercreditor Agreement; and (III) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness otherwise permitted under this clause (cc) at the time the original Lien became a Permitted Lien hereunder and (ii) without duplication, an amount necessary to pay any accrued interest thereon, premium (including tender premium), the amount of original issue discount and arrangement, commitment, underwriting, structuring or similar fees or amendment or consent fees payable, defeasance costs and costs and expenses incurred, in each case related to such refinancing, refunding, extension, renewal or replacement (it being understood that one or more types or tranches of Indebtedness described in this clause (cc) may be refinanced together into one or more types or tranches of Refinancing Indebtedness so long as (x) the aggregate amount of such resulting Refinancing Indebtedness would not exceed the sum of the amounts otherwise permitted by this proviso for the refinanced Indebtedness individually and (y) the parameters for Refinancing Indebtedness for each such type and tranche are otherwise satisfied); and

(dd) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness permitted under this Agreement.

“Permitted Second Priority Refinancing Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of second lien secured notes; provided that

(a) such Indebtedness is secured by the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a second lien basis to such Secured Obligations and any other Pari Passu Lien Obligations and is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,

(b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans (including portions of Classes of Loans),

(c) such Indebtedness does not mature or have scheduled amortization or mandatory payments of principal (other than customary acceleration rights after an event of default and as a result of any “offer to purchase” in connection with an asset sale, change of control or casualty or condemnation event) prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is issued or incurred,

(d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents entered into in respect of the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors (with such differences as are reasonably satisfactory to the Administrative Agent),

(e) such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,

(f) the documentation and terms governing such Permitted Second Priority Refinancing Debt shall not contain (i) any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) or (ii) any covenants that are materially more restrictive on the obligors thereunder than those contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence),

(g) without limiting the provisions of the immediately preceding clause (f), the covenants applicable to such Permitted Second Priority Refinancing Debt shall be in the form of covenants customarily included for either (i) debt securities issued in an offering of secured second lien or other junior lien high-yield notes under Rule 144A of the Securities Act or (ii) second lien or other junior lien bank loans for companies similarly situated to the Borrower (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence) and

(h) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Second-Lien Intercreditor Agreement;

provided that if such Indebtedness is the initial Permitted Second Priority Refinancing Debt issued by the Borrower, then the Borrower, the Loan Parties that guarantee the Obligations of the Borrower, the Administrative Agent, the Collateral Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Second-Lien Intercreditor Agreement with respect thereto.

Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (c) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes (i.e., require a “reset” to the Latest Maturity Date at the time of issuance and exchange)).

“Permitted Unsecured Incremental Equivalent Debt” shall mean Indebtedness issued or incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that

(i) the aggregate initial principal amount of all Permitted Unsecured Incremental Equivalent Debt, together with the aggregate initial principal amount (or committed amount, if applicable) of all Incremental Term Loans, Revolving Commitment Increases and Incremental Revolving Credit Commitments provided pursuant to Section 2.26, and all Permitted First Priority Incremental Equivalent Debt and Permitted Junior Priority Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount,

(j) such Indebtedness (other than customary bridge loans with a maturity date of not longer than one year; provided that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (b)) does not mature or have scheduled amortization or mandatory payments of principal (other than customary acceleration rights after an event of default and as a result of any “offer to purchase” in connection with an asset sale, change of control or casualty or condemnation event) prior to the date that is 91 days after the Latest Maturity Date at the time such Permitted Unsecured Incremental Equivalent Debt is issued or incurred,

(k) such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,

(l) the documentation and terms governing such Permitted Unsecured Incremental Equivalent Debt shall not contain (i) any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) or (ii) any covenants that are materially more restrictive on the obligors thereunder than those contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence),

(m) without limiting the provisions of the immediately preceding clause (d), the covenants applicable to such Permitted Unsecured Incremental Equivalent Debt shall be in the form of covenants customarily included for either (i) debt securities issued in an offering of unsecured high yield notes under Rule 144A of the Securities Act or (ii) unsecured loans for companies similarly situated to the Borrower (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence), and

(n) such Indebtedness may rank pari passu with or junior to any then-existing Term Loans in right of payment so long as a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement.

Permitted Unsecured Incremental Equivalent Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (b) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes (i.e., require a “reset” to the Latest Maturity Date at the time of issuance and exchange)).

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness issued or incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided that

(a)	such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans (including portions of Classes of Loans),

(b)	such Indebtedness does not mature or have scheduled amortization or mandatory payments of principal (other than customary acceleration rights after an event of default and as a result of any “offer to purchase” in connection with an asset sale, change of control or casualty or condemnation event) prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is issued or incurred,

(c)	such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,

(d)	the documentation and terms governing such Permitted Unsecured Refinancing Debt shall not contain (i) any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) or (ii) any covenants that are materially more restrictive on the obligors thereunder than those contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence),

(e)	without limiting the provisions of the immediately preceding clause (d), the covenants applicable to such Permitted Unsecured Refinancing Debt shall be in the form of covenants customarily included for either (i) debt securities issued in an offering of unsecured high-yield notes under Rule 144A of the Securities Act or (ii) unsecured loans for companies similarly situated to the Borrower (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence),

(f)	such Indebtedness is not secured by any Lien or any property or assets of the Borrower or any Subsidiary, and

(g)	such Indebtedness may rank pari passu with or junior to any then-existing Term Loans in right of payment so long as a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement.

Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (b) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes (i.e., require a “reset” to the Latest Maturity Date at the time of issuance and exchange)).

“Person ” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Asset Sale” shall mean any Asset Sale, to the extent that (a) the aggregate Net Cash Proceeds realized in a single transaction or series of related transactions exceed $10,000,000 and (b) the aggregate Net Cash Proceeds of all such Asset Sales during any fiscal year exceed $20,000,000.

“ Pricing Certificate” shall mean a certificate delivered pursuant to Section 5.04(c).

“Principal Amount” shall mean (i) the stated principal amount of each Loan or L/C Disbursement denominated in US Dollars, and (ii) the US Dollar Equivalent of the stated principal amount (or Face Amount, as applicable) of each Loan or L/C Disbursement denominated in an Alternate Currency, as the context may require.

“Pro Rata Percentage ” shall mean (i) as to any US Revolving Credit Lender at any time, the percentage of the Total US Revolving Credit Commitment represented by such Lender’s US Revolving Credit Commitment; provided that in the event the US Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any US Revolving Credit Lender shall be determined on the basis of the US Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments and (ii) as to any Multicurrency Revolving Credit Lender at any time, the percentage of the Total Multicurrency Revolving Credit Commitment represented by such Lender’s Multicurrency Revolving Credit Commitment; provided that in the event the Multicurrency Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Multicurrency Revolving Credit Lender shall be determined on the basis of the Multicurrency Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Property Loss Event” shall mean any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property to the extent that the aggregate Net Cash Proceeds (a) realized as a result of a single event or a series of related events exceed $10,000,000 and (b) of all such events during any fiscal year exceed $20,000,000.

“Public Company Costs” shall mean, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees and other costs and/or expenses associated with being a public company.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Borrower in good faith.

“Qualified Public Offering” shall mean the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933.

“ Qualifying Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Rating Agencies” shall mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the HCM 2021 Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“ Ratio Calculation Date” shall have the meaning assigned to such term in Section 1.11(a).

“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells their accounts receivable to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary. The “amount” of any Receivables Facility shall be deemed at any time to be the aggregate principal, or stated amount, of the “indebtedness”, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Receivables Facility, in each case outstanding at such time. Each Lender authorizes each of the Administrative Agent and Collateral Agent to enter into an intercreditor agreement in respect of each Receivables Facility from time to time in effect and to take all actions it deems appropriate or necessary in connection with any such intercreditor agreement.

“Receivables Facility Threshold Amount” shall mean, with respect to all Receivables Facilities, the sum of (a) $0 and (b) the amount of all mandatory repayments and/or commitment reductions previously made pursuant to Section 2.13(e) as a result of the receipt of Net Cash Proceeds in respect of such Receivables Facilities in excess of the Receivables Facility Threshold Amount for such other Receivables Facilities as theretofore in effect; provided that the Borrower and its Restricted Subsidiaries shall be permitted to increase the Receivables Facility Threshold Amount for such other Receivables Facilities from time to time, at its option, by an aggregate amount for all such increases not to exceed $25,000,000, by delivering written notice to the Administrative Agent specifying the amount of such increase. No written notice described herein may be given after a date on which Net Cash Proceeds in respect a Receivables Facility are received and required to be applied as a mandatory repayment pursuant to Section 2.13(e).

“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” shall mean any subsidiary formed for the purpose of, and that solely engages only, in one or more Receivables Facilities and other activities reasonably related thereto.

“Reference Discount Rate” shall mean, in respect of any Bankers’ Acceptances or completed Drafts to be accepted and/or purchased by a Multicurrency Revolving Credit Lender as contemplated by Section 2.02(b) and Schedule 2.02(b) hereto, (i) that is a Schedule I Canadian chartered bank, the CDOR Rate; and (ii) that is not a Schedule I Canadian chartered bank, the lesser of (x) the rate specified in (i) plus 0.10% and (y) the discount rate (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by DB Canada at 10:00 A.M. (Toronto time) as the discount rate at which DB Canada would purchase, on the relevant Drawing Date, its own bankers’ acceptances having an aggregate face amount equal to, and with a term to maturity the same as, the Bankers’ Acceptances or Drafts, as the case may be, to be acquired by such Multicurrency Revolving Credit Lender on such Drawing Date.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(e).

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (d) if relevant, the Canadian Sub-Agent and (d) each Lender and/or Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with, and subject to, Section 2.28.

“Refinancing Effective Date” shall have the meaning set forth in Section 2.28.

“Refinancing Indebtedness” shall mean, with respect to any Person, any replacement, refinancing, refunding, renewal or extension of any Indebtedness, Disqualified Stock or Preferred Stock of such Person; provided that:

(a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or Preferred Stock so replaced, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest thereon, premium (including tender premium), the amount of original issue discount and arrangement, commitment, underwriting, structuring or similar fees or amendment or consent fees payable, defeasance costs and costs and expenses incurred, in each case in connection with such replacement, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;

(b) such replacement, refinancing, refunding, renewal or extension has at the time incurred a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being modified, replaced, refinanced, refunded, renewed or extended;

(c) if such Indebtedness being replaced, refinanced, refunded, renewed or extended is (1) subordinated or pari passu in right of payment to the Obligations, such replacement, refinancing, refunding, renewal or extension is subordinated or pari passu in right of payment to the Obligations on terms not materially less favorable to the Lenders (taken as a whole) than those contained in the documentation governing the Indebtedness being replaced, refinanced, refunded, renewed or extended or (2) Disqualified Stock or Preferred Stock, such replacement, refinancing, refunding, renewing or extending indebtedness is Disqualified Stock or Preferred Stock, respectively;

(d) when such term is used in respect of (i) Permitted First Priority Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (d), (e), (f), (g) and (h) of the proviso to the first sentence of the definition of Permitted First Priority Refinancing Debt; (ii) Permitted Second Priority Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (d), (e), (f), (g) and (h) of the proviso to the first sentence of the definition of Permitted Second Priority Refinancing Debt; (iii) Permitted Unsecured Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (c), (d), (e) and (f) of the proviso to the first sentence of the definition of Permitted Unsecured Refinancing Debt; (iv) Permitted First Priority Incremental Equivalent Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (d), (e), (f), (g), and (h) of the proviso to the first sentence of the definition of Permitted First Priority Incremental Equivalent Debt, (v) Permitted Junior Priority Incremental Equivalent Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (d), (e), (f), (g), and (h) of the proviso to the first sentence of the definition of Permitted Junior Priority Incremental Equivalent Debt and (vi) Permitted Unsecured Incremental Equivalent Debt, such Refinancing Indebtedness must also satisfy paragraphs (c), (d) and (e) of the proviso to the first sentence of the definition of Permitted Unsecured Incremental Equivalent Debt; and

(e) such Refinancing Indebtedness shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Restricted Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Restricted Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

“Refunding Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefore pursuant to an exchange offer registered with the SEC.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans or similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“ Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(e).

“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any Indebtedness under this Agreement (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of the Initial Term Loans into a new tranche of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement, (i) having an Effective Yield that is less than the Effective Yield for the Initial Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the Initial Term Loans, or (b) any modification to this Agreement that results in the reduction in the Applicable Percentage for the Initial Term Loans so long as, in the case of each of clauses (a) and (b), (x) the primary purpose of such modification is to reduce the Effective Yield with respect to the Initial Term Loans and (y) such Indebtedness was not incurred (or modified) in connection with a Change of Control, initial public offering of the Borrower or any parent company or any acquisition or similar investment. Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding Initial Term Loans, and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, Unused Revolving Credit Commitments, Initial Term Loans, Other Revolving Credit Commitments, Other Term Loan Commitments, Other Term Loans, Incremental Term Loans and Incremental Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Exposure, Unused Revolving Credit Commitments, Initial Term Loans, Other Revolving Credit Commitments, Other Term Loan Commitments, Other Term Loans, Incremental Term Loans and Incremental Revolving Credit Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, Unused Revolving Credit Commitments, Other Revolving Credit Commitments and Incremental Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Exposure, Unused Revolving Credit Commitments, Other Revolving Credit Commitments and Incremental Revolving Credit Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Responsible Officer ” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Effective Date, any secretary or assistant secretary of such Person.

“Restricted Debt” shall mean the HCM 2021 Notes, any Junior Lien Obligations, any Subordinated Indebtedness and any Refinancing Indebtedness in respect thereof that otherwise constitutes Restricted Debt, in each case to the extent the same qualifies as Material Indebtedness.

“ Restricted Debt Payment” shall have the meaning assigned to such term in paragraph (c) of the definition of “Restricted Payment”.

“Restricted Dividend Payment” shall mean any Restricted Payment other than a Restricted Investment or a Restricted Debt Payment.

“Restricted Guarantor” shall mean a US Subsidiary Guarantor that is a Restricted

Subsidiary.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall mean:

(a) the declaration or payment of any dividend or the making of any payment or distribution on account of the Borrower’s or a Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower or a Restricted Subsidiary; or

(ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(b) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of Borrower, including in connection with any merger, amalgamation or consolidation;

(c) the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Restricted Debt other than:

(i) Indebtedness permitted under Section 6.01(b)(vii), except to the extent prohibited by the Intercompany Subordination Agreement; or

(ii) the purchase, repurchase or other acquisition of any HCM 2021 Notes, any Junior Lien Obligations, any Subordinated Indebtedness and any Refinancing Indebtedness in respect of any of the foregoing Indebtedness of the Borrower or a Restricted Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition,

(any such foregoing principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value, of such Indebtedness, a “Restricted Debt Payment”); or

(d) the making of any Restricted Investment.

For the avoidance of doubt, the Foreign Restructuring Transaction and the Foreign Restructuring Note Distribution shall not be deemed Restricted Payments.

“Restricted Payment Applicable Amount” shall mean, at any time, an amount equal to the sum (without duplication) of:

(a) the greater of $30,000,000 and 18.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period; plus

(b) the greater of (i) 50% of the Consolidated Net Income of the Borrower (taken as one accounting period) from the first day of the fiscal quarter in which the Effective Date occurs to the last day of the most recently ended Test Period at the time of such Restricted Payment and (ii) the Cumulative Retained Excess Cash Flow Amount at such time; plus

(c) 100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property) received by the Borrower or a Restricted Subsidiary since immediately after the Effective Date (other than (i) to the extent used to fund the Transactions and (ii) net cash proceeds to the extent such net cash proceeds have been used pursuant to Section 6.01(b)(xi)(A)) from the issue or sale of:

(i) (A) Equity Interests of the Borrower, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received from the sale of:

(x) Equity Interests to directors, officers, employees, members of management or consultants of the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower, after the Effective Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv); and

(y) Designated Preferred Stock; and

(B) to the extent such proceeds, securities or other property are actually contributed to the capital of the Borrower or a Restricted Subsidiary, Equity Interests of the Borrower’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv)); or

(ii) debt of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or a direct or indirect parent company of the Borrower;

provided, however, that this paragraph (b) shall not include the proceeds from (v) the exercise of any Cure Right, (w) Refunding Capital Stock, (x) Equity Interests or convertible debt securities sold to the Borrower or a Restricted Subsidiary, as the case may be, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus

(d) 100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property) contributed to the capital of the Borrower following the Effective Date (other than (i) net cash proceeds to the extent utilized pursuant to Section 6.01(b)(xi)(A), (ii) to the extent applied to fund the Transactions, (iii) by a Restricted Subsidiary, (iv) Equity Cure Proceeds and (v) any Excluded Contributions); plus

(e) 100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property) received by the Borrower or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower or any of its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or any of its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Borrower or any of its Restricted Subsidiaries, in each case after the Effective Date; or

(ii) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Effective Date; plus

(f) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Effective Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Borrower in good faith, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or to the extent such Investment constituted a Permitted Investment.

“Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revaluation Date” shall mean (a) with respect to any Revolving Loan or Swingline Loan, each of the following: (i) each date of a borrowing of a Revolving Loan or Swingline Loan, (ii) each date of a continuation of a Revolving Loan pursuant to the terms of this Agreement, (iii) the last Business Day of each calendar month, and (iv) the date of any voluntary reduction of a Revolving Credit Commitment pursuant to Section 2.09(b) or any mandatory reduction of a Revolving Credit Commitment pursuant to Section 2.13(e); (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit, (ii) each date of an amendment of a Letter of Credit, (iii) each date of any payment by an Issuing Bank with respect to a Letter of Credit, and (iv) the last Business Day of each calendar month; (c) such additional dates as the Administrative Agent or the respective Issuing Bank shall determine, or the Required Lenders shall require, at any time when (i) an Event of Default has occurred and is continuing, (ii) the Aggregate US Revolving Credit Exposure exceeds 90% of the Total US Revolving Credit Commitment (for such purpose, determined using the US Dollar Equivalent in effect for the most recent Revaluation Date) or (iii) the Aggregate Multicurrency Revolving Credit Exposure exceeds 90% of the Total Multicurrency Revolving Credit Commitment (for such purpose, determined using the US Dollar Equivalent in effect for the most recent Revaluation Date); and (d) with respect to the Unused Revolving Credit Commitment of a given Lender pursuant to Section 2.05(a)(i) or (ii), each day of the applicable period such Unused Revolving Credit Commitment is in effect.

“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.26(a).

“Revolving Commitment Increase Lender” shall have the meaning assigned to such term in Section 2.26(b).

“Revolving Credit Commitment” shall mean, with respect to each Lender, the US Revolving Credit Commitment, the Multicurrency Revolving Credit Commitment and/or, after the incurrence thereof, the Other US Revolving Credit Commitment, the Other Multicurrency Revolving Credit Commitment, the Incremental US Revolving Credit Commitment and/or the Incremental Multicurrency Revolving Credit Commitment of such Lender, as the context may require.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the US Revolving Credit Exposure and the Multicurrency Revolving Credit Exposure of such Lender at such time.

“Revolving Credit Facility” shall mean the revolving credit facilities contemplated by Section 2.01 and, if applicable, Sections 2.26 and/or 2.28.

“Revolving Credit Lender” shall mean a US Revolving Credit Lender and/or a Multicurrency Revolving Credit Lender, as the context may require.

“Revolving Credit Maturity Date” shall mean (a) with respect to the Initial Revolving Credit Commitments (and related Revolving Credit Exposure), September 15, 2019, and (b) with respect to any Series of any Incremental Revolving Credit Commitments (and related Obligations) or Other Revolving Credit Commitments (and related Obligations), the maturity date for such Series set forth in the relevant Incremental Amendment or Refinancing Amendment, as applicable.

“Revolving L/C Exposure” shall mean, with respect to any Lender at any time, the sum of the US L/C Exposure and the Multicurrency L/C Exposure of such Lender at such time.

“Revolving Loans” shall mean the US Revolving Loans, the Multicurrency Revolving Loans and/or, after the incurrence thereof, the Other Revolving Loans and/or the Incremental Revolving Loans, as the context may require.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or a Restricted Subsidiary to a third Person in contemplation of such leasing.

“Sanctions Authority” shall mean the United Nations, the United States of America, Her Majesty’s Treasury of the United Kingdom and any authority acting on behalf of any of them in connection with Sanctions Laws.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions” shall mean any economic or financial sanctions and/or trade embargoes or restrictive measures imposed, administered or enforced by any Sanctions Authority which are applicable to the Borrower and its subsidiaries.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second-Lien Intercreditor Agreement” shall mean an intercreditor agreement among the Administrative Agent, the Collateral Agent and one or more Senior Representatives for holders of Permitted Junior Priority Incremental Equivalent Debt, Permitted Second Priority Refinancing Debt, Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(2) thereof or, to the extent secured, clause (B)(3) thereof or Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) that is secured on a junior basis providing that, inter alia, the Liens on the Collateral as between the Collateral Agent (for the benefit of the Secured Parties) and one or more Senior Representatives (for the benefit of the holders of such Permitted Junior Priority Incremental Equivalent Debt, Permitted Second Priority Refinancing Debt or Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(2) thereof or, to the extent secured, clause (B)(3) thereof) shall be junior to the Liens securing the Secured Obligations of the Borrower and the other relevant Loan Parties (but without regard to control of remedies). The Second-Lien Intercreditor Agreement for the Borrower and the US Subsidiary Guarantors shall be in form and substance satisfactory to the Administrative Agent.

“Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 5.04(a) or (b).

“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.

“Secured Obligations” shall mean all “Obligations” as defined in the Guarantee and Collateral Agreement or any other Security Document.

“Secured Parties” shall mean the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents ” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements and each of the other instruments and documents executed and delivered with respect to the Collateral pursuant to Section 5.09.

“Senior Representative” shall mean, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Permitted First Priority Incremental Equivalent Debt or Permitted Junior Priority Incremental Equivalent Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) or sub-clause (x) of the lead-in to Section 6.01(b)(xiii), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Series” shall mean (a) all Loans or Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins and (if applicable) amortization schedule and (b) all Loans or Commitments that are established pursuant to the same Incremental Amendment (or any subsequent Incremental Amendment to the extent such Incremental Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins and (if applicable) amortization schedule.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and its subsidiaries on the Effective Date or any business that is similar, reasonably related, incidental, ancillary or complementary thereto.

“Solvent” shall mean, with respect to any Person, (a) the consolidated fair value of the assets of such Person and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value of the property of such Person and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Specified Default” shall mean an Event of Default under Section 7.01(b), (c), (g)(i), or (h).

“Specified Obligations” shall have the meaning assigned to such term in Section 2.13(b).

“Sponsor Management Agreement ” shall mean the management agreement between certain management companies associated with the Sponsors and the Borrower and any direct or indirect parent company, as in effect on the Third Amendment Effective Date and giving effect to amendments thereto that (i) do not increase the aggregate amount of fees payable thereunder from that provided on the Third Amendment Effective Date and (ii) are not, taken as a whole, materially adverse to the interests of the Lenders.

“Sponsors” shall mean (a) FNF and THL and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing and (b) any Person that acquired Capital Stock of Foundation Holdings, Inc. or Foundation Holdings LLC on or prior to the Third Amendment Effective Date and any Affiliate of such Person.

“Spot Rate” shall mean, for any currency, on any Revaluation Date or other relevant date of determination, the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on such date; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.

“St. Petersburg Sale and Lease- Back Transaction” shall mean the sale and leaseback of the Borrower’s facility located in St. Petersburg, Florida.

“Stated Amount” shall mean, with respect to each Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder; provided that, except for purposes of Section 2.05(d), the “Stated Amount” of each Letter of Credit denominated in an Alternate Currency shall be, on any date of calculation, the US Dollar Equivalent of the maximum amount available to be drawn in such Alternate Currency thereunder, in each case, determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) applicable on the interest rate determination date (expressed as a decimal) established by the Board and applicable to any member of bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board).

“Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Sterling LIBO Rate ” shall mean, with respect to any Sterling LIBOR Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 1 Business Day prior to the commencement of such Interest Period by reference to the British Bankers Association Interest Settlement Rate that appears on the Reuters Screen LIBOR01 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) that displays an average ICE Benchmark Administration interest settlement rate for deposits in Sterling (or the successor thereto if the ICE Benchmark Administration is no longer making the applicable interest settlement rate available) for a period equal to such Interest Period and for an amount approximately equal to the proposed Sterling LIBOR Borrowing; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Sterling LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Sterling are offered for such relevant Interest Period to major banks in the London interbank market by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 1 Business Day prior to the beginning of such Interest Period.

“Sterling LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Sterling LIBO Rate.

“Subordinated Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.

“Subordinated Financing Documentation” shall mean any indenture and/or other agreement pertaining to Subordinated Financing and all documentation delivered pursuant thereto.

“Subordinated Indebtedness” shall mean any Indebtedness of the Borrower and any Guarantor which is by its terms subordinated in right of payment to the Obligations of the Borrower or such Guarantor, as applicable.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each US Subsidiary Guarantor.

“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).

“Successor Subsidiary Person” shall have the meaning assigned to such term in Section 6.04(c)(i)(A).

“Swingline Commitment” shall mean a US Swingline Commitment and/or a Multicurrency Swingline Commitment, as the context may require.

“Swingline Exposure” shall mean, at any time, the sum of the US Swingline Exposure and the Multicurrency Swingline Exposure at such time.

“Swingline Lender” shall mean the US Swingline Lender and/or the Multicurrency Swingline Lender, as the context may require.

“Swingline Loans” shall mean the US Swingline Loans and/or the Multicurrency Swingline Loans, as the context may require

“TARGET Day” shall mean any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.

“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

“Term Lender” shall mean any Initial Term Lender, Other Term Loan Lender and/or Incremental Term Loan Lender, as the context may require.

“Term Loan Maturity Date” shall mean (a) with respect to the Initial Term Loans, September 15, 2020, and (b) with respect to any Series of Other Term Loans or Incremental Term Loans, the maturity date for such Series set forth in the relevant Incremental Amendment or Refinancing Amendment.

“Term Loans” shall mean the Initial Term Loans and/or, after the incurrence thereof, the Other Term Loans and/or the Incremental Term Loans, as the context may require.

“Term Loan Lender” shall mean a Lender with an outstanding Term Loan.

“Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the Loans and L/C Exposure, together with all interest, Fees and other non-contingent Obligations, have been paid in full in cash.

“Test Period” shall mean, as of any date, the period of four consecutive fiscal quarters then most recently ended for which Section 5.04 Financials have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements under Section 5.04, “Test Period” shall mean the period of four consecutive fiscal quarters in respect of which annual or quarterly, as the case may be, internal financial statements are available.

“Third Amendment Effective Date” shall mean the Third Amendment Effective Date (as defined in the Existing Credit Agreement).

“THL” shall mean Thomas H. Lee Partners, L.P.

“ Total Assets” shall mean total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries as may be expressly stated, without giving effect to any amortization of the amount of intangible assets since the Original Closing Date (for such purpose, excluding all Customer Funds).

“Total Multicurrency Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Multicurrency Revolving Credit Commitments, as in effect at such time. The Total Multicurrency Revolving Credit Commitment immediately after the occurrence of the Effective Date is $41,600,000.

“Total US Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the US Revolving Credit Commitments, as in effect at such time. The Total US Revolving Credit Commitment immediately after the occurrence of the Effective Date is $88,400,000.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Sponsors, the Borrower (or any direct or indirect parent of the Borrower) or any of its subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean (i) the satisfaction of all conditions precedent contained in Article IV and in Section 2.30 of the Existing Credit Agreement, and all transactions consummated in connection therewith, (ii) this Agreement becoming effective in accordance with its terms, (iii) the Existing Term Loan Conversion, (iv) the Existing US Revolving Conversion, (v) the Existing Multicurrency Revolving Conversion, (vi) the repayment in full of any remaining Indebtedness outstanding under, and the termination of any remaining commitments under, the Existing Credit Agreement (immediately following the Existing Term Loan Conversion, the Existing US Revolving Conversion and the Existing Multicurrency Revolving Conversion) and the release of all guarantees and security interests in connection with, and Liens securing, such Indebtedness, (vii) the occurrence of the “Parent Release Date” under the HCM 2021 Notes Documentation and (viii) the payment of any fees, costs and/or expenses in connection with any or all of the foregoing.

“Treasury Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest (or, in the case of a Bankers’ Acceptance Loan, the discount rate) on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate ” shall mean the Adjusted LIBO Rate, the Alternate Base Rate, the Canadian Prime Rate or the Reference Discount Rate.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” shall mean:

(a) any subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided in Section 5.10); and

(b) any subsidiary of an Unrestricted Subsidiary.

“Unused Multicurrency Revolving Credit Commitment” of any Lender, at any time, shall mean the remainder of Multicurrency Revolving Credit Commitment of such Lender at such time, if any, less the sum of (i) the aggregate outstanding Principal Amount of Multicurrency Revolving Loans made by such Lender and then outstanding, (ii) such Lender’s Multicurrency L/C Exposure and (iii) except for purposes of Section 2.05(a)(ii), such Lender’s Pro Rata Share of the aggregate outstanding Principal Amount of Multicurrency Swingline Loans then outstanding.

“Unused Revolving Credit Commitment” of any Lender, at any time, shall mean the sum of the Unused US Revolving Credit Commitment and the Unused Multicurrency Revolving Credit Commitment of such Lender at such time.

“Unused US Revolving Credit Commitment” of any Lender, at any time, shall mean the remainder of US Revolving Credit Commitment of such Lender at such time, if any, less the sum of (i) the aggregate outstanding principal amount of US Revolving Loans made by such Lender and then outstanding, (ii) such Lender’s US L/C Exposure at such time and (iii) except for purposes of Section 2.05(a)(i), such Lender’s Pro Rata Share of the aggregate outstanding principal amount of US Swingline Loans then outstanding.

“US Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a)(i).

“ US Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in US Dollars, such amount and (b) with respect to any amount denominated in any currency other than US Dollars, the equivalent amount thereof in US Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of US Dollars with such other currency.

“US Dollar-Denominated Loans” shall mean any Loans denominated in US Dollars.

“US Dollars” or “$” shall mean lawful money of the United States of America.

“US Guarantee and Collateral Agreement” shall mean the US Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the US Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties referred to therein.

“US Issuing Bank” shall mean, as the context may require, (a) DBNY, acting through any of its Affiliates or branches, in its capacity as the issuer of US Letters of Credit hereunder, and (b) Bank of America, N.A., in respect of the Letters of Credit issued by it under the Existing Credit Agreement and (c) any other Person that may become a US Issuing Bank pursuant to Section 2.24(i) or 2.24(k), with respect to US Letters of Credit issued at the time such Person was a Lender. The US Issuing Bank may, in its discretion, arrange for one or more US Letters of Credit to be issued by Affiliates or branches of the US Issuing Bank, in which case the term “US Issuing Bank” shall include any such Affiliate or branch with respect to US Letters of Credit issued by such Affiliate or branch.

“US Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“US L/C Commitment” shall mean the commitment of a US Issuing Bank to issue US Letters of Credit pursuant to Section 2.24; provided that with respect to any US Issuing Bank, to the extent the Borrower obtains Other US Revolving Credit Commitments or Incremental US Revolving Credit Commitments for which such US Issuing Bank does not have a commitment or does not otherwise consent in writing thereto, then the US L/C Commitment of such US Issuing Bank shall terminate on the later to occur of the termination of the Class of US Revolving Credit Commitments under which such US Issuing Bank has agreed to act as US Issuing Bank or the date to which such US Issuing Bank has otherwise consented in writing.

“US L/C Disbursement” shall mean a payment or disbursement made by a US Issuing Bank pursuant to a US Letter of Credit.

“US L/C Exposure” shall mean, at any time, the sum of (a) the aggregate Stated Amount of all outstanding US Letters of Credit at such time and (b) the aggregate Principal Amount of all US L/C Disbursements that have not yet been reimbursed at such time. The US L/C Exposure of any US Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate US L/C Exposure at such time.

“US L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“US Letter of Credit” shall mean any letter of credit issued (or, in the case of a letter of credit issued for the account of the Borrower or any of its subsidiaries under the Existing Credit Agreement, deemed issued) for the account of the Borrower pursuant to Section 2.24.

“US Letter of Credit Application” shall have the meaning assigned to such term in Section 2.24(b).

“US Letter of Credit Expiration Date” shall have the meaning assigned to such term in Section 2.24(c).

“US Loan Parties” shall mean the Borrower and the US Subsidiary Guarantors.

“US Prime Rate” shall mean the rate of interest per annum announced from time to time by DBNY as its prime rate in effect at its principal office in New York City; each change in the US Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The US Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“US Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.26(a).

“US Revolving Credit Borrowing” shall mean a Borrowing comprised of US Revolving Loans.

“US Revolving Credit Commitment” shall mean, with respect to each US Revolving Credit Lender, (i) the commitment of such Lender to make US Revolving Loans (and acquire participations in US Letters of Credit and US Swingline Loans) hereunder in an amount equal to its Initial US Revolving Credit Commitment or the amount of US Revolving Credit Commitment set forth opposite such Lender’s name in the Assignment and Acceptance pursuant to which such Lender assumed its US Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.13(e), 2.22(a) or 2.28, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased pursuant to a Revolving Commitment Increase, (ii) its Other US Revolving Credit Commitment and/or (iii) its Incremental US Revolving Credit Commitment, as the context may require.

“US Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate Principal Amount at such time of all outstanding US Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s US L/C Exposure, plus the aggregate amount at such time of such Lender’s US Swingline Exposure.

“US Revolving Credit Facility” shall mean the revolving credit facilities contemplated by Section 2.01(a)(iii) and, if applicable, Sections 2.26 and/or 2.28.

“US Revolving Credit Lender” shall mean, at any time, (i) initially, each Lender executing this Agreement under the heading “Initial US Revolving Credit Lender” on the Effective Date and (ii) thereafter, each Lender with a US Revolving Credit Commitment at such time (or, after the termination thereof, US Revolving Loans or other US Revolving Credit Exposure with respect thereto).

“US Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(a)(iii) (if applicable) and/or Section 2.01(b)(i) (including Initial US Revolving Loans) and, if applicable, Sections 2.26 and 2.28.

“US Secured Obligations” shall mean all “Obligations” as defined in the US Guarantee and Collateral Agreement or any other US Security Document.

“US Security Documents” shall mean, collectively, (i) the US Guarantee and Collateral Agreement, (ii) each Mortgage with respect to any real property owned by a US Loan Party, (iii) the Intellectual Property Security Agreements executed and delivered by any US Loan Party and (iv) each of the other instruments and documents executed and delivered by a US Loan Party with respect to Collateral pursuant to Section 5.09.

“US Subsidiary Guarantor” shall mean each subsidiary listed on Schedule 1.01, and each other Domestic Subsidiary that is or becomes a party to the US Guarantee and Collateral Agreement pursuant to Section 5.09 or otherwise, excluding any Excluded Subsidiary.

“US Swingline Commitment” shall mean the commitment of the US Swingline Lender to make loans pursuant to Section 2.23(a)(i), as the same may be reduced from time to time pursuant to Section 2.09; provided that with respect to any US Swingline Lender, to the extent the Borrower obtains Other US Revolving Credit Commitments or Incremental US Revolving Credit Commitments for which such US Swingline Lender does not have a commitment or does not otherwise consent in writing thereto, then the US Swingline Commitment of such US Swingline Lender shall terminate on the later to occur of the termination of the Class of US Revolving Credit Commitments under which such US Issuing Bank has agreed to act as US Swingline Lender or the date to which such US Swingline Lender has otherwise consented in writing.

“US Swingline Exposure” shall mean, at any time, the aggregate Principal Amount at such time of all outstanding US Swingline Loans. The US Swingline Exposure of any US Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate US Swingline Exposure at such time.

“US Swingline Lender” shall mean (i) DBNY, acting through any of its Affiliates or branches, in its capacity as lender of US Swingline Loans hereunder, (ii) any other Person acting as Administrative Agent hereunder (to the extent agreed by the Borrower and such Administrative Agent), and (iii) any other Lender designated by the Borrower and agreed to by the Administrative Agent who agrees to act in such capacity.

“US Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.23(a)(i).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment or scheduled commitment reduction or termination of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment or reduction or termination; by

(b) the sum of all such payments (or reduction or termination).

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares or, in the case of Foreign Subsidiaries, nominal amounts of shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio and the Fixed Charge Coverage Ratio (and the financial definitions used therein) and compliance with each covenant set forth herein (including as determined by any reference to a definition used in such covenant (e.g., Receivables Facilities, Capitalized Lease Obligations, etc.)) shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio, the Fixed Charge Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, to eliminate the effect of any change in GAAP or the application thereof occurring after the Effective Date on the operation thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio, the Fixed Charge Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, for such purpose), then the Borrower and the Administrative Agent shall negotiate in good faith to amend (without the payment of any amendment or similar fees to the Administrative Agent or the Lenders) the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio, the Fixed Charge Coverage Ratio or the definitions used therein or any covenant used herein (or definition used therein), in each case, (subject to the approval of the Required Lenders (such approval not to be unreasonably withheld, conditioned or delayed)) to preserve the original intent thereof in light of such changes in GAAP; provided that all determinations made pursuant to the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio, the Fixed Charge Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio, the Fixed Charge Coverage Ratio or such financial definition or any covenant used herein (or definition used therein) is amended. Notwithstanding anything to the contrary above or in the definitions of Capital Lease Obligations and Capital Expenditures, in the event of a change under GAAP (or the application thereof) requiring all leases to be capitalized, only those leases that would result in Capital Lease Obligations or Capital Expenditures on the Effective Date (assuming for purposes hereof that they were in existence on the date hereof) hereunder shall be considered capital leases hereunder and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith.

Section 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial US Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Initial US Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “US Revolving Credit Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar US Revolving Credit Borrowing”).

Section 1.04. Rounding. The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

Section 1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Loan Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Loan Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that with respect to any payment of interest on or principal of Eurocurrency Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

Section 1.08. [Reserved].

Section 1.09. Exchange Rate; Currency Equivalents Generally. The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the US Dollar Equivalent amounts of Loans and other Obligations denominated in an Alternate Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between an Alternate Currency and Dollars until the next Revaluation Date to occur. Except as provided above in this Section 1.09 and except for purposes of financial statements delivered by the Borrower hereunder or calculating compliance with a financial ratio hereunder or except as otherwise provided herein, the applicable amount of any currency (other than US Dollars) for purposes of determining compliance with the provisions of the Loan Documents on any date of determination shall be such US Dollar Equivalent amount as so determined by the Administrative Agent on such date. Notwithstanding the foregoing, for purposes of determining compliance with Sections 2.01, 2.24, 2.25, 6.01, 6.02 and 6.03 (including any Permitted Investment) of this Agreement with respect to any amount of Indebtedness, obligations or Investment (or Restricted Payment) denominated in a currency other than US Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.09 shall otherwise apply to such Article and such Sections, including with respect to determining whether any Indebtedness or Investment (not previously incurred or made on any date) may be incurred or made under such Article and such Sections.

Section 1.10. Approved Alternate L/C Currencies. (a) The Borrower may from time to time request that US Letters of Credit be issued in an Approved Alternate L/C Currency (subject to the approval of the relevant US Issuing Bank); provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into US Dollars. Any such request shall be made to the Administrative Agent, and the Administrative Agent shall promptly notify the relevant US Issuing Bank thereof. The relevant US Issuing Bank shall notify the Administrative Agent, not later than 1:00 p.m., 10 Business Days after receipt of such request whether it consents to the issuance of US Letters of Credit in such requested currency. Any failure by the relevant US Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the relevant US Issuing Bank to permit US Letters of Credit to be issued in such requested currency. If the relevant US Issuing Bank consents to the issuance of US Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Approved Alternate L/C Currency hereunder for the purposes of any US Letter of Credit issuances by such US Issuing Bank. If the relevant US Issuing Bank does not consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrower.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.11. Pro Forma Calculations. The Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio, the Fixed Charge Coverage Ratio, EBITDA (solely for purposes of the “grower” component of any basket amount specified hereunder and, for the avoidance of doubt, as a component term used in the calculation of the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Debt Ratio and the Fixed Charge Coverage Ratio) and Total Assets shall be calculated in each case on a pro forma basis as follows:

(a) In the event that the Borrower or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which such ratio or amount is being calculated but prior to or simultaneously with the event for which the calculation of such ratio or amount is made (a “Ratio Calculation Date”), then such ratio or amount shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (it being understood that solely for the purposes of calculating quarterly compliance with Section 6.10 for purposes of making the calculations required by Section 5.04(c)(x), the Ratio Calculation Date shall be the last day of the period for which such calculation is made).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the relevant Ratio Calculation Date, and other operational changes that the Borrower or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with such Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then such ratio or amount shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

(b) For purposes of this Section 1.11, whenever pro forma effect is to be given to any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. Any such pro forma calculation may include adjustments of the type described in clause (a)(xi) of the definition of EBITDA.

(c) For purposes of determining whether the incurrence, issuance or making of any Indebtedness, Disqualified Stock, Preferred Stock, Equity Interest, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change is permitted hereunder, EBITDA and/or Total Assets shall be determined at the time such Indebtedness, Disqualified Stock, Preferred Stock, Equity Interest, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change is incurred, issued or made, and no Default shall be deemed to have occurred solely as a result of a change in EBITDA and/or Total Assets occurring after the time such Indebtedness, Disqualified Stock, Preferred Stock, Equity Interest, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change is incurred, issued or made.

(d) Notwithstanding anything to the contrary herein, with respect to any Limited Condition Acquisition only, at the Borrower’s option, the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Secured Debt Ratio, the Consolidated Leverage Ratio, the Fixed Charge Coverage Ratio and any cap expressed as a percentage of EBITDA or Total Assets shall be determined, and any default or event of default “blocker” shall be tested, as of the date the definitive acquisition agreement for such Limited Condition Acquisition is entered into and the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Secured Debt Ratio, the Consolidated Leverage Ratio, the Fixed Charge Coverage Ratio and any cap expressed as a percentage of EBITDA or Total Assets shall be calculated as if the acquisition and other pro forma events in connection therewith were consummated on the first day of the most recently ended Test Period; provided that (i) other than as specifically provided below in this Section 1.11(c), the Consolidated Net Income (and any other financial defined term derived therefrom) shall not include any Consolidated Net Income of, or attributable to, the target company or assets associated with any such Limited Condition Acquisition for usages other than in connection with the applicable transaction pertaining to such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred, (ii) the determination of the Adjusted Consolidated First Lien Leverage Ratio, the Consolidated Secured Debt Ratio, the Consolidated Leverage Ratio, the Fixed Charge Coverage Ratio and availability under any applicable cap expressed as a percentage of EBITDA or Total Assets on or following the date of the definitive acquisition agreement and prior to the earlier of the date on which such acquisition is consummated or the definitive agreement for such acquisition is terminated shall be calculated on a pro forma basis assuming such acquisition and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated and (iii) after the signing date but before the closing date for a Limited Condition Acquisition, the determination of ratios and baskets for purposes not related to such Limited Condition Acquisition shall be made as if the closing date of such Limited Condition Acquisition had occurred on the same date as the signing date until such earlier time on which the applicable Limited Condition Acquisition is consummated, terminated or abandoned (this sentence shall be referred to as the “Limited Condition Acquisition Provision”).

ARTICLE II

The Credits

Section 2.01. Commitments; Conversions. Subject to the terms and conditions set forth herein:

(a) (i) Each Initial Term Lender agrees that, on the Effective Date, without further action by any party to this Agreement, all of such Lender’s Existing Term Loans shall automatically be converted into new term loans to the Borrower (the “Initial Term Loans”) in US Dollars and in a like principal amount (and with the tenor therefor described in the definition of Term Loan Maturity Date) pursuant to the Existing Term Loan Conversion.

(ii) Each Multicurrency Revolving Credit Lender agrees that on the Effective Date, without further action by any party to this Agreement, (x) such Lender’s Existing Multicurrency Revolving Credit Commitments shall automatically be converted into Multicurrency Revolving Credit Commitments in US Dollars in a like principal amount (and with the tenor therefor described in the definition of Revolving Credit Maturity Date), (y) such Lender’s Existing Multicurrency Revolving Loans (if any) shall automatically be converted into Multicurrency Revolving Loans in the applicable Alternate Currency in a like principal amount (and with the tenor therefor described in the definition of Revolving Credit Maturity Date) and (z) such Lender’s Multicurrency L/C Exposure in respect of Existing Multicurrency Revolving Credit Commitments with respect to participations in Multicurrency Letters of Credit issued and outstanding on the Effective Date shall automatically be converted into Multicurrency L/C Exposure in the applicable Alternate Currency in a like amount (and the Multicurrency Letters of Credit relating to such Multicurrency L/C Exposure, whether issued on behalf of the Borrower or on behalf of Ceridian Canada Ltd., shall be deemed to be Multicurrency Letters of Credit issued under this Agreement on behalf of the Borrower), in each case pursuant to the Existing Multicurrency Revolving Conversion.

(iii) Each US Revolving Credit Lender agrees that on the Effective Date, without further action by any party to this Agreement, (x) such Lender’s Existing US Revolving Credit Commitments shall automatically be converted into US Revolving Credit Commitments in US Dollars in a like principal amount (and with the tenor therefor described in the definition of Revolving Credit Maturity Date), (y) such Lender’s Existing US Revolving Loans (if any) shall automatically be converted into US Revolving Loans in US Dollars in a like principal amount (and with the tenor therefor described in the definition of Revolving Credit Maturity Date) and (z) such Lender’s US L/C Exposure in respect of Existing US Revolving Credit Commitments with respect to participations in US Letters of Credit issued and outstanding on the Effective Date shall automatically be converted into US L/C Exposure in US Dollars in a like amount (and such US Letters of Credit shall be deemed to be US Letters of Credit issued under this Agreement), in each case pursuant to the Existing US Revolving Conversion.

(b) Subject to the terms and conditions herein set forth, each Revolving Credit Lender with a Revolving Credit Commitment of a particular Class agrees, severally and not jointly, (i) to make US Revolving Loans of such Class to the Borrower in US Dollars, at any time and from time to time on and after the Effective Date, and until the earlier of the Revolving Credit Maturity Date with respect to its US Revolving Credit Commitment and the termination of such Lender’s US Revolving Credit Commitment of such Class in accordance with the terms hereof, in an aggregate Principal Amount at any time outstanding that will not result in such Lender’s US Revolving Credit Exposure exceeding such Lender’s US Revolving Credit Commitment and (ii) to make Multicurrency Revolving Loans of such Class to the Borrower in the Available Currency requested by the Borrower, at any time and from time to time after the Effective Date, and until the earlier of the Revolving Credit Maturity Date with respect to its Multicurrency Revolving Credit Commitment and the termination of such Lender’s Multicurrency Revolving Credit Commitment of such Class in accordance with the terms hereof, in an aggregate Principal Amount at any time outstanding that will not result in such Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Revolving Credit Commitment. Within the limits set forth in this clause (c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow US Revolving Loans and Multicurrency Revolving Loans.

(c) Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). For the avoidance of doubt, all Revolving Loans made and other Revolving Credit Exposure incurred under the Revolving Credit Facility will be made or incurred, as applicable, by all Revolving Credit Lenders in accordance with their Pro Rata Percentages until the Revolving Credit Maturity Date for the relevant Class of Revolving Credit Commitments (or, if earlier, the date of the termination of the relevant Class of Revolving Credit Commitments in accordance with the terms hereof); thereafter, all Revolving Loans made and other Revolving Credit Exposure incurred under the Revolving Credit Facility will be made by the remaining Revolving Credit Lenders in accordance with their Pro Rata Percentages (after giving effect to the termination of Revolving Credit Commitments of such Class on the applicable Revolving Credit Maturity Date or otherwise in accordance with the terms of this Agreement). Except for Loans deemed made pursuant to Section 2.02(f) or (g) and subject to Section 2.23, the Loans comprising any

Borrowing shall be in an aggregate principal amount that is not less than (i) the Minimum Applicable Borrowing Amount for such Loans or (ii) the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.02(f), 2.02(g), 2.08 and 2.16, each Borrowing shall (i) be comprised entirely of (x) in the case of US Dollar-Denominated Loans, ABR Loans or Eurodollar Loans or (y) in the case of Alternate Currency Denominated Loans, Canadian Prime Rate Loans, Bankers’ Acceptance Loans, EURIBOR Loans or Sterling LIBOR Loans, in each case as the Borrower may request pursuant to Section 2.03. Each Borrowing of Canadian Dollar-Denominated Revolving Loans shall be incurred (x) as Canadian Prime Rate Loans or (y) (A) in the case of a B/A Lender, by way of the creation of Bankers’ Acceptances on the terms and conditions provided for herein and in Schedule 2.02(b) or (B) in a case of a Non-B/A Lender, by way of the purchase of completed Drafts and the exchange of such Drafts for B/A Equivalent Notes, in each case on the terms and conditions provided for herein and in Schedule 2.02(b). Each Lender may at its option make any Eurocurrency Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than (x) ten Eurocurrency Rate Borrowings (or such greater number as the Administrative Agent may agree in its sole discretion) outstanding hereunder at any time and (y) five different maturity dates in the aggregate for all outstanding Bankers’ Acceptance Loans (or such greater number as the Administrative Agent may agree in its reasonable sole discretion).

(c) Except with respect to Loans deemed made pursuant to Sections 2.01(a), 2.02(f), 2.02(g) and, if applicable, Section 2.28, and subject to Sections 2.03 and 2.23, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the Applicable Currency to the applicable Payment Office of the Administrative Agent not later than 1:00 p.m., and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to the Loans comprising such Borrowing at the time and (ii) in the case of such Lender, (x) for the first such day, the Overnight Rate and (y) for each day thereafter, (A) in the case of US Dollar-Denominated Loans, the Alternate Base Rate plus the Applicable Percentage for ABR US Revolving Loans comprising such Borrowing, (B) in the case of Canadian Dollar-Denominated Revolving Loans, the Canadian Prime Rate plus the Applicable Percentage for Canadian Prime Rate Multicurrency Revolving Loans comprising such Borrowing and (C) in the case of any other Alternate Currency Denominated Loans, the rate per annum equal to the interest rate applicable to the Alternate Currency Denominated Loans comprising such Borrowing made to the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and (x) the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and (y) if the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurocurrency Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the Loans comprising such Eurocurrency Rate Borrowing.

(f) If the relevant US Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.24(e) within the time specified in such Section, such US Issuing Bank will promptly notify the Administrative Agent of the US L/C Disbursement and the Administrative Agent will promptly notify each US Revolving Credit Lender of such US L/C Disbursement and its Pro Rata Percentage thereof (with the amount of any US L/C Disbursement made in an Approved Alternate L/C Currency to be calculated using the US Dollar Equivalent of such US L/C Disbursement, as determined on the date on which such US L/C Disbursement was made by the relevant US Issuing Bank). Each US Revolving Credit Lender shall pay by wire transfer of immediately available funds in US Dollars to the Administrative Agent not later than 2:00 p.m. on such date (or, if such US Revolving Credit Lender shall have received such notice later than 12:00 (noon) on any day, not later than 10:00 a.m. on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such US L/C Disbursement as determined above (it being understood that such amount shall be deemed to constitute an ABR US Revolving Loan of such Lender and such payment shall be deemed to have reduced the US L/C Exposure), and the Administrative Agent will promptly pay to the relevant US Issuing Bank amounts so received by it from the US Revolving Credit Lenders. The Administrative Agent will promptly pay to the relevant US Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.24(e) prior to the time that any US Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the US Revolving Credit Lenders that shall have made such payments and to such US Issuing Bank, as their interests may appear. If any US Revolving Credit Lender shall not have made its Pro Rata Percentage of such US L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the relevant US Issuing Bank at (i) in the case of the

Borrower, a rate per annum equal to the interest rate applicable to the US Revolving Loans of the relevant Class pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Overnight Rate, and for each day thereafter, the interest rate applicable to ABR US Revolving Loans of the relevant Class.

(g) If the relevant Multicurrency Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.25(e) within the time specified in such Section, such Multicurrency Issuing Bank will promptly notify the Administrative Agent of the Multicurrency L/C Disbursement and the Administrative Agent will promptly notify each Multicurrency Revolving Credit Lender of such Multicurrency L/C Disbursement and its Pro Rata Percentage thereof. Each Multicurrency Revolving Credit Lender shall pay by wire transfer of immediately available funds in the Applicable Currency to the Administrative Agent not later than 2:00 p.m. on such date (or, if such Multicurrency Revolving Credit Lender shall have received such notice later than 12:00 (noon) on any day, not later than 10:00 a.m. on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such Multicurrency L/C Disbursement as determined above (it being understood that such amount shall be deemed to constitute a Multicurrency Revolving Loan of such Lender and such payment shall be deemed to have reduced the Multicurrency L/C Exposure), and the Administrative Agent will promptly pay to the relevant Multicurrency Issuing Bank amounts so received by it from the Multicurrency Revolving Credit Lenders. The Administrative Agent will promptly pay to the relevant Multicurrency Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.25(e) prior to the time that any Multicurrency Revolving Credit Lender makes any payment pursuant to this paragraph (g); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Multicurrency Revolving Credit Lenders that shall have made such payments and to such Multicurrency Issuing Bank, as their interests may appear. If any Multicurrency Revolving Credit Lender shall not have made its Pro Rata Percentage of such Multicurrency L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the relevant Multicurrency Issuing Bank at (i) in the case of the Borrower, (A) if such Multicurrency L/C Disbursement is payable in US Dollars, a rate per annum equal to the interest rate applicable to the Multicurrency Revolving Loans of the relevant Class pursuant to Section 2.06(a), (B) if such Multicurrency L/C Disbursement is payable in Canadian Dollars, a rate per annum equal to the interest rate applicable to the Multicurrency Revolving Loans of the relevant Class pursuant to Section 2.06(b), and (C) if such Multicurrency L/C Disbursement is payable in any other Alternate Borrowing Currency, a rate per annum equal to the Overnight Rate and (ii) in the case of such Lender, (A) if such Multicurrency L/C Disbursement is payable in US Dollars, for the first such day, the Overnight Rate and for each day thereafter, the interest rate applicable to Multicurrency ABR Revolving Loans of the relevant Class, and (B) if such Multicurrency L/C Disbursement is payable in any Alternate Borrowing Currency, for the first such day, a rate per annum equal to the Overnight Rate and, for each day thereafter, the interest rate applicable to Multicurrency Revolving Loans denominated in the respective Alternate Borrowing Currency of the relevant Class under the applicable clause of Section 2.06 (using, in the case of Canadian Dollar-Denominated Revolving Loans, the interest rate applicable to a Canadian Prime Rate Borrowing).

Section 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.01(a), Section 2.02(f) or Section 2.02(g) or, if applicable, pursuant to Section 2.28, or a Borrowing of Canadian Prime Rate Loans to the extent resulting from automatic conversions of Bankers’ Acceptance Loans as provided in Schedule 2.02(b), in each case as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Rate Borrowing or Bankers’ Acceptance Borrowing, not later than 1:00 p.m. 3 Business Days before a proposed Borrowing (or, in the case of a Bankers’ Acceptance Borrowing with a term in excess of 180 days, five Business Days), and (b) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 12:00 p.m. on the date of a proposed Borrowing. Each such telephonic request shall be irrevocable, shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a US Revolving Credit Borrowing or a Multicurrency Revolving Credit Borrowing, and if applicable, the relevant Class thereof and whether such Borrowing is to be a Eurodollar Borrowing, a EURIBOR Borrowing, a Sterling LIBOR Borrowing, an ABR Borrowing, a Canadian Prime Rate Borrowing or a Bankers’ Acceptance Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount (or Face Amount, as applicable) of such Borrowing (stated in the relevant Available Currency); (v) if such Borrowing is to be a Eurocurrency Rate Borrowing, the Interest Period with respect thereto; and (vi) if such Borrowing is to be a Bankers’ Acceptance Borrowing, the term thereof (which shall comply with the requirements of Schedule 2.02(b)); provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. Except as otherwise provided in Section 2.10(b), if no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Rate Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. If no term with respect to any Bankers’ Acceptance Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected a term of 1 month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

Section 2.04. Evidence of Debt; Repayment of Loans. (a) (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each US Term Lender, the principal amount of each Term Loan of such Lender as provided in Section 2.11, and (ii) the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, on the relevant Revolving Credit Maturity Date for any Class of Revolving Credit Commitments (and related Revolving Credit Exposure), the then unpaid principal amount of each Revolving Loan of such Class made by such Lender to the Borrower. The Borrower hereby unconditionally promises to pay to the applicable US Swingline Lender, on the date upon which the US Swingline Commitment of such US Swingline Lender terminates, the then unpaid principal amount of each US Swingline Loan made to the Borrower by such US Swingline Lender. The Borrower hereby unconditionally promises to pay to the applicable Multicurrency Swingline Lender, on the date upon which the Multicurrency Swingline Commitment of such Multicurrency Swingline Lender terminates, the then unpaid principal amount of each Multicurrency Swingline Loan made to the Borrower by such Multicurrency Swingline Lender.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the Borrower, (ii) the principal amount (or, Face Amount, as applicable) of each Loan made hereunder, the Series, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (iii) the amount of any principal or interest (or Face Amount, as applicable) due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its permitted registered assigns in form and substance reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

Section 2.05. Fees. (a) (i) The Borrower agrees to pay, with respect to each Class of US Revolving Credit Commitments, to each US Revolving Credit Lender of such Class, through the Administrative Agent, on the last day of March, June, September and December of each year (commencing with the first such date to occur in the first full fiscal quarter ending after the Effective Date) and on each date on which the US Revolving Credit Commitment of such Class of such Lender shall expire or be terminated as provided herein, a commitment fee (a “US Commitment Fee”) equal to the Applicable Percentage per annum for such US Revolving Credit Commitment of such Class of such Lender on the daily amount of the relevant Unused US Revolving Credit Commitment of such Class of such Lender during the preceding quarter (or other period ending with the date on which the US Revolving Credit Commitment of such Class of such Lender shall be terminated); provided that any US Commitment Fee accrued with respect to the US Revolving Credit Commitment of such Class of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such US Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no US

Commitment Fee shall accrue on the US Revolving Credit Commitment of such Class of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. For purposes of calculating the US Commitment Fee only, no portion of the US Revolving Credit Commitments shall be deemed utilized as a result of outstanding US Swingline Loans.

(ii) The Borrower agrees to pay, with respect to each Class of Multicurrency Revolving Credit Commitments, to each Multicurrency Revolving Credit Lender of such Class, through the Administrative Agent, on the last day of March, June, September and December of each year (commencing with the first such date to occur in the first full fiscal quarter ending after the Effective Date) and on each date on which the Multicurrency Revolving Credit Commitment of such Class of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Multicurrency Commitment Fee”) equal to the Applicable Percentage per annum for such Multicurrency Revolving Credit Commitment of such Class of such Lender on the daily amount of the relevant Unused Multicurrency Revolving Credit Commitment of such Class of such Lender during the preceding quarter (or other period ending with the date on which the Multicurrency Revolving Credit Commitment of such Class of such Lender shall be terminated); provided that any Multicurrency Commitment Fee accrued with respect to the Multicurrency Revolving Credit Commitment of such Class of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such Multicurrency Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no Multicurrency Commitment Fee shall accrue on the Multicurrency Revolving Credit Commitment of such Class of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. For purposes of calculating the Multicurrency Commitment Fee only, no portion of the Multicurrency Revolving Credit Commitments shall be deemed utilized as a result of outstanding Multicurrency Swingline Loans.

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, the “Agency Fee” set forth in the Engagement Letter at the times and in the amounts specified therein (the “Administration Fee”).

(c) The Borrower agrees to pay, with respect to each Class of US Revolving Credit Commitments (i) to each US Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the US Revolving Credit Commitment of such Class of such Lender shall be terminated as provided herein, a fee (each, a “US L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate Stated Amounts of all outstanding US Letters of Credit during the preceding quarter (or shorter period ending with the date on which all US Letters of Credit have been canceled or have expired and all of the US Revolving Credit Commitments of such Class shall have been terminated) at a rate per annum equal to the Applicable Percentage for the relevant US Revolving Credit Commitment of such Class of such Lender from time to time used to determine the interest rate on Eurodollar US Revolving Credit Borrowings for such Lender minus the US Issuing Bank Fees referred to in clause (ii)(A) below, and (ii) to each US Issuing Bank (A) with respect to each outstanding US Letter of Credit a fronting fee that shall accrue at a rate of 0.125% per annum (or such lesser rate as shall be separately agreed upon between the

Borrower and such US Issuing Bank) on the Stated Amount of such US Letter of Credit, payable quarterly in arrears on the last day of March, June, September and December of each year and upon expiration of the applicable US Letter of Credit or any earlier termination of all of the US Revolving Credit Commitments of such Class and (B) within 30 days after demand therefor such US Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any US Letter of Credit issued by such US Issuing Bank or processing of drawings thereunder (the fees in this clause (ii) being collectively the “US Issuing Bank Fees”).

(d) Notwithstanding anything to the contrary contained in clause (c) above or elsewhere in this Agreement, if the Effective Date falls on a date other than the last day of March, June, September or December, with respect to each US Letter of Credit deemed issued and outstanding under this Agreement in accordance with Section 2.01(a)(iii), the US L/C Participation Fee and US Issuing Bank Fees referred to in clause (c) above shall be calculated, for the period from the Effective Date to the last day of March, June, September or December, as applicable, that next falls after the Effective Date, as though the reference to the “preceding quarter” in the case of US L/C Participation Fees or “quarterly in arrears” in the case of US Issuing Bank Fees, was in each case a reference to a stub period commencing on the Effective Date and ending on such last day of March, June, September or December, as applicable.

(e) The Borrower agrees to pay, with respect to each Class of Multicurrency Revolving Credit Commitments (i) to each Multicurrency Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Multicurrency Revolving Credit Commitment of such Class of such Lender shall be terminated as provided herein, a fee (each, a “Multicurrency L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate Stated Amounts of all outstanding Multicurrency Letters of Credit during the preceding quarter (or shorter period ending with the date on which all Multicurrency Letters of Credit have been canceled or have expired and all of the Multicurrency Revolving Credit Commitments of such Class shall have been terminated) at a rate per annum equal to the Applicable Percentage for the relevant Multicurrency Revolving Credit Commitment of such Class of such Lender from time to time used to determine the interest rate on Eurocurrency Rate Multicurrency Revolving Credit Borrowings for such Lender minus the Multicurrency Issuing Bank Fees referred to in clause (ii)(A) below, and (ii) to each Multicurrency Issuing Bank (A) with respect to each outstanding Multicurrency Letter of Credit a fronting fee that shall accrue at a rate of 0.125% per annum (or such lesser rate as shall be separately agreed upon between the Borrower and such Multicurrency Issuing Bank) on the Stated Amount of such Multicurrency Letter of Credit, payable quarterly in arrears on the last day of March, June, September and December of each year and upon expiration of the applicable Multicurrency Letter of Credit or any earlier termination of all of the Multicurrency Revolving Credit Commitments of such Class and (B) within 30 days after demand therefor such Multicurrency Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Multicurrency Letter of Credit issued by such Multicurrency Issuing Bank or processing of drawings thereunder (the fees in this clause (ii) being collectively the “Multicurrency Issuing Bank Fees”).

(f) Notwithstanding anything to the contrary contained in clause (e) above or elsewhere in this Agreement, if the Effective Date falls on a date other than the last day of March, June, September or December, with respect to each Multicurrency Letter of Credit deemed issued and outstanding under this Agreement in accordance with Section 2.01(a)(ii), the Multicurrency L/C Participation Fee and Multicurrency Issuing Bank Fees referred to in clause (e) above shall be calculated, for the period from the Effective Date to the last day of March, June, September or December, as applicable, that next falls after the Effective Date, as though the reference to the “preceding quarter” in the case of Multicurrency L/C Participation Fees or “quarterly in arrears” in the case of Multicurrency Issuing Bank Fees, was in each case a reference to a stub period commencing on the Effective Date and ending on such last day of March, June, September or December, as applicable.

(g) The Drawing Fees in respect of the Face Amount of each Bankers’ Acceptance Loan relating to a given Class of Multicurrency Revolving Credit Commitments shall be paid by the Borrower to the Administrative Agent for distribution to each Multicurrency Revolving Credit Lender which accepts and/or purchases such Bankers’ Acceptance Loan at the time of the incurrence by the Borrower of each such Bankers’ Acceptance Loan, which payment shall be made by deducting the Drawing Fees in calculating the B/A Discount Proceeds pursuant to paragraph (ii) of the definition of “B/A Discount Proceeds” contained herein.

(h) At the time of the effectiveness of any Repricing Transaction with respect to Initial Term Loans that is consummated prior to the date which is six months after the Third Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term Lender that holds Initial Term Loans (including each such Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 2.22), a fee in an amount equal to 1.00% of (i) in the case of a Repricing Transaction described in paragraph (a) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted) in connection with such Repricing Transaction and (ii) in the case of a Repricing Transaction described in paragraph (b) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding on such date that are subject to an Effective Yield reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(i) All Fees (other than Drawing Fees) shall be computed on the basis of the actual number of days elapsed in a year of 360 days, and shall be paid, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and the relevant Issuing Bank, except that the Issuing Bank Fees shall be paid directly to the relevant Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each US Swingline Loan and each Multicurrency Swingline Loan incurred in US Dollars, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time with respect to such Borrowing.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Canadian Prime Rate Borrowing, including each Multicurrency Swingline Loan incurred in Canadian Dollars, shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Percentage in effect from time to time with respect to such Borrowing.

(c) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time with respect to such Borrowing.

(d) Subject to the provisions of Section 2.07, the Loans comprising each EURIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted EURIBOR for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time with respect to such Borrowing.

(e) Subject to the provisions of Section 2.07, the Loans comprising each Sterling LIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted Sterling LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time with respect to such Borrowing.

(f) Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (or, when interest is based on (i) the Canadian Prime Rate or the Alternate Base Rate is determined by reference to the US Prime Rate, over a year of 365 or 366 days, as applicable, or (ii) Sterling LIBOR, over a year of 365 days) and shall be calculated from and including the date of the relevant Borrowing to, but excluding, the date of repayment thereof. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Canadian Prime Rate, Reference Discount Rate or Eurocurrency Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such annual rate is to be ascertained, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(h) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) each Eurodollar Borrowing of Existing Term Loans existing on the Effective Date immediately prior to the Existing Term Loan Conversion shall, upon the occurrence of the Existing Term Loan Conversion, constitute a new Eurodollar Borrowing of Initial Term Loans for all purposes of this Agreement, (ii) each such new Eurodollar Borrowing of Initial Term Loans shall be subject to the same Interest Period (and Adjusted LIBO Rate) as the Existing Term Loan Borrowing to which it relates (as if no new Eurodollar Borrowing had in fact occurred), which Interest Period shall continue in effect until such Interest Period expires and a new Type of Borrowing is selected in accordance with the provisions of Section 2.10, (iii) each such new Eurodollar Borrowing of Initial Term Loans shall accrue interest in accordance with this Section 2.07 based on the Applicable Percentage for Borrowings of Initial Term Loans set forth in this Agreement and (iv) in connection with the Existing Term Loan Conversion, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding Initial Term Loans (after giving effect to the Existing Term Loan Conversion) participate in each newly-deemed Eurodollar Borrowing of Initial Term Loans based on their respective pro rata shares.

(i) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) each Eurodollar Borrowing of Existing Multicurrency Revolving Loans existing on the Effective Date immediately prior to the Existing Multicurrency Revolving Conversion shall, upon the occurrence of the Existing Multicurrency Revolving Conversion, constitute a new Eurodollar Borrowing of Multicurrency Revolving Loans for all purposes of this Agreement, (ii) each such new Eurodollar Borrowing of Multicurrency Revolving Loans shall be subject to the same Interest Period (and Adjusted LIBO Rate) as the Existing Multicurrency Revolving Loan Borrowing to which it relates (as if no new Eurodollar Borrowing had in fact occurred), which Interest Period shall continue in effect until such Interest Period expires and a new Type of Borrowing is selected in accordance with the provisions of Section 2.10, (iii) each such new Eurodollar Borrowing of Multicurrency Revolving Loans shall accrue interest in accordance with this Section 2.07 based on the Applicable Percentage for Borrowings of Multicurrency Revolving Loans set forth in this Agreement and (iv) in connection with the Existing Multicurrency Revolving Conversion, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding Multicurrency Revolving Loans (after giving effect to the Existing Multicurrency Revolving Conversion) participate in each newly-deemed Eurodollar Borrowing of Multicurrency Revolving Loans based on their respective pro rata shares.

(j) Notwithstanding anything to the contrary contained in the definition of “Interest Period” or elsewhere in this Agreement, (i) each Eurodollar Borrowing of Existing US Revolving Loans existing on the Effective Date immediately prior to the Existing US Revolving Conversion shall, upon the occurrence of the Existing US Revolving Conversion, constitute a new Eurodollar Borrowing of US Revolving Loans for all purposes of this Agreement, (ii) each such new Eurodollar Borrowing of US Revolving Loans shall be subject to the same Interest Period (and Adjusted LIBO Rate) as the Existing US Revolving Loan Borrowing to which it relates (as if no new Eurodollar Borrowing had in fact occurred), which Interest Period shall continue in effect until such Interest Period expires and a new Type of Borrowing is selected in accordance with the provisions of Section 2.10, (iii) each such new Eurodollar Borrowing of US Revolving Loans shall accrue interest in accordance with this Section 2.07 based on the Applicable Percentage for Borrowings of US Revolving Loans set forth in this Agreement and (iv) in connection with the Existing US Revolving Conversion, the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding US Revolving Loans (after giving effect to the Existing US Revolving Conversion) participate in each newly-deemed Eurodollar Borrowing of US Revolving Loans based on their respective pro rata shares.

Section 2.07. Default Interest. If the Borrower shall default in the payment when due of any principal (or Face Amount, as applicable) of or interest on any Loan or reimbursement of any L/C Disbursement or payment of any Fee or other amount due hereunder, by acceleration or otherwise, then, upon the request of the Required Lenders, until such defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Loans and other amounts owing in Canadian Dollars under a given Class, at the rate otherwise applicable to a Loan under such Class denominated in Canadian Dollars pursuant to Section 2.06(b) plus 2.0% per annum, (b) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Loans and other amounts owing in Euros or Sterling under a given Class, at the rate otherwise applicable to a Loan under such Class denominated in such currency pursuant to Section 2.06(d) or (e), as applicable (for such purpose using the Adjusted EURIBOR or the Adjusted Sterling LIBO Rate for successive periods not exceeding one month as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid), plus 2.0% per annum and (c) in all other cases, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.0% per annum (or, if the overdue amount does not relate to any specific Class of Loans, at a rate per annum equal to the rate that would be applicable to an ABR Initial US Revolving Loan plus 2.0% per annum (without regard to whether Initial US Revolving Loans have been repaid in full)).

Section 2.08. Alternate Rate of Interest; Bankers’ Acceptances Availability. In the event, and on each occasion, that (a) on the day 2 Business Days prior to the commencement of any Interest Period for a Eurocurrency Rate Borrowing the Administrative Agent shall have reasonably determined that deposits in the Applicable Currency in the principal amounts of the Loans comprising such Borrowing are not generally available in the relevant interbank market, or that the rates at which deposits in the Applicable Currency are being offered in the relevant interbank market will not adequately and fairly reflect the cost to any participating Lender of making or maintaining its Eurocurrency Rate Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or (b) for any reason a normal market for the purchase and sale of bankers’ acceptances does not exist at any time as determined in good faith by the Administrative Agent, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the participating Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give promptly after such circumstances no longer exist), in the case of clause (a) above, any request by the Borrower for a Eurocurrency Rate Borrowing shall be deemed to be a request for an ABR Borrowing and in the case of clause (b) above, Bankers’ Acceptance Loans (exclusive of Bankers’ Acceptance Loans which have theretofore been funded) shall no longer be available and any request for such a Borrowing given by the Borrower with respect to such Bankers’ Acceptance Loans which have not been incurred shall either: (x) at the election of the Borrower, in its sole and absolute discretion, be cancelled and the requested Bankers’ Acceptance Loan shall not be made or (y) at the direction of the Borrower, be deemed a notice of Borrowing for Canadian Prime Rate Loans. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Section 2.09. Termination and Reduction of Commitments. (a) (i) The Other Term Loan Commitments of any Class or Series shall automatically terminate upon the making of such Other Term Loans on the applicable Refinancing Effective Date provided in the relevant Refinancing Amendment.

(ii) On the Revolving Credit Maturity Date of any Class of US Revolving Credit Commitments, such Class of US Revolving Credit Commitments will terminate and the US Revolving Credit Lenders with US Revolving Credit Commitments of such Class will have no further obligation to make US Revolving Loans, fund its portion of US L/C Disbursements pursuant to Section 2.24(d) or purchase or fund participations in US Swingline Loans pursuant to Section 2.23(e), in each case, solely in respect of such Class of US Revolving Credit Commitments; provided that (x) the foregoing will not release any such US Revolving Credit Lender from any such obligation to fund US Revolving Loans, its portion of US L/C Disbursements or participations in US Swingline Loans that was required to be performed on or prior to the Revolving Credit Maturity Date of such Class of US Revolving Credit Commitments and (y) the foregoing will not release any such US Revolving Credit Lender from any such obligation to fund its portion of US L/C Disbursements or participations in US Swingline Loans if on such Revolving Credit Maturity Date any Specified Default, or event, act or condition which with notice or lapse of time or both would constitute a Specified Default, exists until such Specified Default or event, act or condition ceases to exist. Unless clause (y) to the proviso to the immediately preceding sentence is applicable, upon the relevant Revolving Credit Maturity Date of such Class or Series, all outstanding US Swingline Loans and US L/C Exposure shall be deemed to be outstanding with respect to the remaining US Revolving Credit Commitments (so long as after giving effect to such reallocation, the US Revolving Credit Exposure of each remaining US Revolving Credit Lender does not exceed such Lender’s remaining US Revolving Credit Commitment). On and after the Revolving Credit Maturity Date of any Class of US Revolving Credit Commitments, the remaining US Revolving Credit Lenders (and so long as clause (y) to the proviso to the second immediately preceding sentence is applicable, the US Revolving Credit Lenders in the maturing Class) will be required, in accordance with their Pro Rata Percentages, to fund US L/C Disbursements pursuant to Section 2.24(d) arising on or after such date and fund participations in US Swingline Loans at the request of the US Swingline Lender on and after such date, regardless of whether any Default existed on the Revolving Credit Maturity Date of the then-terminating US Revolving Credit Commitments; provided that the US Revolving Credit Exposure of each remaining US Revolving Credit Lender does not exceed such Lender’s US Revolving Credit Commitment. In the event that a Specified Default, or event, act or condition which with notice or lapse of time or both would constitute a Specified Default, exists on a Revolving Credit Maturity Date of a Class of US Revolving Credit Commitments, until such Specified Default or event, act or condition ceases to exist, for purposes of determining a US Revolving Credit Lenders’ Pro Rata Percentage for purposes of its funding and/or purchase obligations under Section 2.23(e) or Section 2.24(d), such Lender’s US Revolving Credit Commitment of the relevant Class shall be deemed to be the US Revolving Credit Commitment of such Lender immediately prior to the termination thereof on such Revolving Credit Maturity Date.

(iii) On the Revolving Credit Maturity Date of any Class of Multicurrency Revolving Credit Commitments, such Class of Multicurrency Revolving Credit Commitments will terminate and the Multicurrency Revolving Credit Lenders with Multicurrency Revolving Credit Commitments of such Class will have no further obligation to make Multicurrency Revolving Loans, fund its portion of Multicurrency L/C Disbursements pursuant to Section 2.25(d) or purchase or fund participations in Multicurrency Swingline Loans pursuant to Section 2.23(f), in each case, solely in respect of such Class of Multicurrency Revolving Credit Commitments; provided that (x) the foregoing will not release any such Multicurrency Revolving Credit Lender from any such obligation to fund Multicurrency Revolving Loans, its portion of Multicurrency L/C Disbursements or participations in Multicurrency Swingline Loans that was required to be performed on or prior to the Revolving Credit Maturity Date of such Class of Multicurrency Revolving Credit Commitments and (y) the foregoing will not release any such Multicurrency Revolving Credit Lender from any such obligation to fund its portion of Multicurrency L/C Disbursements or participations in Multicurrency Swingline Loans if on such Revolving Credit Maturity Date any Specified Default, or event, act or condition which with notice or lapse of time or both would constitute a Specified Default, exists until such Specified Default or event, act or condition ceases to exist. Unless clause (y) to the proviso to the immediately preceding sentence is applicable, upon the relevant Revolving Credit Maturity Date of such Class or Series, all outstanding Multicurrency Swingline Loans and Multicurrency L/C Exposure shall be deemed to be outstanding with respect to the remaining Multicurrency Revolving Credit Commitments (so long as after giving effect to such reallocation, the Multicurrency Revolving Credit Exposure of each remaining Multicurrency Revolving Credit Lender does not exceed such Lender’s remaining Multicurrency Revolving Credit Commitment). On and after the Revolving Credit Maturity Date of any Class of Multicurrency Revolving Credit Commitments, the remaining Multicurrency Revolving Credit Lenders (and so long as clause (y) to the proviso to the second immediately preceding sentence is applicable, the Multicurrency Revolving Credit Lenders in the maturing Class) will be required, in accordance with their Pro Rata Percentages, to fund Multicurrency L/C Disbursements pursuant to Section 2.25(d) arising on or after such date and fund participations in Multicurrency Swingline Loans at the request of the Multicurrency Swingline Lender on and after such date, regardless of whether any Default existed on the Revolving Credit Maturity Date of the then-terminating Multicurrency Revolving Credit Commitments; provided that the Multicurrency Revolving Credit Exposure of each remaining Multicurrency Revolving Credit Lender does not exceed such Lender’s Multicurrency Revolving Credit Commitment. In the event that a Specified Default, or event, act or condition which with notice or lapse of time or both would constitute a Specified Default, exists on a Revolving Credit Maturity Date of a Class of Multicurrency Revolving Credit Commitments, until such Specified Default or event, act or condition ceases to exist, for purposes of determining a Multicurrency Revolving Credit Lenders’ Pro Rata Percentage for purposes of its funding and/or purchase obligations under Section 2.23(f) or Section 2.25(d), such Lender’s Multicurrency Revolving Credit Commitment of the relevant Class shall be deemed to be the Multicurrency Revolving Credit Commitment of such Lender immediately prior to the termination thereof on such Revolving Credit Maturity Date.

(iv) The US L/C Commitment of any US Issuing Bank shall automatically terminate on the earlier to occur of (x) the date set forth in the definition of US L/C Commitment for such US Issuing Bank and (y) the date five days prior to the latest Revolving Credit Maturity Date, unless otherwise agreed by such US Issuing Bank and the Borrower.

(v) The Multicurrency L/C Commitment of any Multicurrency Issuing Bank shall automatically terminate on the earlier to occur of (x) the date set forth in the definition of Multicurrency L/C Commitment for such Multicurrency Issuing Bank and (y) the date five days prior to the latest Revolving Credit Maturity Date, unless otherwise agreed by such Multicurrency Issuing Bank and the Borrower.

(b) Upon at least three Business Days’ prior written or fax notice to the Administrative Agent (or such later notice to which the Administrative Agent may agree), the Borrower may at any time (subject to Sections 2.09(c) and (d)) in whole permanently terminate, or from time to time in part permanently reduce, any Class of the US Revolving Credit Commitments, the Multicurrency Revolving Credit Commitments, the US Swingline Commitment or the Multicurrency Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $250,000 and in a minimum amount of $1,000,000 (and $250,000 in the case of a Swingline Commitment), (ii) the Total US Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate US Revolving Credit Exposure then in effect (after giving effect to any repayment or prepayment effected simultaneously therewith), and (iii) the Total Multicurrency Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Multicurrency Revolving Credit Exposure then in effect (after giving effect to any repayment or prepayment effected simultaneously therewith). Any notice given by the Borrower pursuant to this Section 2.09(b) shall be irrevocable; provided that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Each reduction of US Revolving Credit Commitments pursuant to Section 2.09(b) shall be made ratably among all Classes of US Revolving Credit Commitments in accordance with the US Revolving Credit Commitments of all US Revolving Credit Lenders; provided, however, that (i) US Revolving Credit Commitments of a given Class selected by the Borrower may be reduced in connection with an exchange or conversion of such US Revolving Credit Commitments with or into a new Class of Other US Revolving Credit Commitments pursuant to a Refinancing Amendment as contemplated by Section 2.28, (ii) this Section 2.09(c) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to any new Class of Other US Revolving Credit Commitments or Incremental US Revolving Credit Commitments as provided in Section 2.28 or Section 2.26, as the case may be, (iii) the Borrower may elect to reduce any newly created Class of Other US Revolving Credit Commitments provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other US Revolving Credit Commitments pursuant to Section 2.28 (without any requirement to ratably reduce each other Class of US Revolving Credit Commitments at such time), and (iv) the Borrower may elect to terminate any individual Class of US Revolving Credit Commitments within six months of the Revolving Credit Maturity Date of such Class of US Revolving Credit

Commitments, so long as any Class of US Revolving Credit Commitments with an identical Revolving Credit Maturity Date is terminated concurrently therewith. In the case of any reduction to the US Revolving Credit Commitments under this Agreement, the US Swingline Commitment shall not be reduced unless the Total US Revolving Credit Commitments are reduced to an amount less than the US Swingline Commitment then in effect (and then only to the extent of such deficit). The Borrower shall pay to the Administrative Agent for the account of the applicable affected US Revolving Credit Lenders, on the date of each termination or reduction of US Revolving Credit Commitments of a given Class, the applicable Commitment Fees on the amount of such US Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(d) Each reduction of Multicurrency Revolving Credit Commitments pursuant to Section 2.09(b) shall be made ratably among all Classes of Multicurrency Revolving Credit Commitments in accordance with the Multicurrency Revolving Credit Commitments of all Multicurrency Revolving Credit Lenders; provided, however, that (i) Multicurrency Revolving Credit Commitments of a given Class selected by the Borrower may be reduced in connection with an exchange or conversion of such Multicurrency Revolving Credit Commitments with or into a new Class of Other Multicurrency Revolving Credit Commitments pursuant to a Refinancing Amendment as contemplated by Section 2.28, (ii) this Section 2.09(d) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to any new Class of Other Multicurrency Revolving Credit Commitments or Incremental Multicurrency Revolving Credit Commitments as provided in Section 2.28 or Section 2.26, as the case may be, (iii) the Borrower may elect to reduce any newly created Class of Other Multicurrency Revolving Credit Commitments provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other Multicurrency Revolving Credit Commitments pursuant to Section 2.28 (without any requirement to ratably reduce each other Class of Multicurrency Revolving Credit Commitments at such time), and (iv) the Borrower may elect to terminate any individual Class of Multicurrency Revolving Credit Commitments within six months of the Revolving Credit Maturity Date of such Class of Multicurrency Revolving Credit Commitments, so long as any Class of Multicurrency Revolving Credit Commitments with an identical Revolving Credit Maturity Date is terminated concurrently therewith. In the case of any reduction to the Multicurrency Revolving Credit Commitments under this Agreement, the Multicurrency Swingline Commitment shall not be reduced unless the Total Multicurrency Revolving Credit Commitments are reduced to an amount less than the Multicurrency Swingline Commitment then in effect (and then only to the extent of such deficit). The Borrower shall pay to the Administrative Agent for the account of the applicable affected Multicurrency Revolving Credit Lenders, on the date of each termination or reduction of Multicurrency Revolving Credit Commitment of a given Class, the applicable Commitment Fees on the amount of such Multicurrency Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

Section 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent (a) not later than 12:00 p.m., on the date of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing or any Bankers’ Acceptance Borrowing into a Canadian Prime Rate Borrowing (upon the maturity of the underlying B/A Instrument), (b) not later than 1:00 p.m., three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, (c) not later than 1:00 p.m., three Business Days prior to conversion, to the extent provided for in, and subject to, Schedule 2.02(b), to convert any Canadian Prime Rate Borrowing to a Bankers’ Acceptance Borrowing or to continue any Bankers’ Acceptance Borrowing as a Bankers’ Acceptance Borrowing (upon the maturity of the underlying B/A Instrument) for an additional term (or, in the case of a Bankers’ Acceptance Borrowing with a term in excess of 180 days, five Business Days), or (d) not later than 1:00 p.m., three Business Days prior to continuation, to continue any Eurocurrency Rate Borrowing of a given Type (other than a Eurodollar Borrowing) as a Eurocurrency Rate Borrowing of the same Type for an additional Interest Period, subject in each case to the following:

(i) subject to Section 2.16, each conversion and/or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts (or Face Amounts, as applicable) of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount (or, Face Amount, as applicable) of any Borrowing shall be converted and/or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such relevant Lender, the Type of such Loan resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurocurrency Rate Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.17; and

(v) for the avoidance of doubt, any such conversion and/or continuation shall not constitute the repayment or reborrowing of any particular loan and the original loan shall be considered to continue with full force and effect in the new form.

Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.16) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing, EURIBOR Borrowing, Sterling LIBOR Borrowing, an ABR Borrowing, a Canadian Prime Rate Borrowing or a Bankers’ Acceptance Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Rate Borrowing, the Interest Period with respect thereto and (v) if such Borrowing is to be converted to a Bankers’ Acceptance Borrowing, the term of the proposed Borrowing (which, in each case, shall comply with the requirements of Schedule 2.02(b)). If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Rate Borrowing, the Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. If no term is specified in any such notice with respect to any conversion to or continuation as a Bankers’ Acceptance Borrowing, the Borrower shall be deemed to have selected a term of 1 month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Eurocurrency Rate Borrowing of a given Type into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a Eurocurrency Rate Borrowing of the same Type with an Interest Period of 1 month’s duration. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Bankers’ Acceptance Borrowing into a subsequent term (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the term applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a Canadian Prime Rate Borrowing. This Section shall not apply to Swingline Loans.

Mandatory and voluntary conversions and continuations of Bankers’ Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in Schedule 2.02(b). Bankers’ Acceptance Loans shall not be permitted to be converted into any other Type of Loan prior to the maturity date of the relevant underlying Bankers’ Acceptance.

Section 2.11. Repayment of Borrowings. (a) The Borrower shall repay to the Administrative Agent in US Dollars for the ratable account of (x) each Initial Term Lender, on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur at the end of the first full fiscal quarter ending after the Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Effective Date and (y) each Incremental Term Loan Lender and each Other Term Loan Lender, the amortization amounts and on the dates set forth in the relevant Incremental Amendment or Refinancing Amendment, as applicable; provided, further, that any payment under this Section 2.11(a)(x) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12(b) and 2.13(f) and increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.26.

(b) To the extent not previously paid, all Term Loans of a given Class shall be due and payable on the Term Loan Maturity Date for such Class of Term Loans, together with accrued and unpaid interest on the principal amount of such Term Loans to be paid to but excluding the date of payment.

(c) The Borrower shall repay to the Administrative Agent in US Dollars for the ratable account of the US Revolving Lenders with outstanding US Revolving Loans under a given Class on the Revolving Credit Maturity Date for such Class of US Revolving Loans the aggregate principal amount of the US Revolving Loans under such Class and outstanding on such date. The Borrower shall repay to the Administrative Agent in the Applicable Currency for the ratable account of the Multicurrency Revolving Lenders with outstanding Multicurrency Revolving Loans under a given Class on the Revolving Credit Maturity Date for such Class of Multicurrency Revolving Loans the aggregate principal amount of the Multicurrency Revolving Loans outstanding on such date.

(d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.17, but shall otherwise be without premium or penalty.

Section 2.12. Optional Prepayment. (a) The Borrower shall have the right (subject to the provisions of Section 2.12(b)) at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) in the case of Eurocurrency Rate Loans, or written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) on the date of prepayment in the case of ABR Loans and Canadian Prime Rate Loans, to the Administrative Agent before 12:00 p.m.; provided, however, that (i) each partial prepayment shall be in an amount that not less than the Minimum Applicable Borrowing Amount, and (ii) optional prepayments of Bankers’ Acceptance Loans may not be made prior to the maturity date of the respective underlying Bankers’ Acceptance.

(b) (i) Optional prepayments of Term Loans shall be applied (x) to one or more Classes of Term Loans as elected by the Borrower and (y) against the remaining scheduled installments of principal due in respect of the applicable prepaid Class of Term Loans under Section 2.11 in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity; provided, however, that optional prepayments of the Designated Term Loans shall be applied not less than ratably among each Class of Designated Term Loans; provided, further, that (1) any Class of Term Loans with an earlier Term Loan Maturity Date may be optionally prepaid prior to the prepayment of any other Class of Term Loans with a later Term Loan Maturity Date, (2) no Excluded Term Loans shall be prepaid under this Section 2.12(b) unless and until all Designated Term Loans shall have been paid in full, (3) the Borrower may elect to prepay any newly created Class of Other Term Loans provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other Term Loans pursuant to Section 2.28 with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness incurred or issued substantially concurrently with the implementation of such Class (without any requirement to ratably prepay any other Class of Term Loans at such time) and (4) this Section 2.12(b)(i) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to any new Class of Other Term Loans or Incremental Term Loans as provided in Section 2.28 or Section 2.26, as the case may be.

(ii) Optional prepayments of US Revolving Loans shall be applied ratably among each Class of US Revolving Loans then outstanding; provided, however, that (i) this Section 2.12(b)(ii) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to optional prepayments of any new Class of Other US Revolving Loans or Incremental US Revolving Loans implemented as provided in Section 2.28 or Section 2.26, as the case may be, in each case to be made concurrently with any non-ratable commitment reduction of the Other US Revolving Credit Commitments or Incremental US Revolving Credit Commitments, as the case may be, relating to such Class of Loans as contemplated by clause (ii) of the proviso of the first sentence appearing in Section 2.09(c), (ii) the Borrower may elect to prepay any newly created Class of Other US Revolving Loans provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other US Revolving Loans pursuant to Section 2.28 in connection with a reduction of Other US Revolving Credit Commitments relating to such Class of Loans as contemplated by clause (iii) of the proviso in the first sentence of Section 2.09(c) (without any requirement to ratably prepay each other Class of US Revolving Loans at such time) and (iii) the Borrower may prepay the US Revolving Loans of any Class in connection with the termination of the US Revolving Credit Commitments pursuant to clause (iv) of the proviso of the first sentence of Section 2.09(c).

(iii) Optional prepayments of Multicurrency Revolving Loans shall be applied ratably among each Class of Multicurrency Revolving Loans then outstanding; provided, however, that (i) this Section 2.12(b)(iii) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to optional prepayments of any new Class of Other Multicurrency Revolving Loans or Incremental Multicurrency Revolving Loans implemented as provided in Section 2.28 or Section 2.26, as the case may be, in each case to be made concurrently with any non-ratable commitment reduction of the Other Multicurrency Revolving Credit Commitments or Incremental Multicurrency Revolving Credit Commitments, as the case may be, relating to such Class of Loans as contemplated by clause (ii) of the proviso of the first sentence appearing in Section 2.09(d), (ii) the Borrower may elect to prepay any newly created Class of Other Multicurrency Revolving Loans provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other Multicurrency Revolving Loans pursuant to Section 2.28 in connection with a reduction of Other Multicurrency Revolving Credit Commitments relating to such Class of Loans as contemplated by clause (iii) of the proviso in the first sentence of Section 2.09(d) (without any requirement to ratably prepay each other Class of Multicurrency Revolving Loans at such time) and (iii) the Borrower may prepay the Multicurrency Revolving Loans of any Class in connection with the termination of the Multicurrency Revolving Credit Commitments pursuant to clause (iv) of the proviso of the first sentence of Section 2.09(d).

(c) Each notice of prepayment shall specify the prepayment date and the principal amount (or Face Amount, as applicable) of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

All prepayments under this Section 2.12 shall be subject to Section 2.05(h) and Section 2.17 but otherwise without premium or penalty. All Eurocurrency Rate Loan prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

Section 2.13. Mandatory Prepayments. (a) (i) If on any date, the Aggregate US Revolving Credit Exposure would exceed the Total US Revolving Credit Commitment, then the Borrower shall, on such date, repay or prepay US Revolving Credit Borrowings or US Swingline Loans (or a combination thereof) and, after the US Revolving Credit Borrowings and US Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant US Issuing Bank with respect to) US Letters of Credit in an amount sufficient to eliminate such excess; provided that any repayment or prepayment of US Revolving Credit Borrowings pursuant to this Section 2.13(a)(i) shall be applied pro rata among the then existing Classes of US Revolving Credit Commitments, unless (x) such a repayment or prepayment is made on (1) the Maturity Date of a given Class of US Revolving Credit Commitments or (2) the date of any termination of all or a portion of the US Revolving Credit Commitments of a given Class pursuant to clause (iv) of the proviso in the first sentence of Section 2.09(c), in which case such repayments or prepayments shall be applied first to US Revolving Credit Borrowings incurred under such maturing or terminating Class of US Revolving Credit Commitments or (y) with respect to any Class of Incremental US Revolving Credit Commitments or Other US Revolving Credit Commitments, the Lenders in respect thereof shall have elected less than ratable treatment with respect to the termination of such Class of Commitments.

(ii) If on any Revaluation Date, the Aggregate Multicurrency Revolving Credit Exposure would exceed the Applicable Prepayment Percentage of the Total Multicurrency Revolving Credit Commitment, then (A) the Borrower shall, on such Revaluation Date, repay or prepay Multicurrency Revolving Credit Borrowings or Multicurrency Swingline Loans (or a combination thereof) owing by the Borrower (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured) in a Principal Amount such that, after giving effect to such repayment or prepayment, the Aggregate Multicurrency Revolving Credit Exposure does not exceed the Total Multicurrency Revolving Credit Commitment, (B) after the Multicurrency Revolving Credit Borrowings and Multicurrency Swingline Loans shall have been repaid or prepaid in full (other than such Bankers’ Acceptance Loans), the Borrower shall pay to the Administrative Agent on such date an amount of cash in Canadian Dollars equal to the lesser of (x) the Face Amount of all outstanding Bankers’ Acceptance Loans and (y) amount of such remaining excess over the Total Multicurrency Revolving Credit Commitment, such cash to be held as security for all Obligations of the Borrower hereunder in a cash collateral account pursuant to cash collateral arrangements reasonably satisfactory to the Collateral Agent and (C) after the Multicurrency Revolving Credit Borrowings and Multicurrency Swingline Loans shall have been repaid or prepaid in full and outstanding Bankers’ Acceptance Loans have been Cash Collateralized pursuant to arrangements reasonably satisfactory to the Collateral Agent, the Borrower, and/or the Borrower shall replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Multicurrency Issuing

Bank with respect to) Multicurrency Letters of Credit in an amount sufficient to eliminate such excess; provided that any repayment or prepayment of Multicurrency Revolving Credit Borrowings or Cash Collateralization of Bankers’ Acceptance Loans pursuant to this Section 2.13(a)(ii) shall be applied pro rata among the then existing Classes of Multicurrency Revolving Credit Commitments, unless (x) such a repayment or prepayment or Cash Collateralization is made on (1) the Maturity Date of a given Class of Multicurrency Revolving Credit Commitments or (2) the date of any termination of all or a portion of the Multicurrency Revolving Credit Commitments of a given Class pursuant to clause (iv) of the proviso in the first sentence of Section 2.09(d), in which case such repayments, prepayments or Cash Collateralization shall be applied first to Multicurrency Revolving Credit Borrowings and Bankers’ Acceptance Loans incurred under such maturing or terminating Class of Multicurrency Revolving Credit Commitments or (y) with respect to any Class of Incremental Multicurrency Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments, the Lenders in respect thereof shall have elected less than ratable treatment with respect to the termination of such Class of Commitments.

(iii) The Borrower shall, on the date of termination in full of the US Revolving Credit Commitments of a given Class, repay or prepay all of its outstanding US Revolving Loans of such Class.

(iv) The Borrower shall, on the date of termination in full of the Multicurrency Revolving Credit Commitments of a given Class, repay or prepay all of its outstanding Multicurrency Revolving Loans and Bankers’ Acceptance Loans of such Class.

(v) If for any reason, at any time during the five Business Day period immediately preceding the Maturity Date for any Class of US Revolving Credit Commitments, (x) the Allocable US Revolving Share of the US Revolving Credit Exposure attributable to US L/C Exposure of US Revolving Credit Lenders of such Class and US Swingline Exposure of such Class exceeds (y) the amount of the remaining Total US Revolving Credit Commitments minus the remaining US Revolving Credit Lenders’ Allocable US Revolving Share of the Aggregate US Revolving Credit Exposure at such time, then the Borrower shall promptly prepay or cause to be promptly prepaid US Revolving Loans and US Swingline Loans and/or Cash Collateralize the US L/C Exposure in an aggregate amount necessary to eliminate such excess; provided that the Borrower shall not be required to Cash Collateralize the US L/C Exposure pursuant to this sentence unless after the prepayment in full of the US Revolving Loans and US Swingline Loans such excess has not been eliminated. For purposes of this Section 2.13(a)(v), “Allocable US Revolving Share” shall mean, at any time with respect to the Total US Revolving Credit Commitments or the US Revolving Credit Lenders of any Class, the percentage of the US Revolving Credit Commitments represented at such time by the Total US Revolving Credit Commitments of such Class.

(vi) If for any reason, at any time during the five Business Day period immediately preceding the Maturity Date for any Class of Multicurrency Revolving Credit Commitments, (x) the Allocable Multicurrency Revolving Share of the Multicurrency Revolving Credit Exposure attributable to Multicurrency L/C Exposure of

Multicurrency Revolving Credit Lenders of such Class and Multicurrency Swingline Exposure of such Class exceeds (y) the amount of the remaining Total Multicurrency Revolving Credit Commitments minus the remaining Multicurrency Revolving Credit Lenders’ Allocable Multicurrency Revolving Share of the Aggregate Multicurrency Revolving Credit Exposure at such time, then the Borrower shall promptly prepay or cause to be promptly prepaid Multicurrency Revolving Loans and Multicurrency Swingline Loans and/or Cash Collateralize the Multicurrency L/C Exposure in an aggregate amount necessary to eliminate such excess; provided that the Borrower shall not be required to Cash Collateralize the Multicurrency L/C Exposure pursuant to this sentence unless after the prepayment in full of the Multicurrency Revolving Loans and Multicurrency Swingline Loans such excess has not been eliminated. For purposes of this Section 2.13(a)(vi), “Allocable Multicurrency Revolving Share” shall mean, at any time with respect to the Total Multicurrency Revolving Credit Commitments or the Multicurrency Revolving Credit Lenders of any Class, the percentage of the Multicurrency Revolving Credit Commitments represented at such time by the Total Multicurrency Revolving Credit Commitments of such Class.

(b) Not later than the tenth Business Day following the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds in respect of any Prepayment Asset Sale or Property Loss Event, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds with respect thereto (subject to the restrictions set forth herein) to prepay its outstanding Term Loans in accordance with Section 2.13(f); provided that, except as provided in the next sentence, if (x) prior to such tenth Business Day, the Borrower notifies the Administrative Agent of its intention to (A) reinvest such Net Cash Proceeds in assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries or (B) repay or repurchase any Pari Passu Lien Obligations (other than the Loans) of the Borrower and its Restricted Subsidiaries, in any such case required by the terms of the documentation governing such Pari Passu Lien Obligations to be repaid or repurchased with any portion of such Net Cash Proceeds (any such Pari Passu Lien Obligations, the “Specified Obligations”) and (y) in the case of any such proposed reinvestment, no Event of Default shall have occurred and be continuing at the time of such notice, and no Specified Default shall have occurred and shall be continuing at the time of proposed reinvestment (unless, in the case of such Specified Default, such reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing), then the Borrower shall not be required to prepay its Term Loans hereunder in respect of such Net Cash Proceeds as otherwise provided above to the extent that such Net Cash Proceeds are (x) promptly applied to repay or repurchase, as applicable, on a ratable basis, the Specified Obligations and each applicable Class of Term Loans (with any such repayment of Term Loans to be applied on or prior to such tenth Business Day in accordance with the requirements of Section 2.13(f)) or (y) so reinvested within 15 months after the date of receipt of such Net Cash Proceeds (or within such 15 month period, the Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Cash Proceeds, and such Net Cash Proceeds are so reinvested within 180 days after such binding commitment is so entered into). Notwithstanding the foregoing, (I) if any Net Cash Proceeds to be reinvested are not reinvested on or prior to the last day of the applicable application period, such Net Cash Proceeds shall be applied within five Business Days to prepay the Borrower’s Term Loans as set forth above (without regard to the proviso in the immediately preceding sentence), (II) if, as a result of any Prepayment Asset Sale or Property Loss Event, the Borrower

would be required to make an “offer to purchase” any Material Indebtedness (other than Pari Passu Lien Obligations) pursuant to the terms thereof with (or on account of) any Net Cash Proceeds to be reinvested as provided above prior to the expiry of the applicable reinvestment period above, the Borrower shall apply an amount equal to such Net Cash Proceeds to prepay its Term Loans in accordance with Section 2.13(f) on the day immediately preceding the date of such required “offer to purchase” (without regard to the proviso in the immediately preceding sentence) and (III) if, as a result of any Prepayment Asset Sale or Property Loss Event, the Borrower and its Restricted Subsidiaries would be required to make an “offer to purchase” any Specified Obligations pursuant to the terms of the documentation governing such Specified Obligations with (or on account of) any Net Cash Proceeds to be reinvested as provided above prior to the expiry of the applicable reinvestment period above, the Borrower shall apply an amount equal to the Net Cash Proceeds therefrom to repay or repurchase, as applicable, on a ratable basis, the Specified Obligations and each applicable Class of Term Loans on the date of the consummation of any such “offer to purchase” (with any such repayment of Term Loans to be applied as provided in Section 2.13(f)).

(c) No later than the tenth Business Day following the delivery of the Section 5.04 Financials in respect of any fiscal year pursuant to Section 5.04(a), if such fiscal year (or any portion thereof) constitutes an Excess Cash Flow Period, the Borrower shall prepay its outstanding Term Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to the excess, if any, of (i) the applicable ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period over (ii) the sum of the aggregate Principal Amount of Term Loans and Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Credit Commitments) prepaid pursuant to Section 2.12 during such Excess Cash Flow Period or on or prior to the date such payment is required to be made (without duplication), in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness); provided that no prepayment shall be required with respect to the portion of Excess Cash Flow attributable to a Restricted Subsidiary that is required to maintain a minimum net worth or similar requirement under applicable law, rule or regulation or by order, decree or power of any Governmental Authority, to the extent (and only to the extent) that the payment of cash by such Restricted Subsidiary to the Borrower in respect of such portion of Excess Cash Flow (by way of dividend, intercompany loan or otherwise) would result in such Restricted Subsidiary’s failure to comply with such requirement.

(d) In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness (other than any cash proceeds from the issuance or incurrence of Indebtedness permitted pursuant to Section 6.01), the Borrower shall no later than the tenth Business Day next following the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay its outstanding Term Loans in accordance with Section 2.13(f).

(e) In the event that the Borrower or any of its Restricted Subsidiaries shall enter into any Receivables Facility, the Borrower shall no later than the tenth Business Day following receipt of Net Cash Proceeds from any Receivables Facility in excess of the applicable Receivables Facility Threshold Amount then in effect, apply an amount equal to 100% of such excess Net Cash Proceeds to prepay its outstanding Term Loans and/or to reduce permanently the Total US Revolving Credit Commitment or Total Multicurrency Revolving Credit Commitment in accordance with Section 2.13(f).

(f) Subject to the last sentence of this Section 2.13(f) and the limitations with respect to mandatory prepayments on any Credit Increases or Other Term Loans that are junior in right of payment and/or of security to the Initial Term Loans as set forth in Section 2.26 or Section 2.28, as the case may be (it being understood that such Credit Increases or Other Term Loans shall be deemed not to be outstanding for purposes of this Section 2.13(f)), (A) all prepayments required by Section 2.13(c) shall be applied first, on a pro rata basis to each Class of Term Loans (other than Excluded Term Loans) then outstanding until paid in full and, second, on a pro rata basis to the Excluded Term Loans then outstanding until paid in full, (B) all prepayments and/or commitment reductions required by Section 2.13(e) shall be applied (1) if to be applied as a repayment of Term Loans, first, on a pro rata basis to each Class of Term Loans (other than Excluded Term Loans) then outstanding until paid in full and second, on a pro rata basis to the Excluded Term Loans then outstanding until paid in full and (2) if to be applied as a permanent reduction to the Revolving Credit Commitments, first, to reduce permanently the Total US Revolving Credit Commitment (ratably among all Classes of US Revolving Commitments) until reduced to zero and, second, to reduce permanently the Total Multicurrency Revolving Credit Commitment (ratably among all Classes of Multicurrency Revolving Commitments) until reduced to zero, with any required payments in connection with such commitment reductions to be made concurrently with such reductions as provided in Section 2.13(a), and (C) all prepayments and/or offers to prepay required by Sections 2.13(b), (c), (d) and (e) shall be applied against the remaining scheduled installments of principal due in respect of the relevant Class of Term Loans being prepaid in direct order of maturity. Notwithstanding the foregoing, each of the foregoing application provisions may be modified as expressly provided in Section 2.26 or Section 2.28 in connection with an Incremental Amendment or a Refinancing Amendment, as applicable, to provide less than ratable treatment to any Class of Loans and/or Commitments provided for therein.

Section 2.14. [Reserved].

Section 2.15. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or such Issuing Bank or the applicable interbank market any other condition affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurocurrency Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Loans purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank or participations purchased pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section 2.15 shall be available to each Lender and the respective Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that if, after the payment of any amounts by the Borrower under this Section 2.15, any Change in Law in respect of which a payment was made is thereafter determined to be invalid or inapplicable to the relevant Lender or Issuing Bank, then such Lender or Issuing Bank shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Change in Law.

(e) Notwithstanding anything in this Section 2.15 to the contrary, this Section 2.15 shall not apply to any Change in Law with respect to Taxes, which shall be governed exclusively by Section 2.21.

Section 2.16. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Rate Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Rate Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurocurrency Rate Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurocurrency Rate Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurocurrency Rate Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurocurrency Rate Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurocurrency Rate Loans made by such Lender shall be converted to ABR Loans, in which event all such Eurocurrency Rate Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Rate Loans that would have been made by such Lender or the converted Eurocurrency Rate Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Rate Loans.

(b) For purposes of this Section 2.16, a notice to the Borrower by any Lender shall be effective as to each Eurocurrency Rate Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Rate Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurocurrency Rate Loans or give effect to its obligations as contemplated hereby with respect to any Eurocurrency Rate Loan.

Section 2.17. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Rate Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurocurrency Rate Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurocurrency Rate Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) any Eurocurrency Rate Loan or Bankers’ Acceptance Loan to be made by such Lender (including any Eurocurrency Rate Loan or Bankers’ Acceptance Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder or (iv) any repayment (including any repayment made pursuant to Section 2.29 or as a result of an acceleration of the Loans pursuant to Article VII) of any Bankers’ Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers’ Acceptance Loan (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (exclusive of any loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.17 shall be delivered to the Borrower and shall be conclusive absent manifest error.

Section 2.18. Pro Rata Treatment. Except as provided below in this Section 2.18 with respect to Swingline Loans and as required or contemplated under Sections 2.15, 2.16, 2.17, 2.21, 2.22, 2.26, 2.28 and/or 9.04(k), each Borrowing, each payment or prepayment of principal (or Face Amount, as applicable) of any Borrowing, each payment of interest on the Loans, each payment of a Drawing Fee, a Commitment Fee and an L/C Participation Fee and each reduction of the Revolving Credit Commitments under a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the relevant Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their respective applicable outstanding Loans). For purposes of determining the available US Revolving Credit Commitments of the relevant Lenders at any time (but subject to the last sentence of Section 2.05(a)(i)), each outstanding US Swingline Loan shall be deemed to have utilized the relevant US Revolving Credit Commitments of such Lenders (including those Lenders which shall not have made US Swingline Loans) pro rata in accordance with such respective US Revolving Credit Commitments. For purposes of determining the available Multicurrency Revolving Credit Commitments of the relevant Lenders at any time (but subject to the last sentence of Section 2.05(a)(ii)), each outstanding Multicurrency Swingline Loan shall be deemed to have utilized the relevant Multicurrency Revolving Credit Commitments of such Lenders (including those Lenders which shall not have made Multicurrency Swingline Loans) pro rata in accordance with such respective Multicurrency Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

Section 2.19. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any relevant Loan or L/C Disbursement as a result of which the unpaid principal portion of its relevant Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the relevant Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other relevant Lender at face value, and shall promptly pay to such other relevant Lender the purchase price for, a participation in the relevant Loans and L/C Exposure of such other relevant Lender, so that the aggregate unpaid principal amount of the relevant Loans and L/C Exposure and participations in relevant Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all relevant Loans and L/C Exposure then outstanding as the principal amount of its relevant Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all relevant Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.19 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.19 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

Section 2.20. Payments. The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. on the date when due in the Applicable Currency and in immediately available funds, without setoff (except as otherwise provided herein), defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the relevant Issuing Bank, (ii) principal of and interest on Swingline Loans, which shall be paid directly to the relevant Swingline Lender, except as otherwise provided in Section 2.23(e) or (f)) and (iii) amounts payable under Section 2.15, 2.17, 2.21 or 2.22, which shall be paid directly to the Person entitled thereto) shall be made to the Administrative Agent at its office (the “Payment Office”) at 100 Plaza One, 8th Floor, Jersey City, NJ 07311-3901, Attention of: Dusan Lazarov (Phone No. (212) 250-0211, Fax No. (212) 797-5690, Email: dusan.lazarov@db.com), or such other address as the Administrative Agent may direct in writing to the Borrower from time to time; provided that, in the case of the payment of any amount denominated in Canadian Dollars owing by the Borrower, such payment shall be made to the Canadian Sub-Agent at its offices located at 222 Bay Street, Toronto, M5K 1E7, Canada, Attention of: Marcellus Leung; (Phone No. (416) 682-8252, Fax No. (416) 682-8484, Email: marcellus.leung@db.com). The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

Section 2.21. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes (but not Other Taxes) were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be under any obligation to compensate the Administrative Agent, any Lender or any Issuing Bank under this paragraph (c) with respect to any Indemnified Taxes or Other Taxes incurred more than 180 days prior to the date that such Person demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, further, that if the circumstance giving rise to such Indemnified Tax or Other Tax is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Foreign Lender shall (a) furnish to the Borrower (with a copy to the Administrative Agent) on or before the date it becomes a party to the Agreement either (i) 2 accurate and complete originally executed copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), (ii) 2 accurate and complete originally executed copies of IRS Form W-8ECI (or successor form) or (iii) 2 accurate and complete originally executed copies of IRS Form W-8IMY (or successor form) together with any required attachments, certifying, in any case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder and (b) provide to the Borrower (with a copy to the Administrative Agent) a new Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) together with any required attachments upon (i) the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder, (ii) the occurrence of any event requiring a change in the most recent form previously delivered by it and (iii) from time to time if requested by the Borrower or the Administrative Agent; provided that any Foreign Lender that is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit E together with a Form W-8BEN or IRS Form W-8BEN-E, as applicable. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(f) Any Lender or Issuing Bank that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall (unless such Lender or Issuing Bank may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)(1)) deliver to the Borrower (with a copy to the Administrative Agent), at the times specified in Section 2.21(e), two accurate and complete original signed copies of IRS Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.

(g) If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that (i) the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall interfere with the right of a Lender or the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Administrative Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(h) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent, to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For the avoidance of doubt, the term “Lender” for purposes of this Section 2.21(h) shall include the Administrative Agent and any Issuing Bank.

Section 2.22. Assignment of Commitments under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank requests compensation pursuant to Section 2.15, (ii) any Lender or any Issuing Bank

delivers a notice described in Section 2.16, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.21, (iv) any Lender shall become a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of all affected Lenders in accordance with the terms of Section 9.08 or all the Lenders with respect to a certain Class of Loans and such amendment, waiver or other modification is consented to by the Required Lenders (or a majority of the affected Lenders or the Lenders with respect to the relevant Class of Loans) (any such Lender, a “Non-Consenting Lender”), the Borrower may, at its sole cost and expense, upon notice to such Lender or such Issuing Bank, as the case may be, and the Administrative Agent, either:

(x) replace such Lender or Issuing Bank, as the case may be, by causing such Lender or Issuing Bank to (and such Lender or Issuing Bank shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest and fees pursuant to Section 9.04 (with the assignment fee to be waived in such instance) all of its relevant rights and obligations under this Agreement to one or more Persons (which Persons shall otherwise be subject to the approval rights set forth in Section 9.04(b)); provided that (A) the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree, (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person, (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.21, such assignment will result in a reduction in such compensation or payments and (D) if any Bankers’ Acceptance Loans of such replaced Lender are outstanding at the time of such replacement (which do not mature at the time of such replacement), at the option of such replaced Lender, (I) the Borrower shall repay the Face Amount of such Bankers’ Acceptance Loans to such replaced Lender, (II) the Borrower shall enter into cash collateral arrangements with the replaced Lender and the Administrative Agent as are reasonably satisfactory to them in respect of such Bankers’ Acceptance Loans or (III) such replaced Lender and the respective replacement Lender shall enter into such indemnity or other arrangements as mutually agreed upon by such replaced Lender and such replacement Lender in respect of such Bankers’ Acceptance Loans; or

(y) terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by the Issuing Bank as of such termination date other than any Obligations pertaining to any Subject Letters of Credit.

Notwithstanding anything to the contrary contained above in this Section 2.22, unless an Issuing Bank is removed and replaced with a successor Issuing Bank at the time the Borrower exercises its rights under this Section 2.22 (in which case the provisions of Section 2.24(i) or 2.25(i), as applicable, shall apply), any Issuing Bank having undrawn Letters of Credit issued by it (the “Subject Letters of Credit”) whose Commitments and Obligations are to be repaid or terminated pursuant to the foregoing provisions of this Section 2.22 shall (x) remain a party hereto until the expiration or termination of the Subject Letters of Credit, (y) not issue (or be required to issue) any further Letters of Credit hereunder and (z) continue to have all rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents solely with respect to the Subject Letters of Credit until all of the Subject Letters of Credit have expired, been terminated or become subject to an L/C Backstop (including all rights of reimbursement pursuant to Sections 2.24(d), (e), (f) and (h) and Sections 2.25(d), (e), (f) and (h) for any L/C Disbursement made by such Issuing Bank and all voting rights of an Issuing Bank (but such voting rights shall be limited to pertain solely to L/C Disbursements in respect of the Subject Letters of Credit, any Fee payable to the Issuing Bank in respect of the Subject Letters of Credit, and the rights or duties of the Issuing Bank in respect of the Subject Letters of Credit), but excluding any consent rights as an Issuing Bank under Section 9.04(b)).

Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.22.

(b) If (i) any Lender or any Issuing Bank requests compensation under Section 2.15, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.16 or (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.21, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) (x) to file any certificate or document reasonably requested by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.15 or enable it to withdraw its notice pursuant to Section 2.16 or would reduce amounts payable pursuant to Section 2.21, as the case may be, in the future.

Section 2.23. Swingline Loans. (a) Subject to the terms and conditions herein set forth, (i) the US Swingline Lender agrees to make loans to the Borrower in US Dollars at any time and from time to time on or after the Effective Date and until the termination of its US Swingline Commitment in an aggregate principal amount at any time outstanding that will not result in (x) the principal amount of all US Swingline Loans exceeding $30,000,000 in the aggregate or (y) the Aggregate US Revolving Credit Exposure exceeding the Total US Revolving Credit Commitment and (ii) the Multicurrency Swingline Lender agrees to make loans to the Borrower in the Available Currency requested by the Borrower at any time and from time to time on or after the Effective Date and until the termination of its Multicurrency Swingline Commitment in an aggregate Principal Amount at any time outstanding that will not result in (x) the Principal Amount of all Multicurrency Swingline Loans exceeding $15,000,000 in the aggregate or (y) the Aggregate Multicurrency Revolving Credit Exposure exceeding the Total Multicurrency Revolving Credit Commitment; provided that notwithstanding the foregoing, no Swingline Lender shall be obligated to make any US Swingline Loans or Multicurrency Swingline Loans at a time when a US Revolving Credit Lender or Multicurrency Revolving Credit Lender, as the case may be, is a Defaulting Lender, unless such Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loans, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Percentage of the outstanding amount of US Swingline Loans or Multicurrency Swingline Loans, as the case may be (which Cash Collateralization may be made with the proceeds of a simultaneous borrowing of additional Swingline Loans incurred from Non-Defaulting Lenders and otherwise in compliance with the provisions of this Section 2.23). Each Swingline Loan shall be in a principal amount not less than the Minimum Applicable Borrowing Amount. Each Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder and the Borrower may borrow, pay or prepay and reborrow Multicurrency Swingline Loans hereunder, in each case, subject to the terms, conditions and limitations set forth herein.

(b) The Borrower shall notify the applicable Swingline Lender by fax, or by telephone (promptly confirmed by fax), not later than 1:00 p.m. on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. Each Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account designated by the Borrower promptly on the date such Swingline Loan is so requested.

(c) The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan made to it, in whole or in part, upon giving written or fax notice by the Borrower (or telephone notice promptly confirmed by written, or fax notice) to the relevant Swingline Lender before 1:00 p.m. on the date of prepayment at such Swingline Lender’s address for notices specified in Section 9.01; provided that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Each US Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a). Each Multicurrency Swingline Loan shall be an ABR Loan (if denominated in US Dollars) or a Canadian Prime Rate Loan (if denominated in Canadian Dollars) and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a) or (b), as the case may be.

(e) The US Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m. on any Business Day require the US Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the US Swingline Loans outstanding. Such notice shall specify the aggregate amount of US Swingline Loans in which US Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each US Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such US Swingline Loan. In furtherance of the foregoing, each US Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the US Swingline Lender, such US Revolving Credit Lender’s Pro Rata Percentage of such US Swingline Loan. Each US Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in US Swingline Loans pursuant to this Section 2.23(e) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each US Revolving Credit Lender shall comply with its obligation under this Section 2.23(e) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to US Revolving Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the US Swingline Lender the amounts so received by it from the US Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any US Swingline Loan acquired pursuant to this Section 2.23(e) and thereafter payments in respect of such US Swingline Loan shall be made to the Administrative Agent and not to the US Swingline Lender. Any amounts received by the US Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a US Swingline Loan after receipt by the US Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent and be distributed by the Administrative Agent to the US Revolving Credit Lenders that shall have made their payments pursuant to this Section 2.23(e) and to the US Swingline Lender, as their interests may appear. The purchase of participations in a US Swingline Loan pursuant to this Section 2.23(e) shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

(f) The Multicurrency Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m. on any Business Day require the Multicurrency Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Multicurrency Swingline Loans outstanding. Such notice shall specify the aggregate amount (and the relevant currency) of Multicurrency Swingline Loans in which Multicurrency Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Multicurrency Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Multicurrency Swingline Loan. In furtherance of the foregoing, each Multicurrency Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent in the Applicable Currency, for the account of the Multicurrency Swingline Lender, such Multicurrency Revolving Credit Lender’s Pro Rata Percentage of such Multicurrency Swingline Loan. Each Multicurrency Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Multicurrency Swingline Loans pursuant to this Section 2.23(f) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Multicurrency Revolving Credit Lender shall comply with its obligation under this Section 2.23(f) by wire transfer of immediately available funds in the Applicable Currency, in the same manner as provided in Section 2.02(c) with respect to Multicurrency Revolving Loans made by such Lender in the relevant Available Currency (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the Multicurrency Swingline Lender the amounts so received by it from the Multicurrency Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Multicurrency Swingline Loan acquired pursuant to this Section 2.23(f) and thereafter payments in respect of such Multicurrency Swingline Loan shall be made to the Administrative Agent and not to the Multicurrency Swingline Lender. Any amounts received by the Multicurrency Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Multicurrency Swingline Loan after receipt by the Multicurrency Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent and be distributed by the Administrative Agent to the Multicurrency Revolving Credit Lenders that shall have made their payments pursuant to this Section 2.23(f) and to the Multicurrency Swingline Lender, as their interests may appear. The purchase of participations in a Multicurrency Swingline Loan pursuant to this Section 2.23(f) shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

Section 2.24. US Letters of Credit. (a) The Borrower may request the issuance of US Letters of Credit on a sight basis for its own account or for the account of any of its subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant US Issuing Bank, at any time and from time to time on or after the Effective Date and prior to the earlier to occur of (i) the termination of its US L/C Commitment and (ii) the date that is five Business Days prior to the latest Revolving Credit Maturity Date. This Section shall not be construed to impose an obligation upon any US Issuing Bank to issue any US Letter of Credit that is inconsistent with the terms and conditions of this Agreement or if any US Letter of Credit requested to be issued (or amended, as applicable) would have a stated expiry date after the next Revolving Credit Maturity Date with respect to US Revolving Credit Commitments and the aggregate face amount of all US Letters of Credit having stated expiry dates after such Revolving Credit Maturity Date would exceed the amount of the US Revolving Credit Commitments that have maturities after such Revolving Credit Maturity Date, unless, with the consent of the relevant US Issuing Bank, the Borrower provides Cash Collateral in respect of such overage. US Letters of Credit may be denominated in US Dollars or in one or more Approved Alternate L/C Currencies.

(b) In order to request the issuance of a US Letter of Credit (or to amend, renew or extend an existing US Letter of Credit), the Borrower shall deliver a notice (a “US Letter of Credit Application”) to the relevant US Issuing Bank and the Administrative Agent (reasonably, and in any event, unless waived by the relevant US Issuing Bank, no later than two Business Days in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a US Letter of Credit, or identifying the US Letter of Credit to be amended, renewed or extended and specifying (i) the date of issuance, amendment, renewal or extension, (ii) the date on which such US Letter of Credit is to expire (which shall comply with paragraph (c) below), (iii) the amount of such US Letter of Credit, if applicable pursuant to Section 1.10, (iv) the Available Currency in which such US Letter of Credit is requested to be denominated, (v) the name and address of the beneficiary thereof and (vi) such other information as the relevant US Issuing Bank may request with respect to such US Letter of Credit. A US Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each US Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the US L/C Exposure shall not exceed $15,000,000 and (ii) the Aggregate US Revolving Credit Exposure shall not exceed the Total US Revolving Credit Commitment. Promptly after receipt of any US Letter of Credit Application, the relevant US Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such US Letter of Credit Application from the Borrower and, if not, such US Issuing Bank will provide the Administrative Agent with a copy thereof. Subject to the terms and conditions hereof, such US Issuing Bank shall, on the requested date, issue a US Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Promptly after its delivery of any US Letter of Credit or any amendment to a US Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant US Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such US Letter of Credit or amendment.

(c) Each US Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such US Letter of Credit and the date that is five Business Days prior to the latest Revolving Credit Maturity Date with respect to US Revolving Credit Commitments, unless such US Letter of Credit expires by its terms on an earlier date (such date of expiration, the “US Letter of Credit Expiration Date”) or an L/C Backstop exists with respect to such US Letter of Credit; provided, however, that a US Letter of Credit may, upon the request of the Borrower, include a provision whereby such US Letter of Credit (an “Auto-Renewal US Letter of Credit”) shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the latest Revolving Credit Maturity Date with respect to US Revolving Credit Commitments unless an L/C Backstop exists) unless the relevant US Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such US Letter of Credit) prior to the then-applicable US Letter of Credit Expiration Date that such US Letter of Credit will not be renewed. Once an Auto-Renewal US Letter of Credit has been issued, the US Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant US Issuing Bank to permit the renewal of such US Letter of Credit at any time to an expiry date not later than the US Letter of Credit Expiration Date; provided that the relevant US Issuing Bank shall not permit any such renewal if (i) the relevant US Issuing Bank has determined that it would have no obligation at such time to issue such US Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.24(l) or otherwise) or (ii) it has received notice (which may be by telephone or in writing) five Business Days prior to the day that is 30 days (or such longer period as may be specified in such US Letter of Credit) prior to the then-applicable US Letter of Credit Expiration Date from the Administrative Agent, any US Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied.

(d) By the issuance of a US Letter of Credit and without any further action on the part of a US Issuing Bank or the Lenders, such US Issuing Bank hereby grants to each US Revolving Credit Lender, and each such Lender hereby acquires from such US Issuing Bank, a participation in such US Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such US Letter of Credit, effective upon the issuance of such US Letter of Credit. In consideration and in furtherance of the foregoing, each US Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such US Issuing Bank, such Lender’s Pro Rata Percentage of each US L/C Disbursement made by such US Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each US Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of US Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any change in the US Revolving Credit Commitments or Pro Rata Percentages of the US Revolving Credit Lenders pursuant to Section 2.22 or 9.04(b), it is hereby agreed that, with respect to all outstanding US Letters of Credit and unreimbursed US L/C Disbursements relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.24(d) to reflect the new Pro Rata Percentages of each US Revolving Credit Lender.

(e) If a US Issuing Bank shall make any US L/C Disbursement in respect of a US Letter of Credit, the Borrower shall pay to the Administrative Agent an amount in the Applicable Currency equal to such US L/C Disbursement not later than 12:00 noon on the immediately following Business Day (it being understood that in a case of a US Letter of Credit denominated in an Approved Alternate L/C Currency, the amount such US L/C Disbursement shall be determined by taking the US Dollar Equivalent of such L/C Disbursement on the date such L/C Disbursement is made). The US Issuing Bank shall notify the Borrower of the US Dollar Equivalent of the amount of the drawing promptly following the determination thereof.

(f) (i) The Borrower’s obligations to reimburse US L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any US Letter of Credit, any US Issuing Bank, the Administrative Agent or any Lender or any other Person, including any defense based on the failure of any draft or other document presented under a US Letter of Credit to comply with the terms of such US Letter of Credit; provided that the Borrower shall not be obligated to reimburse the US Issuing Bank for any wrongful payment made by the US Issuing Bank as a result of the US Issuing Bank’s gross negligence, bad faith, willful misconduct or breach of its obligations in determining whether drafts and other documents presented under a US Letter of Credit comply with the terms thereof.

(ii) Each Lender and the Borrower agree that, in paying any drawing under a US Letter of Credit, the relevant US Issuing Bank shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the US Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the US Issuing Banks, any Related Party of such US Issuing Bank nor any of the respective correspondents, participants or assignees of any US Issuing Bank shall be liable to any Lender for (x) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (y) any action taken or omitted in the absence of gross negligence or willful misconduct or (z) the due execution, effectiveness, validity or enforceability of any document or instrument related to any US Letter of Credit or US Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any US Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.

(g) The relevant US Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a US Letter of Credit. The relevant US Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether such US Issuing Bank has made or will make a US L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such US Issuing Bank and the US Revolving Credit Lenders with respect to any such US L/C Disbursement.

(h) If a US Issuing Bank shall make any US L/C Disbursement in respect of a US Letter of Credit, then, unless the Borrower shall reimburse such US L/C Disbursement in full on the same day that such US L/C Disbursement is made, the unpaid amount thereof shall bear interest for the account of such US Issuing Bank, for each day from and including the date of such US L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR US Revolving Loan.

(i) A US Issuing Bank may be removed at any time by the Borrower by notice from the Borrower to such US Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as a US Issuing Bank hereunder by a Lender that shall agree to serve as successor US Issuing Bank (which Lender shall be reasonably acceptable to the Administrative Agent), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring US Issuing Bank. At the time such removal shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as a US Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous US Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “US Issuing Bank” shall be deemed to refer to such successor or to any previous US Issuing Bank, or to such successor and all previous US Issuing

Banks, as the context shall require. After the resignation or removal of a US Issuing Bank hereunder, the retiring US Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a US Issuing Bank under this Agreement and the other Loan Documents with respect to US Letters of Credit issued by it prior to such removal, but shall not be required to issue additional US Letters of Credit.

(j) If the maturity of any of the Loans under the Credit Facilities has been accelerated pursuant to an Event of Default under Article VII, and the Borrower shall have received notice from the Administrative Agent or the Required Lenders, the Borrower shall deposit in an account with the Collateral Agent, for the benefit of the US Revolving Credit Lenders, an amount in cash equal to the US L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall (i) first, automatically be applied by the Administrative Agent to reimburse the relevant US Issuing Bank for US L/C Disbursements for which it has not been reimbursed, (ii) second, be held for the satisfaction of the reimbursement obligations of the Borrower for the US L/C Exposure at such time and (iii) third, subject to the consent of the Required Lenders, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the acceleration of the Loans under the Credit Facilities, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days to the extent any such acceleration has been rescinded.

(k) The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be a “US Issuing Bank” (in addition to being a Lender) in respect of US Letters of Credit issued or to be issued by such Lender, and, with respect to such US Letters of Credit, such term shall thereafter apply to the other US Issuing Bank and such Lender.

(l) A US Issuing Bank shall be under no obligation to issue any US Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such US Issuing Bank from issuing such US Letter of Credit, or any law applicable to such US Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such US Issuing Bank refrain from, the issuance of letters of credit generally or such US Letter of Credit in particular;

(ii) the issuance of such US Letter of Credit would violate any applicable laws binding upon such US Issuing Bank; or

(iii) any US Revolving Credit Lender is a Defaulting Lender at such time, unless such US Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such US Issuing Bank’s risk with respect to the participation in US Letters of Credit by such Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Percentage of the US L/C Exposure.

(m) Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict or inconsistency between the terms hereof and the terms of any US Letter of Credit Applications, reimbursement agreements or similar agreements, the terms hereof shall control and the US Issuing Bank shall not have any greater rights and remedies than the rights and remedies set forth herein.

Section 2.25. Multicurrency Letters of Credit. (a) The Borrower may request the issuance of Multicurrency Letters of Credit on a sight basis for its own account or for the account of any of its subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Multicurrency Issuing Bank, at any time and from time to time on or after the Effective Date and prior to the earlier to occur of (i) the termination of its Multicurrency L/C Commitment and (ii) the date that is five Business Days prior to the latest Revolving Credit Maturity Date. This Section shall not be construed to impose an obligation upon any Multicurrency Issuing Bank to issue any Multicurrency Letter of Credit that is inconsistent with the terms and conditions of this Agreement or if any Multicurrency Letter of Credit requested to be issued (or amended, as applicable) would have a stated expiry date after the next Revolving Credit Maturity Date with respect to Multicurrency Revolving Credit Commitments and the aggregate face amount of all Multicurrency Letters of Credit having stated expiry dates after such Revolving Credit Maturity Date would exceed the amount of the Multicurrency Revolving Credit Commitments that have maturities after such Revolving Credit Maturity Date, unless, with the consent of the relevant Multicurrency Issuing Bank, the Borrower provides Cash Collateral in respect of such overage. Multicurrency Letters of Credit may be denominated in US Dollars or in one or more Alternate Borrowing Currencies.

(b) In order to request the issuance of a Multicurrency Letter of Credit (or to amend, renew or extend an existing Multicurrency Letter of Credit), the Borrower shall deliver a notice (a “Multicurrency Letter of Credit Application”) to the relevant Multicurrency Issuing Bank and the Administrative Agent (reasonably, and in any event, unless waived by the relevant Multicurrency Issuing Bank, no later than two Business Days in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a Multicurrency Letter of Credit, or identifying the Multicurrency Letter of Credit to be amended, renewed or extended and specifying (i) the date of issuance, amendment, renewal or extension, (ii) the date on which such Multicurrency Letter of Credit is to expire (which shall comply with paragraph (c) below), (iii) the amount of such Multicurrency Letter of Credit, if applicable pursuant to Section 1.10, (iv) the currency in which such Multicurrency Letter of Credit is requested to be denominated, (v) the name and address of the beneficiary thereof and (vi) such other information as the relevant Multicurrency Issuing Bank may request with respect to such Multicurrency Letter of Credit. A Multicurrency Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Multicurrency Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the Multicurrency L/C Exposure shall not exceed $15,000,000 and (ii)

the Aggregate Multicurrency Revolving Credit Exposure shall not exceed the Total Multicurrency Revolving Credit Commitment. Promptly after receipt of any Multicurrency Letter of Credit Application, the relevant Multicurrency Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Multicurrency Letter of Credit Application from the Borrower and, if not, such Multicurrency Issuing Bank will provide the Administrative Agent with a copy thereof. Subject to the terms and conditions hereof, such Multicurrency Issuing Bank shall, on the requested date, issue a Multicurrency Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Promptly after its delivery of any Multicurrency Letter of Credit or any amendment to a Multicurrency Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Multicurrency Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Multicurrency Letter of Credit or amendment.

(c) Each Multicurrency Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Multicurrency Letter of Credit and the date that is five Business Days prior to the latest Revolving Credit Maturity Date with respect to Multicurrency Revolving Credit Commitments, unless such Multicurrency Letter of Credit expires by its terms on an earlier date (such date of expiration, the “Multicurrency Letter of Credit Expiration Date”) or an L/C Backstop exists with respect to such Multicurrency Letter of Credit; provided, however, that a Multicurrency Letter of Credit may, upon the request of the Borrower, include a provision whereby such Multicurrency Letter of Credit (an “Auto-Renewal Multicurrency Letter of Credit”) shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the latest Revolving Credit Maturity Date unless an L/C Backstop exists with respect to Multicurrency Revolving Credit Commitments) unless the relevant Multicurrency Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Multicurrency Letter of Credit) prior to the then-applicable Multicurrency Letter of Credit Expiration Date that such Multicurrency Letter of Credit will not be renewed. Once an Auto-Renewal Multicurrency Letter of Credit has been issued, the Multicurrency Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Multicurrency Issuing Bank to permit the renewal of such Multicurrency Letter of Credit at any time to an expiry date not later than the Multicurrency Letter of Credit Expiration Date; provided that the relevant Multicurrency Issuing Bank shall not permit any such renewal if (i) the relevant Multicurrency Issuing Bank has determined that it would have no obligation at such time to issue such Multicurrency Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.25(l) or otherwise) or (ii) it has received notice (which may be by telephone or in writing) five Business Days prior to the day that is 30 days (or such longer period as may be specified in such Multicurrency Letter of Credit) prior to the then-applicable Multicurrency Letter of Credit Expiration Date from the Administrative Agent, any Multicurrency Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied.

(d) By the issuance of a Multicurrency Letter of Credit and without any further action on the part of a Multicurrency Issuing Bank or the Lenders, such Multicurrency Issuing Bank hereby grants to each Multicurrency Revolving Credit Lender, and each such Lender hereby acquires from such Multicurrency Issuing Bank, a participation in such

Multicurrency Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Multicurrency Letter of Credit, effective upon the issuance of such Multicurrency Letter of Credit. In consideration and in furtherance of the foregoing, each Multicurrency Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Multicurrency Issuing Bank, such Lender’s Pro Rata Percentage of each Multicurrency L/C Disbursement made by such Multicurrency Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Multicurrency Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Multicurrency Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any change in the Multicurrency Revolving Credit Commitments or Pro Rata Percentages of the Multicurrency Revolving Credit Lenders pursuant to Section 2.22 or 9.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed Multicurrency L/C Disbursements relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.25(d) to reflect the new Pro Rata Percentages of each Multicurrency Revolving Credit Lender.

(e) If a Multicurrency Issuing Bank shall make any Multicurrency L/C Disbursement in respect of a Multicurrency Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such Multicurrency L/C Disbursement not later than 12:00 noon on the immediately following Business Day. In the case of a Multicurrency Letter of Credit denominated in an Alternate Borrowing Currency, the Borrower shall reimburse the relevant Multicurrency Issuing Bank in the relevant Borrowing Alternate Currency on the date of such Multicurrency L/C Disbursement. The Multicurrency Issuing Bank shall notify the Borrower of the amount of the drawing promptly following the determination thereof.

(f) (i) The Borrower’s obligations to reimburse Multicurrency L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any Multicurrency Letter of Credit, the Multicurrency Issuing Bank, the Administrative Agent or any Lender or any other Person, including any defense based on the failure of any draft or other document presented under a Multicurrency Letter of Credit to comply with the terms of such Multicurrency Letter of Credit; provided that the Borrower shall not be obligated to reimburse the Multicurrency Issuing Bank for any wrongful payment made by the Multicurrency Issuing Bank as a result of the Multicurrency Issuing Bank’s gross negligence, bad faith, willful misconduct or breach of its obligations in determining whether drafts and other documents presented under a Multicurrency Letter of Credit comply with the terms thereof.

(ii) Each Lender and the Borrower agree that, in paying any drawing under a Multicurrency Letter of Credit, the relevant Multicurrency Issuing Bank shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Multicurrency Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Multicurrency Issuing Banks, any Related Party of such Multicurrency Issuing Bank nor any of the respective correspondents, participants or assignees of any Multicurrency Issuing Bank shall be liable to any Lender for (x) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (y) any action taken or omitted in the absence of gross negligence or willful misconduct or (z) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Multicurrency Letter of Credit or Multicurrency Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Multicurrency Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.

(g) The relevant Multicurrency Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Multicurrency Letter of Credit. The relevant Multicurrency Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether such Multicurrency Issuing Bank has made or will make a Multicurrency L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Multicurrency Issuing Bank and the Multicurrency Revolving Credit Lenders with respect to any such Multicurrency L/C Disbursement.

(h) If a Multicurrency Issuing Bank shall make any Multicurrency L/C Disbursement in respect of a Multicurrency Letter of Credit, then, unless the Borrower shall reimburse such Multicurrency L/C Disbursement in full on the same day that such Multicurrency L/C Disbursement is made, the unpaid amount thereof shall bear interest for the account of a Multicurrency Issuing Bank, for each day from and including the date of such Multicurrency L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR US Revolving Loan.

(i) A Multicurrency Issuing Bank may be removed at any time by the Borrower by notice from the Borrower to such Multicurrency Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as a Multicurrency Issuing Bank hereunder by a Lender that shall agree to serve as successor Multicurrency Issuing Bank (which Lender shall be reasonably acceptable to the Administrative Agent), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Multicurrency Issuing Bank. At the time such removal shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as a Multicurrency Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous

Multicurrency Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Multicurrency Issuing Bank” shall be deemed to refer to such successor or to any previous Multicurrency Issuing Bank, or to such successor and all previous Multicurrency Issuing Banks, as the context shall require. After the resignation or removal of a Multicurrency Issuing Bank hereunder, the retiring Multicurrency Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Multicurrency Issuing Bank under this Agreement and the other Loan Documents with respect to Multicurrency Letters of Credit issued by it prior to such removal, but shall not be required to issue additional Multicurrency Letters of Credit.

(j) If the maturity of any of the Loans under the Credit Facilities has been accelerated and the Borrower shall have received notice from the Administrative Agent or the Required Lenders, the Borrower shall deposit in an account with the Collateral Agent, for the benefit of the Multicurrency Revolving Credit Lenders, an amount in cash equal to the Multicurrency L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall (i) first, automatically be applied by the Administrative Agent to reimburse relevant Multicurrency Issuing Bank for Multicurrency L/C Disbursements for which it has not been reimbursed, (ii) second, be held for the satisfaction of the reimbursement obligations of the Borrower for the Multicurrency L/C Exposure at such time and (iii) third, subject to the consent of the Required Lenders, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the acceleration of the Loans under the Credit Facilities, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days to the extent any such acceleration has been rescinded.

(k) The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Multicurrency Revolving Credit Lenders to act as an issuing bank under the terms of this Agreement. Any Multicurrency Revolving Credit Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be a “Multicurrency Issuing Bank” (in addition to being a Multicurrency Revolving Credit Lender) in respect of Multicurrency Letters of Credit issued or to be issued by such Lender, and, with respect to such Multicurrency Letters of Credit, such term shall thereafter apply to the other Multicurrency Issuing Bank and such Lender.

(l) An Multicurrency Issuing Bank shall be under no obligation to issue any Multicurrency Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Multicurrency Issuing Bank from issuing such Multicurrency Letter of Credit, or any law applicable to such Multicurrency Issuing Bank or any directive (whether or not having the force of law) from any

Governmental Authority with jurisdiction over such Multicurrency Issuing Bank shall prohibit, or direct that such Multicurrency Issuing Bank refrain from, the issuance of letters of credit generally or such Multicurrency Letter of Credit in particular;

(ii) the issuance of such Multicurrency Letter of Credit would violate any applicable laws binding upon such Multicurrency Issuing Bank; or

(iii) any Multicurrency Revolving Credit Lender is a Defaulting Lender at such time, unless such Multicurrency Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Multicurrency Issuing Bank’s risk with respect to the participation in Multicurrency Letters of Credit by such Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Percentage of the Multicurrency L/C Exposure.

(m) Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict or inconsistency between the terms hereof and the terms of any Multicurrency Letter of Credit Applications, reimbursement agreements or similar agreements, the terms hereof shall control and the Multicurrency Issuing Bank shall not have any greater rights and remedies than the rights and remedies set forth herein.

Section 2.26. Incremental Credit Extensions. (a) The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (specifying which Class of Classes of Loans are affected, whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) (x) one or more additional Series of term loans under this Section 2.26 to be made available to the Borrower or an increase in the amount of the Initial Term Loans, any Incremental Term Loans or any Other Term Loans (any such new additional tranche, series or increase, an “Incremental Term Facility”, and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”), (y) one or more increases in the amount of the US Revolving Credit Commitments under this Section 2.26 (each such increase, a “US Revolving Commitment Increase”) or (z) one or more (not exceeding three) additional Series of incremental revolving credit commitments under this Section 2.26 to be made available to the Borrower (the “Incremental US Revolving Credit Commitments”) and (ii) (x) one or more increases in the amount of the Multicurrency Revolving Credit Commitments under this Section 2.26 (each such increase, a “Multicurrency Revolving Commitment Increase” and, together with a US Revolving Commitment Increase, each a “Revolving Commitment Increase”) and (y) one or more (not exceeding three) additional Series of incremental revolving credit commitments under this Section 2.26 to be made available to the Borrower (the “Incremental Multicurrency Revolving Credit Commitments” and, together with the Incremental US Revolving Credit Commitments, the “Incremental Revolving Credit Commitments”, with any Incremental Revolving Credit Commitments, any Revolving Commitment Increases and any Incremental Term Facility being collectively called a “Credit Increase”); provided that upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist or occur as a result thereof. Each Credit Increase shall be in an aggregate principal amount that is not less than $5,000,000 (or such lower amount that either (A) represents all remaining availability under the limit set forth in the next sentence or (B) is acceptable to the Administrative Agent). Notwithstanding anything to the contrary herein, the aggregate amount of the Credit Increases under this Section 2.26, together with the aggregate initial principal amount of all Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt, shall not exceed the Maximum Incremental Amount. Each Incremental Term Loan shall (I) (1) rank pari passu or (except with respect to an increase to any existing Class of Term Loans permitted hereunder) junior in right of payment and of security with the Initial Term Loans and any other then existing Class of Term Loans that are pari passu in right of payment and security therewith (so long as, in the case of any such Incremental Term Loans ranking junior in right of payment or security, such Incremental Term Loans shall be subject to the Second-Lien Intercreditor Agreement or another Intercreditor Agreement), (2) not mature earlier than the Latest Maturity Date then in effect, (3) have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of any other outstanding Class of Term Loans (provided that, for the purpose of calculating the Weighted Average Life to Maturity of any Incremental Term Loan ranking pari passu in right of security to any such Class of Term Loans, amortization of such Incremental Term Loan shall be disregarded if (and only if) it does not exceed 0.25% per fiscal quarter), and (4) be treated in the same manner as each existing Class of Term Loans with which such Incremental Term Loan ranks pari passu in right of payment and of security for purposes of Section 2.13(f), unless the relevant Lender in respect of such Incremental Term Loan elects lesser treatment; provided, however, that (x) subject to rights to make Restricted Payments hereunder, no voluntary or mandatory prepayments of Incremental Term Loans ranking junior in right of payment or security shall be permitted prior to the repayment in full of all Obligations ranking senior in right of payment or security thereto (but in the case of such Obligations, only to the extent the Indebtedness giving rise to such Obligations was outstanding at the time of incurrence of such Incremental Term Loans) and (y) the Borrower may elect to structure any such Incremental Term Loans ranking junior in right of security to the Loans and Commitments of the Borrower hereunder under a separate credit facility, so long as such other credit facility (i) otherwise complies with the provisions of this Section 2.26, (ii) does not contain any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) and (iii) does not contain any covenants that are materially more restrictive on the obligors thereunder than the covenants contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence) and (II) bear interest as agreed by the Borrower and the applicable Lenders; provided that if at the time of the effectiveness of any Incremental Amendment with respect to a new Class of Incremental Term Loans (other than Incremental Term Loans that rank junior in right of payment and/or security), any Initial Term Loans remain outstanding, then if the Effective Yield with respect to such Incremental Term Loans shall at any time (over the life of such Incremental Term Loans) exceed by more than 0.50% the Effective Yield on the Initial Term Loans, the Applicable Percentage applicable to the Initial Term Loans shall be increased to the extent necessary so that at all times thereafter the Initial Term Loans do not receive less than the Effective Yield with respect to such new Incremental Term Loans, less 0.50% per annum. Each Incremental Revolving Credit Commitment (and related Incremental Revolving Loans) shall (I) in the case of an Incremental US Revolving Loan (and related Obligations), (1) rank pari passu in right of payment and of security with the Initial US Revolving Loans, (2) not mature (or require commitment reductions) earlier than the Latest Maturity Date with respect to Revolving Credit Commitments then in effect, and (3) be treated in the same manner as the Initial US Revolving Loans for purposes of Section 2.13(f), unless the relevant Lender in respect of such Incremental US Revolving Credit

Commitments elects lesser treatment; provided, however, the Borrower may elect to structure any such Incremental US Revolving Loans ranking junior in right of security to the Loans and Commitments of the Borrower hereunder under a separate credit facility, so long as such other credit facility (i) otherwise complies with the provisions of this Section 2.26, (ii) does not contain any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) and (iii) does not contain any covenants that are materially more restrictive on the obligors thereunder than the covenants contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence); (II) in the case of an Incremental Multicurrency Revolving Loan (and related Obligations), (1) rank pari passu in right of payment and of security with the Initial Multicurrency Revolving Loans, (2) not mature (or require commitment reductions) earlier than the Latest Maturity Date with respect to Revolving Credit Commitments then in effect, and (3) be treated in the same manner as the Initial Multicurrency Revolving Loans for purposes of Section 2.13(f), unless the relevant Lender in respect of such Incremental Multicurrency Revolving Credit Commitments elects lesser treatment; provided, however, the Borrower may elect to structure any such Incremental Multicurrency Revolving Loans ranking junior in right of security to the Loans and Commitments of the Borrower hereunder under a separate credit facility, so long as such other credit facility (i) otherwise complies with the provisions of this Section 2.26, (ii) does not contain any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) and (iii) does not contain any covenants that are materially more restrictive on the obligors thereunder than the covenants contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence); and (III) bear interest as agreed by the Borrower and the applicable Lenders. Each notice from the Borrower pursuant to this Section 2.26 shall set forth the requested amount and proposed terms of the relevant Credit Increases. Incremental Term Loans may be made, and Revolving Commitment Increases and Incremental Revolving Credit Commitments may be provided, by any existing Lender with Loans and/or Commitments under the relevant Class or by any Additional Lender.

(b) Commitments in respect of Credit Increases shall become Commitments (or in the case of a US Revolving Commitment Increase or a Multicurrency Revolving Commitment Increase to be provided by an existing US Revolving Credit Lender or Multicurrency Revolving Credit Lender, as the case may be, an increase in such Lender’s applicable US Revolving Credit Commitment or Multicurrency Revolving Credit Commitment, as the case may be) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.26. The Borrower may use the proceeds of any Credit Increase for any purpose not prohibited by this Agreement (it being understood that Section 5.08 imposes limitations on the use of proceeds of certain Credit Increases as specified therein). No Lender shall be obligated to provide any Credit Increases unless it so agrees in its sole discretion. On the date of the making of any Incremental Term Loans that will be added to any Class of Initial Term Loans, other Incremental Term Loans or Other Term Loans, and notwithstanding anything to the contrary set forth in Section 2.03 or Section 2.06, such Incremental Term Loans shall be added to (and constitute a part of) each borrowing of outstanding Initial Term Loans, other Incremental Term Loans or Other Term Loans, as applicable, of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender will participate proportionately in each then outstanding borrowing of Initial Term Loans, other Incremental Term Loans or Other Term Loans, as applicable, of the same type with the same Interest Period of the respective Class. Upon each increase in the Revolving Credit Commitments of a given Class pursuant to a Revolving Commitment Increase as provided in this Section 2.26, (a) each Revolving Credit Lender with a Revolving Credit Commitment of such affected Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of such Revolving Commitment Increase for such Class (each, a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans representing a utilization of such Class of Revolving Credit Commitments such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in the relevant Letters of Credit and (ii) participations hereunder in the relevant Swingline Loans held by each Revolving Credit Lender with a Revolving Credit Commitment of such affected Class (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments under such affected Class of all relevant Revolving Credit Lenders represented by such Revolving Credit Lender’s relevant Revolving Credit Commitment and (b) if, on the date of such Revolving Commitment Increase, there are any Revolving Loans of such affected Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans of such Class made hereunder (reflecting such increase in the applicable Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 2.17. Upon each addition of an Incremental US Revolving Commitment or an Incremental Multicurrency Revolving Credit Commitment pursuant to this Section 2.26, (a) if, on the date of such addition, there is any US Revolving Credit Exposure or Multicurrency Revolving Credit Exposure then outstanding, then (i) any existing US Revolving Loans or Multicurrency Revolving Loans, as the case may be, shall be prepaid with the proceeds of newly incurred Incremental US Revolving Loans or Incremental Multicurrency Revolving Loans, as the case may be, and (ii) participations hereunder in the relevant Letters of Credit and Swingline Loans hereunder shall be adjusted, in each case such that all US Revolving Credit Lenders or Multicurrency Revolving Credit Lenders, as the case may be, participate in each applicable US Revolving Credit Borrowing or Multicurrency Revolving Credit Borrowing, as the case may be, the US L/C Exposure or Multicurrency L/C Exposure, as the case may be, and the US Swingline Exposure or Multicurrency Swingline Exposure, as the case may be, in accordance with their applicable Pro Rata Percentages (with any such prepayment to be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.17).

(c) No Credit Increase shall (i) be guaranteed by any Person which is not a Loan Party or (ii) be secured by any property or assets other than the Collateral.

(d) This Section 2.26 shall supersede any provisions in Sections 2.19 and 9.08 to the contrary.

(e) Each Lender or Additional Lender providing a portion of any Credit Increase shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Credit Increase. On the effective date of such Credit Increase, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(f) As a condition precedent to the effectiveness of any Credit Increase or the making of any Incremental Term Loans or Incremental Revolving Loans , (A) upon its request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (B) the Administrative Agent shall have received, from each Additional Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Lender, and the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Credit Increase and (C) the Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer thereof:

(i) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Credit Increase, and

(ii) to the extent applicable, certifying that no Event of Default has occurred and is continuing.

(g) Notwithstanding anything to the contrary in this Section 2.26 or in any other provision of any Loan Document, if the proceeds of any Credit Increase are intended to be applied to finance any permitted Investment that constitutes a third party acquisition (other than an intercompany Investment)), and the Lenders or Additional Lenders providing such Credit Increase so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.

Section 2.27. Provisions Regarding Bankers’ Acceptances, Drafts, etc. The parties hereto agree that the provisions of Schedule 2.02(b) shall apply to all Bankers’ Acceptances, Bankers’ Acceptance Loans and Drafts created pursuant to this Agreement, and that the provisions of Schedule 2.02(b) shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in this Agreement in their entirety.

Section 2.28. Refinancing Amendments. At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans attributable to the Borrower then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans and Incremental

Term Loans attributable to the Borrower) and/or (b) all or any portion of the Revolving Loans (or Unused Revolving Credit Commitments) attributable to the Borrower under a given Class under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans, Other Revolving Credit Commitments, Incremental Revolving Loans or Incremental Revolving Credit Commitments attributable to the Borrower), in the form of Other Multicurrency Revolving Credit Commitments, Other Multicurrency Revolving Loans, Other US Revolving Credit Commitments and Other US Revolving Loans, in each case pursuant to a Refinancing Amendment; provided that (i) such Credit Agreement Refinancing Indebtedness will rank pari passu in right of payment and of security with, or at the option of the Borrower, may be junior in right of payment and/or security to the other Loans and Commitments of the Borrower hereunder (so long as, in the case of any such Credit Agreement Refinancing Indebtedness ranking junior in right of payment or security, such Credit Agreement Refinancing Indebtedness shall be subject to the Second-Lien Intercreditor Agreement or another Intercreditor Agreement, as applicable), (ii) such Credit Agreement Refinancing Indebtedness will have such pricing and call protection terms as may be agreed by the Borrower and the Lenders thereof, (iii) in the case of Credit Agreement Refinancing Indebtedness in the form of Other Term Loans, each Class of Other Term Loans shall be prepaid and repaid on a pro rata basis with all voluntary prepayments and mandatory prepayments (but not amortization payments) of the other Classes of Term Loans, except (1) as provided in the proviso appearing in Section 2.12(b)(i) and (2) the applicable Lenders and Additional Lenders providing any Class of Other Term Loans may elect in any given Refinancing Amendment to receive less than ratable treatment with respect to such prepayments, (iv) in the case of any Other Term Loans ranking junior in right of payment or security, limitations on voluntary and mandatory prepayments of the type described in Section 2.26 which are applicable to Incremental Term Loans ranking junior in right of payment or security shall also apply to such Other Term Loans, (v) in the case of any Other Revolving Credit Commitments (and related Revolving Credit Exposure) ranking junior in right of payment or security, appropriate adjustments shall be made to this Agreement (including, without limitation, Sections 2.09, 2.12, and 2.13) to reflect the junior status of such Other Revolving Credit Commitments (and related Revolving Credit Exposure) and to provide separate junior letter of credit and swingline subfacilities that do not share ratably in the US L/C Exposure, the US Swingline Exposure, the Multicurrency L/C Exposure and/or the Multicurrency Swingline Exposure, as applicable, and (vi) such Credit Agreement Refinancing Indebtedness does not contain any financial maintenance covenants (unless such financial maintenance covenants are added for the benefit of the holders of the corresponding Obligations under this Agreement) and does not contain any covenants that are materially more restrictive on the obligors thereunder than the covenants contained in this Agreement (except for covenants or other provisions applicable only after the Latest Maturity Date on the date of incurrence); provided, however, that the Borrower may elect to structure any such Credit Agreement Refinancing Indebtedness ranking junior in right of security to the other Loans and Commitments of the Borrower hereunder under a separate credit facility, so long as such other credit facility otherwise complies with the provisions of this Section 2.28. The effectiveness of any Refinancing Amendment shall be subject to (i) the condition that no Event of Default has occurred and is continuing or would result therefrom and (ii) the satisfaction of such other conditions as may be agreed by the Borrower and the Lenders providing such Credit Agreement Refinancing Indebtedness and set forth in a Refinancing Amendment and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i)

customary legal opinions, board resolutions and officers’ certificates and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Collateral Agent (including, to the extent reasonably necessary, mortgage amendments) in order to ensure that the Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. Any Other Term Loans, Other US Revolving Credit Commitments (and any corresponding US Revolving Credit Exposure) and/or Other Multicurrency Revolving Credit Commitments (any corresponding Multicurrency Revolving Credit Exposure) converted from or exchanged for (or the proceeds of which are used to refinance) any then-existing Term Loans or then-existing Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any then-existing Class of Term Loans of the Borrower or any previously established Class or Series of Other Term Loans, Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments, as applicable. Each Class or Series of Credit Agreement Refinancing Indebtedness incurred under this Section 2.28 shall be in an aggregate principal amount that is not less than $20,000,000 (or such lesser amount to which the Administrative Agent may agree. Any Refinancing Amendment may provide for the issuance of US Letters of Credit or Multicurrency Letters of Credit for the account of the Borrower, or the provision to the Borrower of US Swingline Loans or Multicurrency Swingline Loans, pursuant to any Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitment, as applicable, established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the then-existing US Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, as the case may be (it being understood that such Letters of Credit or Swingline Loans may have different pricing and maturity dates, but shall otherwise be treated as though they are a part of a single letter of credit or swingline facility, as applicable, with the then-existing US Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, as the case may be) or otherwise reasonably acceptable to the Administrative Agent and any applicable swingline lender or letter of credit issuer. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment (each, a “Refinancing Effective Date”). Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended (or deemed so amended) to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loan Commitments, Other Term Loans, Other US Revolving Credit Commitments, Other US Revolving Loans, Other Multicurrency Revolving Credit Commitments and/or Other Multicurrency Revolving Loans) and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 9.08(c). On any Refinancing Effective Date on which Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments are implemented pursuant to a Refinancing Amendment, subject to the satisfaction of the foregoing terms and conditions, (a) the US Revolving Loans or Multicurrency Revolving Loans of any existing Revolving Credit Lender who is providing such new Other US Revolving Credit Commitment or Other Multicurrency Revolving Credit Commitment, as the case may be, on such date and whose related existing US Revolving Credit Commitment or Multicurrency Revolving Credit Commitment, as the case may be, is being reduced on such date pursuant to Section 2.09(c) or (d), as the case may be, in connection therewith shall be converted into Other US Revolving Loans or US Multicurrency

Revolving Loans, as the case may be, under such Lender’s new Other US Revolving Credit Commitment or Other Multicurrency Revolving Credit Commitment, as the case may be, being provided on such date in the same ratio as (x) the amount of such Lender’s applicable new Other Revolving Credit Commitment bears to (y) the aggregate amount of such Lender’s existing US Revolving Credit Commitment or Multicurrency Revolving Credit Commitment, as the case may be, prior to any reduction of such Lender’s existing US Revolving Credit Commitment or Multicurrency Revolving Credit Commitment, as the case may be, pursuant to Section 2.09(c) or (d), as the case may be, in connection therewith and (b) if such new Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments, as the case may be, are to be made a part of any then existing Class of Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments, as the case may be, each of the Revolving Credit Lenders with Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments, as the case may be, under such combined Class shall purchase from each of the other Lenders with Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments, as the case may be, thereunder at the principal amount thereof, such interests in the Other US Revolving Loans or Other Multicurrency Revolving Loans, as the case may be, under such Class of Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments so converted or outstanding on such Refinancing Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Other US Revolving Loans or Multicurrency Revolving Loans, as the case may be, of such Class will be held by all Revolving Credit Lenders with such Class of Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments, as the case may be, ratably in accordance with their respective Other US Revolving Credit Commitments or Other Multicurrency Revolving Credit Commitments of such Class. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.28 and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment, and this Section 2.28 shall supersede any provisions in Section 2.19 or 9.08 to the contrary.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Effective Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders that:

Section 3.01. Organization; Powers. The Borrower and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization or formation, except where the failure to exist (other than in the case of the Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party.

Section 3.02. Authorization. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action, (b) will not violate any provision of (i) any applicable law, statute, rule or regulation or order of any Governmental Authority, (ii) the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party, (iii) the HCM 2021 Notes Documentation or (iv) any other indenture, agreement or other instrument to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of them or any of their property is bound, (c) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (i) the HCM 2021 Notes Documentation or (ii) any other such indenture, agreement or other instrument or (d) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than Permitted Liens), except, with respect to clauses (b)(i), (b)(iv), (c)(ii) or (d) above to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.

Section 3.03. Enforceability. This Agreement and each other Loan Document (when delivered) have been duly executed and delivered by each Loan Party party thereto. This Agreement and each other Loan Document delivered on the Effective Date constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

Section 3.04. Governmental Approvals. Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan Documents, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (b) such as have been made or obtained and are in full force and effect.

Section 3.05. Financial Statements. The financial statements most recently provided pursuant to Section 5.04(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein, and subject, in the case of financial statements provided pursuant to Section 5.04(a), to the absence of footnotes and normal year-end adjustments

Section 3.06. No Material Adverse Change. Since December 31, 2013, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.07. Title to Properties. Each of the Borrower and its Restricted Subsidiaries has good and indefeasible title in fee simple to, or valid leasehold interests in, all its material properties and assets other than (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes or (ii) where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such material properties and assets are free and clear of Liens, other than Permitted Liens.

Section 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Effective Date a list of all subsidiaries of the Borrower, the jurisdiction of their formation or organization, as the case may be, and the percentage ownership interest of such subsidiary’s parent company therein, and such Schedule shall denote which subsidiaries as of the Effective Date are not Subsidiary Guarantors.

Section 3.09. Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of the Borrower or any of its Restricted Subsidiaries or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.

Section 3.10. Federal Reserve Regulations. (a) None of the Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation U or Regulation X issued by the Board.

Section 3.11. Investment Company Act. None of the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.12. Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all federal, state and other Tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all material assessments received by it, except for the filing of such returns or the payment of such Taxes and assessments, in each case, that are not overdue by more than 30 days, or if more than 30 days overdue, (i) the amount or validity of which are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or (ii) with respect to which the failure to so file or pay could not be reasonably expected to have a Material Adverse Effect.

Section 3.13. No Material Misstatements. As of the Third Amendment Effective Date, to the knowledge of the Borrower, the written information, reports, financial statements, exhibits and schedules furnished (as modified or supplemented by other information so furnished) by or on behalf of the Borrower to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the Third Amendment Effective Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the Third Amendment Effective Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

Section 3.14. Employee Benefit Plans. No ERISA Event has occurred, or could reasonably be expected to occur, that could reasonably be expected to result in a Material Adverse Effect. Each Pension Plan and/or Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and/or applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. No Pension Event has occurred or could reasonably be expected to occur, which could reasonably be expected to result in a Material Adverse Effect.

Section 3.15. Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower and each of its Restricted Subsidiaries are in compliance with all applicable Environmental Laws, and have obtained, and are in compliance with, all permits required of them under applicable Environmental Laws, (ii) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Restricted Subsidiaries under any Environmental Law, (iii) neither the Borrower nor any of its Restricted Subsidiaries has agreed to assume or accept responsibility, by contract, for any liability of any other Person under Environmental Laws and (iv) there are no facts, circumstances or conditions relating to the past or present business or operations of the Borrower, any of its Restricted Subsidiaries, or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any past or present assets of the Borrower or any of its Restricted Subsidiaries, that could reasonably be expected to result in the Borrower or any Restricted Subsidiary incurring any claim or liability under any Environmental Law.

Section 3.16. Security Documents. All filings and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated and to the extent required by, the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the Collateral Agent and the Security Documents create in favor of the Collateral Agent, for the benefit of the relevant Secured Parties, a valid, and together with such filings and other actions, perfected Lien in the relevant Collateral, securing the payment of the relevant Obligations, in each case, having the priority contemplated by and subject to the terms of the relevant Security Documents and the relevant Intercreditor Agreement and subject to Permitted Liens.

Notwithstanding anything herein (including this Section 3.16) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agent or any Lender with respect thereto, under foreign law.

Section 3.17. Location of Real Property. Schedule 3.17 lists completely and correctly (in all material respects) as of the Effective Date all real property owned by the Borrower and its Restricted Subsidiaries and the addresses thereof, to the extent reasonably available. Except as otherwise provided in Schedule 3.17, the Borrower and its Restricted Subsidiaries own in fee all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to result in a Material Adverse Effect.

Section 3.18. Solvency. On the Effective Date, after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.

Section 3.19. Intellectual Property. The Borrower and each of its Restricted Subsidiaries own, license or possess the right to use all intellectual property, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted, except where the failure to obtain any such rights or the imposition of such restrictions could not reasonably be expected to have a Material Adverse Effect.

Section 3.20. Subordination of Junior Financing. The Obligations constitute “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

Section 3.21. Money Laundering and Anti-Terrorism; Anti-Corruption; Sanctions. (a) To the extent applicable, each Loan Party is in compliance in all material respects with the USA PATRIOT Act.

(b) No part of the proceeds of the Loans or any Letter of Credit will be used, directly or, to the knowledge of the Borrower, indirectly, in violation of the FCPA or the United Kingdom Bribery Act of 2010, in each case to the extent applicable to the Borrower and its subsidiaries.

(c) None of the Borrower, any of its subsidiaries or, to the knowledge of the Borrower, any director, officer, agent or employee of the Borrower or any of its subsidiaries is a Person that (A) is the target of any Sanctions Law, or conducts any activities, business or transactions in, or is resident or organized in, a Sanctioned Country unless otherwise authorized or approved by the relevant Sanctions Authority or (B) is directly or indirectly owned or controlled by any Person currently included on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) or the Foreign Sanctions Evaders List (“FSE List”) maintained by the US Treasury Department’s Office of Foreign Assets Control.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction (or waiver by the Arrangers and the applicable Issuing Bank in the case of conditions applicable to the Effective Date and in accordance with Section 9.08 thereafter) of the following conditions:

Section 4.01. All Credit Events after the Effective Date. On the date of the making of each Revolving Loan, including the making of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum face amount of such Letter of Credit) (each such event being called a “Credit Event”; it being understood that the conversion into or continuation of a Eurocurrency Rate Loan does not constitute a Credit Event) in each case after the Effective Date:

(a) The Administrative Agent shall have received a notice of such Loan as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the relevant Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.24(b) or Section 2.25(b) or, in the case of the Borrowing of a Swingline Loan, the relevant Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.23(b).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d) After giving effect to any such requested Credit Event occurring during the five Business Day period immediately preceding the Maturity Date for any US

Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, as the case may be, the Borrower would not be required by Section 2.13(a)(v) or (vi), as applicable, to prepay or cause to be prepaid Revolving Loans or Swingline Loans or to Cash Collateralize L/C Exposure.

Each Credit Event after the Effective Date shall be deemed to constitute a representation and warranty by the Borrower to the relevant Lenders and/or Issuing Banks on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and/or (d) of this Section 4.01, as applicable.

Section 4.02. First Credit Event. On the Effective Date:

(a) This Agreement shall have been duly executed and delivered by the Borrower.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, an opinion of Weil, Gotshal & Manges LLP, special counsel for the Loan Parties, dated the Effective Date and addressed to each Issuing Bank, the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary, Assistant Secretary or other senior officer of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that (except in connection with the Transactions) the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or other senior officer executing the certificate pursuant to clause (ii) above.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, certifying compliance with the condition precedent set forth in paragraph (j) or paragraph (k) below, as applicable.

(e) The Administrative Agent shall have received, to the extent invoiced at least 3 Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) The Security Documents shall have been duly executed and delivered by each Loan Party that is to be a party thereto and shall be in full force and effect. All actions necessary to establish that the Collateral Agent will have a perfected first priority Lien on the Collateral (subject to Permitted Liens) shall have been taken; provided that with respect to any Collateral the Lien in which may not be perfected by filing of a UCC financing statement or, with respect to any pledge of the Capital Stock of the Subsidiary Guarantors, by the delivery of a stock or equivalent certificate, together with a related stock or equivalent power executed in blank, if the perfection of the Collateral Agent’s security interest in such Collateral may not be accomplished prior to the Effective Date after use of commercially reasonable efforts to do so, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial Credit Event so long as the Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within the time frames set forth on Schedule 5.11.

(g) The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02; provided that with respect to any insurance certificate that may not be provided prior to the Effective Date after use of commercially reasonably efforts to do so, then delivery of such certificate shall not constitute a condition precedent to the initial Credit Event so long as the Borrower agrees to deliver or cause to be delivered such certificate within the time frames set forth on Schedule 5.11.

(h) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, certifying that the Borrower and its Restricted Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent as of the Effective Date.

(i) The Lenders shall have received from the Loan Parties at least three (3) Business Days prior to the Effective Date, all documentation and other information reasonably requested in writing no later than ten (10) Business Days prior to the Effective Date, required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(j) With respect to a Payments IPO only:

(i) The represent’ations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and

(ii) On the Effective Date and immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

(k) With respect to a Payments Sale only, the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that the only representations and warranties made on the Effective Date the making and accuracy of which shall be a condition to the HCM Conversion, shall be the representations and warranties in Sections 3.01(a), 3.01(d), 3.02(a), 3.02(b)(ii), 3.03, 3.10, 3.11, 3.16 (as it relates to the creation, validity and perfection of the security interests in the Collateral), 3.18 and 3.21.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that until the Termination Date the Borrower will, and will cause each of the Restricted Subsidiaries to:

Section 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.04 or Section 6.05.

(b) Other than as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary or desirable to the conduct of its business, (ii) comply in all material respects with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws, ERISA, FCPA, Sanctions Laws and the USA PATRIOT Act), whether now in effect or hereafter enacted, (iii) maintain and preserve all property necessary or desirable to the conduct of such business and keep such property in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, and (iv) from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary or desirable to the conduct of its business.

Section 5.02. Insurance. (a) Keep its material insurable properties adequately insured in all material respects at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with Persons in the same or similar businesses operating in the same or similar locations.

(b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and, to the extent available on commercially reasonable terms, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium unless not less than 10 days’ prior written notice thereof is given by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason unless not less than 30 days’ prior written notice thereof is given by the insurer to the Collateral Agent.

Section 5.03. Taxes. Pay and discharge when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 30 days; provided, however, that such payment and discharge shall not be required with respect to any such Tax (i) so long as the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (who will distribute to each Lender):

(a) after the Effective Date, within 90 days after the end of each fiscal year (or, in the case of the fiscal year in which the Effective Date occurs, 120 days), its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than solely with respect to, or solely resulting from, an upcoming Maturity Date under this Agreement occurring within twelve months from the time such opinion is delivered)) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(b) after the Effective Date, within 45 days (or, in the case of the fiscal quarter in which the Effective Date occurs and the first full fiscal quarter ending after the Effective Date, 60 days) after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, and for each fiscal quarter occurring after the first anniversary of the Effective Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by a Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of Section 5.04 Financials, a certificate of a Financial Officer of the Borrower (i) certifying that to such Financial Officer’s knowledge, no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, reasonably specifying the nature thereof and (ii) setting forth (x) to the extent applicable, computations in reasonable detail of the Adjusted Consolidated First Lien Leverage Ratio as of the last day of the fiscal quarter or year, as the case may be, covered by such Section 5.04 Financials and demonstrating compliance with Section 6.10 and (y) in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow;

(d) within 90 days after the commencement of each fiscal year of the Borrower that begins after the Effective Date, a detailed consolidated budget for such fiscal year, including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget;

(e) simultaneously with the delivery of the Section 5.04 Financials, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements (but only to the extent such Unrestricted Subsidiaries would not be considered “minor” under Rule 3-10 of Regulation S-X under the Securities Act);

(f) simultaneously with the delivery of the Section 5.04 Financial Statements, management’s discussion and analysis of the important operational and financial developments of the Borrower and its Restricted Subsidiaries during the respect fiscal year or fiscal quarter, as the case may be;

(g) after the request by any Lender (through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(h) promptly, from time to time, such other information regarding the operations, business, legal or corporate affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;

(i) concurrently with the delivery of the Pricing Certificate, the Borrower shall deliver to the Collateral Agent a certificate executed by a Responsible Officer of the Borrower attaching updated versions of the Schedules (other than Schedule IV) to the Guarantee and Collateral Agreement or in the alternative, setting forth any and all changes to (or confirming that there has been no change in) the information set forth in or contemplated by such Schedules since the date of the most recent certificate delivered pursuant to this paragraph (i); and

(j) within the time frame set forth in Section 7.02, on each occasion permitted therein, a Notice of Intent to Cure if a Cure Right will be exercised thereunder.

Information required to be delivered pursuant to this Section 5.04 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Borrower. Information required to be delivered pursuant to this Section 5.04 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Notwithstanding the foregoing, if (i) the Borrower’s financial statements are consolidated with any Parent’s financial statements or (ii) any Parent is subject to periodic reporting requirements of the Securities Exchange Act of 1934 and the Borrower is not, then the requirement to deliver consolidated financial statements of the Borrower and its Restricted Subsidiaries (and the related opinion from independent public accountants) pursuant to Section 5.04(a) and (b) may be satisfied by delivering consolidated financial statements of such Parent (and the related opinion from independent public accountants) accompanied by a schedule showing, in reasonable detail, consolidating adjustments, if any, attributable solely to such Parent and any of their Subsidiaries that are not the Borrower or any of its Restricted Subsidiaries.

Section 5.05. Notices. Promptly upon any Responsible Officer of the Borrower or any Restricted Subsidiary becoming aware thereof, furnish to the Administrative Agent notice of the following:

(a) the occurrence of any Event of Default or Default; and

(b) the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 5.06. Information Regarding Collateral. Furnish to the Administrative Agent notice of any change on or prior to the later to occur of (a) 30 days following the occurrence of such change and (b) the earlier of the date of the required delivery of the Pricing Certificate following such change and the date which is 45 days after the end of the most recently ended fiscal quarter following such change (or such later date as may be acceptable to the Administrative Agent in any given case) (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s identity or corporate structure (to the extent such change would require a filing or other action to maintain perfection on the Loan Party’s Collateral).

Section 5.07. Maintaining Records; Access to Properties and Inspections. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made.

(b) Permit any representatives designated by the Administrative Agent (or any Lender if accompanying the Administrative Agent) to visit and inspect during normal business hours the financial records and the properties of the Borrower or the Restricted Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such financial records, and permit any such representatives to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that the Administrative Agent shall give the Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the expense of the Borrower and its Restricted Subsidiaries; provided, further, that when an Event of Default exists, the Administrative Agent (or any Lender if accompanying the Administrative Agent) and their respective designees may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

Section 5.08. Use of Proceeds. The proceeds of the Revolving Loans and Swingline Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The Letters of Credit shall be used solely to support obligations of the Borrower and its subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The proceeds of any Other Term Loans incurred by a given Borrower will not be used for any purpose other than the repayment of principal and accrued and unpaid interest and premium on other Loans of the Borrower outstanding on the date of incurrence of such Other Term Loans and payment of and fees and expenses incurred, in connection with such Other Term Loans.

The Borrower will not, directly or, to its knowledge, indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Person in a manner that would result in a violation of any Sanctions by the Borrower, any of its subsidiaries or, to the knowledge of the Borrower, any Agent, L/C Issuer (or its designee party to the applicable Letter of Credit), Arranger or Lender.

Section 5.09. Further Assurances. (a) From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of perfecting the rights of the Administrative

Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.

(b) [Reserved].

(c) With respect to any Restricted Subsidiary that is a Domestic Subsidiary and a Wholly-Owned Subsidiary (other than an Excluded Subsidiary) created or acquired after the Effective Date (which for purposes of this paragraph (c) shall include any existing Restricted Subsidiary that is a Wholly-Owned Subsidiary of the type described above that ceases to be an Excluded Subsidiary), on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following such creation or acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such later date as may be acceptable to the Administrative Agent in any given case), (x) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Collateral Agent, for the benefit of the relevant Secured Parties, a valid, perfected security interest in the Equity Interests in such new subsidiary that are owned by any of the Loan Parties to the extent the same constitute Collateral under the terms of the Guarantee and Collateral Agreement, (y) deliver to the Collateral Agent the certificates representing any of such Equity Interests that constitute certificated securities, together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of the pledgor and (z) cause such Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, each Intercreditor Agreement then in effect (if applicable), the Intercompany Subordination Agreement and, to the extent applicable, each Intellectual Property Security Agreement and (B) to take such actions necessary to grant to the Collateral Agent, for the benefit of the relevant Secured Parties, a perfected security interest in any assets required to be Collateral pursuant to the Guarantee and Collateral Agreement and each Intellectual Property Security Agreement with respect to such Restricted Subsidiary, including, if applicable, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any applicable Intellectual Property Security Agreement or as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(d) With respect to any Equity Interests of any first-tier Foreign Subsidiary that is not an Excluded Subsidiary by virtue of clause (a)(ii) of such definition thereof and the fact that such Equity Interests may not be pledged by the Borrower or its subsidiary which owns such Equity Interests without the consent of any Person or by virtue of clauses (b) through (i) of such definition thereof that is acquired after the Effective Date by any Loan Party (including as a result of formation of a new Foreign Subsidiary), on or prior to the later to occur of (i) 30 days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such later date as may be acceptable to the Administrative Agent in any given case), deliver to the Collateral Agent any certificates representing any such Equity Interests that constitute certificated securities, together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be reasonably requested by the Administrative Agent or the Collateral Agent to perfect the security interest of the Collateral Agent thereon.

(e) With respect to any fee interest in any real property located in the United States with a book value (as determined in good faith by the Borrower) in excess of $5,000,000 (as reasonably estimated by the Borrower) acquired after the Effective Date by any Loan Party, within 90 days following the date of such acquisition (or such longer period as may be acceptable to the Administrative Agent in any given case) (i) execute and deliver Mortgages in favor of the Collateral Agent, for the benefit of the relevant Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents and (ii) with respect to each such Mortgage, (x) an opinion of counsel in each State or Province in which any such Mortgage is to be recorded in form and substance reasonably satisfactory to the Administrative Agent, (y) a lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Administrative Agent, insuring that each Mortgage is a valid and enforceable first lien on the property encumbered by the Mortgage, free and clear of all Liens other than Permitted Liens (provided that the Collateral Agent shall require a title search in lieu of a title insurance policy if the cost of obtaining the policy is excessive in relation to the benefit to the Secured Parties) and (z) with respect to real property owned by any US Loan Party, for properties located in the United States only, a Standard Flood Hazard Determination Form (FEMA Form 81-93) certifying whether the real property encumbered by such Mortgage is located in a special flood hazard area.

Notwithstanding anything to the contrary in this Section 5.09 or any other Security Document, (1) the Collateral Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent and (2) Liens required to be granted pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents.

Section 5.10. Designation of Subsidiaries. (a) The Borrower may designate any subsidiary (including any existing subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or a Restricted Subsidiary (other than solely any Unrestricted Subsidiary of the subsidiary to be so designated); provided that:

(i) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Borrower;

(ii) such designation complies with the covenants described in Section 6.03(c);

(iii) no Default or Event of Default shall have occurred and be continuing;

(iv) after giving pro forma effect to such designation, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.10 (whether or not then in effect); and

(v) each of:

(A) the subsidiary to be so designated; and

(B) its subsidiaries,

has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or a Restricted Subsidiary. Furthermore, no subsidiary may be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” for purposes of the HCM 2021 Notes Documentation, any other Junior Lien Debt Documentation and any other Material Debt Documentation.

(b) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time for purposes of Section 6.01 or 6.02, as the case may be.

Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.

Section 5.11. Post-Closing Obligations. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, the Borrower and its Restricted Subsidiaries acknowledge and agree that:

(a) UCC Filings; Filings with respect to Intellectual Property; etc. The Borrower and its Restricted Subsidiaries are not required to have filed (or cause to have filed) on or prior to the Effective Date Financing Statements (Form UCC-1) or any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Documents. Not later than the 10th day after the Effective Date (or such later date as the Administrative Agent shall agree), the Borrower and its Restricted Subsidiaries shall have filed (or delivered to the Administrative Agent for filing) all of such Financing Statements (Form UCC-1) and any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Documents, as the case may be.

(b) Other Post-Closing Actions. The Borrower and its Restricted Subsidiaries shall be required to take the actions specified in Schedule 5.11 within the time periods set forth in Schedule 5.11. The provisions of Schedule 5.11 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

All conditions precedent and representations contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.11 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 5.11 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section 5.11 will be, or have been, taken within the relevant time periods referred to in this Section 5.11.

Section 5.12. Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain public corporate credit facility and public corporate family ratings from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.

Section 5.13. Lender Update Call. Upon the request of the Administrative Agent following each delivery of financial statements pursuant to Section 5.04(a) and Section 5.04(b) (commencing with the first delivery of such financial statements pursuant to Section 5.04(a) or Section 5.04(b) after the Effective Date), the Borrower shall participate in a conference call with Lenders arranged by the Administrative Agent to provide discussion and analysis with respect to the financial condition and results of operations of the Borrower and its Restricted Subsidiaries at times to which the Borrower and the Administrative Agent mutually agree.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees that, until the Termination Date, the Borrower will not, nor will it cause or permit any of its Restricted Subsidiaries to:

Section 6.01. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Restricted Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Restricted Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00:1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and subject, if applicable, to the Limited Conditionality Provision), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended Test Period; provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Restricted Guarantor pursuant to this paragraph (a) is subject to the limitations of paragraph (g) below.

(b) The limitations set forth in paragraph (a) will not apply to the following items:

(i) the Indebtedness under the Loan Documents of the Borrower or any of its Restricted Subsidiaries (including letters of credit and bankers’ acceptances thereunder and any Indebtedness incurred pursuant to Section 2.26 and/or 2.28);

(ii) the incurrence by the Borrower and any Restricted Guarantor of Indebtedness represented by the HCM 2021 Notes (including, for the avoidance of doubt, permitted Refinancing Indebtedness in respect thereof as included in the definition of “HCM 2021 Notes”);

(iii) Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Effective Date (other than Indebtedness described in clauses (b)(i) and (ii)) of this Section 6.01) and set forth in all material respects on Schedule 6.01;

(iv) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, and Indebtedness pursuant to any Sale and Leaseback Transaction, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred and outstanding under this clause (iv), not to exceed the greater of $125,000,000 and 75.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at any time outstanding;

(v) Indebtedness incurred by the Borrower or a Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation laws, unemployment insurance laws or similar legislation, or other Indebtedness with respect to reimbursement type obligations regarding workers’

compensation laws, unemployment insurance laws or similar legislation; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(vi) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or retained in connection with the disposition of any business, assets or a subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460 as a result of an amendment to an obligation in existence on the Effective Date) of the Borrower or a Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (vi));

(vii) Indebtedness of (A) the Borrower to a Restricted Subsidiary or (B) a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary; provided that any such Indebtedness owing by the Borrower or a US Subsidiary Guarantor to a Restricted Subsidiary that is not a US Subsidiary Guarantor is expressly subordinated in right of payment to the applicable Obligations on the terms of the Intercompany Subordination Agreement or other terms that are reasonably satisfactory to the Administrative Agent; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);

(ix) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted under this Section 6.01, exchange rate risk or commodity pricing risk;

(x) obligations in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(xi) (A) Indebtedness or Disqualified Stock of the Borrower or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Restricted Guarantor in an aggregate principal amount or liquidation preference equal to 100.0% of the net cash proceeds received by the Borrower and its Restricted Subsidiaries since the Original Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Equity Cure Proceeds, Equity Interests the proceeds of which are used to fund the Transactions and proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Borrower or any of its subsidiaries) as determined in accordance with paragraphs (b) and (c) of the definition of Restricted Payment Applicable Amount (to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or other Investments, payments or exchanges pursuant to Section 6.03(b) or to make Permitted Investments (other than Permitted Investments specified in paragraphs (a), (b), (c), (g) or (l) of the definition thereof) and (B) Indebtedness or Disqualified Stock of the Borrower or a Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Restricted Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi)(B), does not at any one time outstanding exceed the greater of $137,500,000 and 83.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;

(xii) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock constituting Refinancing Indebtedness in respect of any Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 6.01(a) and clauses (iii), (iv), (xi)(A), (xiii) and (xxiv) of this Section 6.01(b) or any previously incurred Refinancing Indebtedness in respect thereof; provided, however, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Restricted Guarantor pursuant to this clause (xii) shall be subject to the limitations set forth in Section 6.01(g) to the same extent as the Indebtedness refinanced;

(xiii) subject in all respects to the Limited Conditionality Provision, Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Borrower or a Restricted Subsidiary or merged into or amalgamated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement or that is assumed by the Borrower or any Restricted Subsidiary in connection with such acquisition so long as:

(A) no Event of Default exists or shall result therefrom;

(B) in the case of any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) of this Section 6.01(b)(xiii) above, (I) such Indebtedness (other than customary bridge loans with a maturity date of not longer than one year; provided that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (1)), Disqualified Preferred Stock or Preferred Stock shall not mature (and shall not be mandatorily redeemable in the case of Disqualified Stock of Preferred Stock) or require any mandatory payment of principal (other than customary acceleration rights after an event of default and as a result of any “offer to purchase” in connection with an asset sale, change of control or casualty or condemnation event), in each case, prior to the Latest Maturity Date then in effect, and (II) if the aggregate amount of Indebtedness at any one time outstanding under this clause (2), together with all Refinancing Indebtedness in respect thereof, exceeds the greater of $75,000,000 and 45.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period, after giving pro forma effect to such acquisition, merger or amalgamation, either:

(1) if such Indebtedness, Disqualified Preferred Stock or Preferred Stock is secured by Liens on all or a portion of the Collateral that rank pari passu on a first-priority basis with the Liens on the Collateral securing all or a portion of the Obligations (other than Obligations arising from Credit Increases or Other Term Loans that are junior in right of security to the then outstanding Term Loans), (x) the Adjusted Consolidated First Lien Leverage Ratio is no more than 3.75:1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and giving pro forma effect to the related acquisition, merger or amalgamation but without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) and with respect to any delayed draw commitment, assuming a borrowing of the maximum amount of Indebtedness available to be drawn thereunder, as if such additional Indebtedness had been incurred, or such Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended Test Period, (y) such Indebtedness, Disqualified Preferred Stock or Preferred Stock otherwise satisfies each of the conditions set forth in paragraphs (a), (c), (d), (h), (f) and (h) of the definition of “Permitted First Priority Incremental Equivalent Debt” and (z) if such Indebtedness is incurred in the form of a secured bank loans, if the Effective Yield with respect to such Indebtedness shall at any time (over the life of such Indebtedness) exceed by more than 0.50% the Effective Yield on the Initial Term Loans, the Applicable Percentage applicable to the Initial Term Loans shall be increased to the extent necessary so that at all times thereafter the Initial Term Loans do not receive less than the Effective Yield with respect to such new Indebtedness, less 0.50% per annum;

(2) if such Indebtedness, Disqualified Preferred Stock or Preferred Stock is secured by Liens on all or a portion of the Collateral that rank junior in priority to the Liens on the Collateral securing all or a portion of the Obligations, either (x) the Consolidated Secured Debt Ratio is no more than 6.25:1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and giving pro forma effect to the related acquisition, merger or amalgamation but without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation), as if such additional Indebtedness had been incurred, or such Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended Test Period or (y) after giving pro forma effect to such acquisition, merger or amalgamation, and the incurrence of such Indebtedness, or the issuance of such Disqualified Stock or Preferred Stock, the Consolidated Secured Debt Ratio is less than or equal to the Consolidated Secured Debt Ratio immediately prior to such acquisition, merger or amalgamation, and the incurrence of such Indebtedness, or the issuance of such Disqualified Stock or Preferred Stock; and

(3) if such Indebtedness, Disqualified Preferred Stock or Preferred Stock is unsecured, either (x) the Consolidated Leverage Ratio is no more than 6.50:1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and giving pro forma effect to the related acquisition, merger or amalgamation but without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation), as if such additional Indebtedness had been incurred, or such Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended Test Period or (y) after giving pro forma effect to such acquisition, merger or amalgamation, and the incurrence of such Indebtedness, or the issuance of such Disqualified Stock or Preferred Stock, the Consolidated Leverage Ratio is less than or equal to the Consolidated Leverage Ratio immediately prior to such acquisition, merger or amalgamation, and the incurrence of such Indebtedness, or the issuance of such Disqualified Stock or Preferred Stock; and

(C) in the case of any Indebtedness, Disqualified Stock or Preferred Stock acquired or assumed in reliance on clause (y) of the lead-in of this Section 6.01(b)(xiii) above:

(1) such Indebtedness, Disqualified Preferred Stock or Preferred Stock shall not have been incurred in contemplation of such acquisition;

(2) if such Indebtedness, Disqualified Preferred Stock or Preferred Stock constitutes Secured Indebtedness, (A) (I) such Indebtedness consists of Capitalized Lease Obligations or purchase money Indebtedness or (II) either (x) the aggregate principal amount of all such

Indebtedness, Disqualified Stock or Preferred Stock constituting such other Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed, when aggregated with the amount of any Indebtedness, Disqualified Preferred Stock or Preferred Stock acquired or assumed in reliance on Section 6.01(b)(xiii)(C)(3)(A) below, the greater of $125,000,000 and 75.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period (for this purpose, excluding Capitalized Lease Obligations and purchase money Indebtedness), (y) the Consolidated Secured Debt Ratio is no more than 6.25:1.00, determined on a pro forma basis (giving pro forma effect to the related acquisition, merger or amalgamation), as if such Secured Indebtedness Disqualified Stock or Preferred Stock had been assumed at the beginning of the most recently ended Test Period or (z) after giving pro forma effect to such acquisition, merger or amalgamation, and the assumption of such Indebtedness, Disqualified Stock or Preferred Stock, the Consolidated Secured Debt Ratio is less than or equal to the Consolidated Secured Debt Ratio immediately prior to such acquisition, merger or amalgamation and the assumption of such Indebtedness, Disqualified Stock or Preferred Stock and (B) after giving pro forma effect to such acquisition, merger or amalgamation, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.10 (whether or not then in effect); and

(3) if such Indebtedness, Disqualified Preferred Stock or Preferred Stock does not constitute Secured Indebtedness, either (A) the aggregate principal amount of all such Indebtedness, Disqualified Stock or Preferred Stock constituting such other Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed, when aggregated with the amount of any Indebtedness, Disqualified Preferred Stock or Preferred Stock acquired or assumed in reliance on Section 6.01(b)(xiii)(C)(2)(x) above, the greater of $125,000,000 and 75.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period (for this purpose, excluding Capitalized Lease Obligations and purchase money Indebtedness), (B) the Consolidated Leverage Ratio is no more than 6.50:1.00, determined on a pro forma basis (giving pro forma effect to the related acquisition, merger or amalgamation), as if such Indebtedness, Disqualified Stock or Preferred Stock had been assumed at the beginning of the most recently ended Test Period or (C) after giving pro forma effect to such acquisition, merger or amalgamation, and the assumption of such Indebtedness, Disqualified Stock or Preferred Stock, the Consolidated Leverage Ratio is less than or equal to the Consolidated Leverage Ratio immediately prior to such acquisition, merger or amalgamation and the assumption of such Indebtedness, Disqualified Stock or Preferred Stock, provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Restricted Guarantor pursuant to sub-clause (x) of this clause (xiii) is subject to the limitations of paragraph (g) below;

(xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xv) Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(xvi) (A) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as such Indebtedness is permitted under this Agreement, or

(B) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower;

provided that, in each case, (x) such Restricted Subsidiary shall comply with its obligations under Section 5.09 and (y) in the case of any guarantee of Material Indebtedness of the Borrower or any US Subsidiary Guarantor by any Restricted Subsidiary that is not a Restricted Guarantor, such Restricted Subsidiary becomes a Restricted Guarantor under this Agreement;

(xvii) Indebtedness, Disqualified Stock or Preferred Stock of any Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (xvii), 5.00% of the Foreign Subsidiary Total Assets;

(xviii) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed the greater of $100,000,000 and 60.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xviii); provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Restricted Guarantor pursuant to this clause (xviii) is subject to the limitations of paragraph (g) below;

(xix) Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, current or former directors, officers, employees, members of management and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in Section 6.03(b)(iv);

(xx) cash management obligations and Indebtedness in respect of netting services, overdraft facilities, automated clearing-house arrangements, employee credit card programs and similar arrangements in connection with cash management and deposit accounts;

(xxi) Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xxii) Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or similar arrangements incurred by such Person in the ordinary course of business in connection with the Transactions or any Investment expressly permitted under this Agreement;

(xxiii) Indebtedness arising from the St. Petersburg Sale and Lease-Back Transaction; and

(xxiv) any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Indebtedness, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt and any Permitted Unsecured Incremental Equivalent Debt.

(c) For purposes of determining compliance with this Section 6.01:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(b), the Borrower, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) under Section 6.01(b) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above permitted clauses; and

(ii) at the time of incurrence or permitted reclassification, the Borrower will be entitled to divide and classify an item of Indebtedness in one or more types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(b), provided that (w) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in Section 6.01(b)(i), (x) all Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Indebtedness, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt and any Permitted Unsecured Incremental Equivalent Debt will be deemed to have been incurred in reliance only on the exception set forth in Section 6.01(b)(xxiv), (y) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) will be deemed to have been incurred in reliance only on such exception and (z) all Indebtedness described in Schedule 6.01 shall be deemed outstanding only under the exception in Section 6.01(b)(iii).

(d) The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.

(e) For purposes of determining compliance with any US Dollar-denominated restriction on the incurrence of Indebtedness, the US Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable US Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such US Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(f) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g) Notwithstanding anything to the contrary contained in Section 6.01(a) or (b), no Restricted Subsidiary of the Borrower that is not a Restricted Guarantor shall incur any Indebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Sections 6.01(a), sub-clause (x) of the lead-in to (b)(xiii) and (b)(xviii) (the “Limited Non-Guarantor Debt Exceptions”) if the amount of such Indebtedness, Disqualified Stock or Preferred Stock, when aggregated with the amount of all other Indebtedness, Disqualified Stock or Preferred Stock outstanding under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed the greater of $200,000,000 and 120% of EBITDA of the Borrower as of the end of the most recently ended Test Period at the time of the incurrence of such Indebtedness; provided that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Restricted Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection with any acquisition, merger, amalgamation or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of clauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger, amalgamation or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this Section 6.01(g).

Section 6.02. Liens. Directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

Section 6.03. Restricted Payments. Directly or indirectly, make any Restricted Payment, other than:

(a) Restricted Payments in an amount, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Effective Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (C) thereof only), (vi)(C) and (ix) of Section 6.03(b), but excluding all other Restricted Payments permitted by Section 6.03(b)) not to exceed the Restricted Payment Applicable Amount; provided that, solely with respect to the application of any portion of the Restricted Payment Applicable Amount utilized under paragraph (b) of the definition thereof towards any Restricted Dividend Payment, (i) no Specified Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Leverage Ratio would be no greater than 5.80:1.00.

(b) Section 6.03(a) will not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any (1) Equity Interests (“Treasury Capital Stock”) of the Borrower or a Restricted Subsidiary or any Restricted Debt, or (2) Equity Interests of any direct or indirect parent company of the Borrower, in the case of each of clause (1) and (2), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower, or any direct or indirect parent company of the Borrower to the extent contributed to the capital of the Borrower or a Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 6.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the payment, defeasance, redemption, repurchase, refinancing or other acquisition or retirement of (A) any Restricted Debt (other than Restricted Debt that constitutes Subordinated Indebtedness), in each case of the Borrower or a Restricted Guarantor, in each case, with the proceeds of, or in exchange for, permitted Refinancing Indebtedness with respect thereto and (B) Subordinated Indebtedness of the Borrower or a Restricted Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Guarantor, as the case may be, which is incurred in compliance with Section 6.01 so long as, in the case of Subordinated Indebtedness:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(B) such new Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, defeased, redeemed, repurchased, acquired or retired for value;

(C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired; and

(D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

(iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any of its direct or indirect parent companies held by any future, present or former director, officer, employee, member of management or consultant of the Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies (or their respective estates, heirs, family members, spouses or former spouses) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year $20,000,000 (which shall increase to $30,000,000 subsequent to the consummation of an underwritten public Equity Offering of common stock) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $30,000,000 in any calendar year) (which shall increase to $50,000,000 subsequent to the consummation of an underwritten public Equity

Offering of common stock); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower and, to the extent contributed to the capital of the Borrower, Equity Interests of any of the direct or indirect parent companies of the Borrower, in each case to directors, officers, employees, members of management or consultants of the Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies (or their respective estates, heirs, family members, spouses or former spouses) since the Original Closing Date (other than Equity Interests the proceeds of which are used to fund the Transactions), to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Restricted Payment Applicable Amount pursuant to Section 6.03(a); plus

(B) the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Original Closing Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);

and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from directors, officers, employees, members of management or consultants of the Borrower, any of its subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Borrower or any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

(v) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued in accordance with Section 6.01;

(vi) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower or any of its Restricted Subsidiaries after the Original Closing Date; provided that the amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the Borrower or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(B) a Restricted Payment to a direct or indirect parent company of the Borrower or any of the Restricted Subsidiaries, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Third Amendment

Effective Date; provided that the amount of Restricted Payments paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the capital of the Borrower or a Restricted Subsidiary from the sale of such Designated Preferred Stock; or

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 6.03(b);

provided, however, in the case of each of clause (A), (B) and (C) of this clause (vi), that for the most recently ended Test Period immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to Section 6.01(a);

(vii) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to any distribution pursuant to clause (xvi) of this Section 6.03(b) or the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.50% of Total Assets at the time of such Investment;

(viii) repurchases, redemptions, retirements or other acquisitions of Equity Interests deemed to occur (A) upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (B) in connection with the withholding of a portion of the Equity Interests granted or awarded to any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Borrower or its Restricted Subsidiaries and/or any Parent to pay for taxes payable by such Person upon such grant or award;

(ix) the declaration and payment of dividends on the Borrower’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Third Amendment Effective Date, of up to 6% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Borrower in or from any such public Equity Offering;

(x) Restricted Payments that are made with Excluded Contributions;

(xi) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (xi), not to exceed the greater of $75,000,000 and 45.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at the time made;

(xii) distributions or payments of Receivables Fees;

(xiii) any Restricted Payment (A) used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates and, to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate the Transactions, in each case to the extent permitted under Section 6.06 or (B) made in connection with the Foreign Restructuring Transactions and the Foreign Restructuring Note Distribution;

(xiv) the repurchase, redemption or other acquisition or retirement for value of any Restricted Debt upon the occurrence of a Change of Control (so long as such Change of Control has been waived by the Required Lenders);

(xv) the declaration and payment of dividends or the payment of other distributions by the Borrower or a Restricted Subsidiary to, or the making of loans or advances to, any of the Borrower’s direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(A) franchise taxes and other fees, taxes and expenses required to maintain their legal existence;

(B) federal, foreign, state and local income or franchise taxes; provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;

(C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(D)general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(E) fees, indemnity and expenses incurred in connection with the Transactions or amounts payable to the Sponsors pursuant to the Sponsor Management Agreement;

(F) fees and expenses other than to Affiliates of the Borrower related to (1) any equity or debt offering of such parent entity (whether or not successful) and (2) any Investment otherwise permitted under this covenant (whether or not successful);

(G) Public Company Costs;

(H) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any direct or indirect parent; and

(I) to finance Investments otherwise permitted to be made pursuant to this Section 6.03; provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment; (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Borrower or one of its Restricted Subsidiaries or (y) the merger or amalgamation of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, in each case, subject to the limitations set forth in clauses (r), (h) and (m) of, and the proviso set forth at the end of, the definition of Permitted Investment; (3) such direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement; (4) any property received by the Borrower shall not increase amounts available for Restricted Payments pursuant to Section 6.03(a) and (5) such Investment shall be deemed to be made by the Borrower or a Restricted Subsidiary by another paragraph of this Section 6.03 or pursuant to the definition of Permitted Investments (other than clause (i) thereof);

(xvi) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents that were contributed to such Unrestricted Subsidiaries as an Investment pursuant to clause (vii) of this Section 6.03(b));

(xvii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Section 6.04; provided that if as a result of such consolidation, merger, amalgamation or transfer of assets, a Change of Control has occurred, such Change of Control has been consented to or waived by the Required Lenders;

(xviii) the prepayment, redemption, repurchase, defeasance or other acquisition for value of any Restricted Debt; provided that at the time of such Restricted Debt Payment and after giving pro forma effect thereto, with respect to any such Restricted Debt prepaid, redeemed, repurchased, defeased or otherwise acquired for value, the Fixed Charge Coverage Ratio would be at least 2.00:1.00, and with respect to any such Restricted Debt comprising Junior Lien Obligations prepaid, redeemed, repurchased, defeased or otherwise acquired for value, (other than Subordinated Indebtedness), the Consolidated Secured Debt Ratio would be no greater than 6.25:1.00;

(xix) (A) subject, if applicable, to the Limited Conditionality Provision, the making of any Restricted Investment, provided that at the time of making such Restricted Investment, and after giving pro forma effect thereto, the Consolidated Leverage Ratio would not be greater than 5.25:1.00 and (B) the making of any Restricted Dividend Payments, provided that at the time of making such Restricted Dividend Payment, and in each case and after giving pro forma effect thereto, the Consolidated Leverage Ratio would not be greater than 4.50:1.00, provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (xi), (xvi), (xviii) and (xix)(B), no Default shall have occurred and be continuing or would occur as a consequence thereof (determined, in the case of any payment of a dividend or other distribution made within 90 days of the declaration of such dividend or distribution, solely at the time of the declaration of such dividend or distribution).

(c) The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to Section 5.10(b). For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 6.03(a) or (b)(vii), (x) or (xi), or pursuant to the definition of Permitted Investments, and if such subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the mandatory prepayments, representations and warranties, covenants or events of default set forth in the Loan Documents.

Section 6.04. Fundamental Changes. (a) The Borrower may not consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower is the surviving corporation), and the Borrower may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(i) the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Borrower) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, the “Successor Company”);

(ii) the Successor Company, if other than the Borrower, expressly assumes all the Obligations of the Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent;

(iii) immediately after such transaction, no Default exists;

(iv) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Borrower or the Successor Company thereto would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.01(a); or

(B)the Consolidated Secured Debt Ratio for the Borrower (or the Successor Company thereto) and its Restricted Subsidiaries would be equal to or less than such ratio, and the Consolidated Leverage Ratio for the Borrower (or the Successor Company thereto) and its Restricted Subsidiaries would be equal to or less than such ratio, in each case immediately prior to such transaction;

(v) each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case clause (i)(B) of Section 6.04(c) shall apply, shall have confirmed that its Obligations under the applicable Loan Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent; and

(vi) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;

provided that the Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of (x) 30 days following such transaction or (y) the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

The Successor Company will succeed to, and be substituted for the Borrower under the Loan Documents.

(b) Notwithstanding the foregoing paragraphs (a)(iii) and (a)(iv) above (but subject to the other provisions of Section 6.04(a)),

(i) a Restricted Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Borrower or a US Subsidiary Guarantor;

(ii) the Borrower may merge with an Affiliate of the Borrower solely for the purpose of reorganizing the Borrower in a different State of the United States, so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby; and

(iii) the Foreign Restructuring Transaction may be consummated in accordance with the requirements of the definition thereof.

(c) No Subsidiary Guarantor will, and the Borrower will not permit any Subsidiary Guarantor to, consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower or a Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or Person, the “Successor Subsidiary Person”);

(B) the Successor Subsidiary Person, if other than such Subsidiary Guarantor, expressly assumes all the Obligations of such Subsidiary Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent;

(C) immediately after such transaction, no Default exists; and

(D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement; or

(ii) the transaction does not violate Section 6.05;

provided that the Borrower shall promptly notify the Administrative Agent of any such transaction and shall take (or cause to be taken) all required actions either prior to or upon the later to occur of (x) 30 days following such transaction or (y) the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

In the case of clause (i)(A) above, the Successor Subsidiary Person will succeed to, and be substituted for, such Subsidiary Guarantor under the applicable Loan Documents. Notwithstanding anything to the contrary in this Section 6.04, (i) any US Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another US Subsidiary Guarantor or the Borrower or, to the extent constituting a Permitted Investment or a Restricted Investment permitted by Section 6.03, another Restricted Subsidiary and (ii) any Restricted Subsidiary may dissolve or liquidate its affairs if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 6.05 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a US Loan Party or the relevant transfer is treated as an Investment subject to Section 6.03 after giving effect to such liquidation or dissolution.

Notwithstanding anything to the contrary in this Section 6.04, any US Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another US Subsidiary Guarantor or the Borrower without the necessity of complying with any requirement to provide notice as otherwise required by Section 6.04(a) or (c) or any requirement to provide the documentation described in Sections 6.04(a)(v) and (vi) and (c)(i)(D).

Section 6.05. Asset Sales. Cause or make an Asset Sale, unless:

(a) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of;

(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations or that are owed to the Borrower or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

(ii) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and

(iii) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $150,000,000 and 90.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 or pursuant to any disposition that does not constitute an Asset Sale but is otherwise permitted under this Agreement, in each case, to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.06. Transactions with Affiliates. Except for transactions by or among the Loan Parties (or by and among the Borrower and its Restricted Subsidiaries), sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case, involving aggregate payments or consideration in excess of $25,000,000 unless:

(a) such transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(b) the Borrower delivers to the Administrative Agent with respect to any such transaction or series of related transactions involving aggregate payments or consideration in excess of $40,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such transaction and set forth in an Officer’s Certificate certifying that such transaction complies with clause (a) above.

(c) The foregoing provisions will not apply to the following:

(i) the Borrower and its Restricted Subsidiaries may pay fees, expenses and make indemnification payments directly or indirectly to the Sponsors pursuant to and in accordance with the Sponsor Management Agreement;

(ii) the Transactions and the payment of the Transaction Expenses;

(iii) issuances by the Borrower and its Restricted Subsidiaries of Equity Interests not prohibited under this Agreement;

(iv) reasonable and customary fees payable to any directors of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the

Borrower) and reimbursement of reasonable out-of-pocket costs of the directors of the Borrower and its subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries);

(v) expense reimbursement and employment, severance and compensation arrangements entered into by the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower, to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries) with their directors, officers, employees, members of management and consultants in the ordinary course of business;

(vi) payments by the Borrower (and any direct or indirect parent thereof) and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Parent and its subsidiaries on customary terms, to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries;

(vii) the payment of reasonable and customary indemnities to directors, officers, employees, members of management and consultants of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries;

(viii) transactions pursuant to permitted agreements in existence on the Third Amendment Effective Date (other than the Sponsor Management Agreement) and any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;

(ix) Restricted Payments permitted under Section 6.03 and Permitted Investments;

(x) payments by the Borrower and its Restricted Subsidiaries to the Sponsors made for any monitoring, oversight, financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower, in good faith;

(xi) loans and other transactions among the Borrower and its subsidiaries (and any direct and indirect parent company of the Borrower) to the extent permitted under this Article VI;

(xii) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Effective Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Effective Date shall only be permitted by this clause (xii) to the extent that the terms of any such amendment or new agreement are not otherwise materially more disadvantageous to the Lenders when taken as a whole;

(xiii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, including consulting services, in each case in the ordinary course of business which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xiv) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(xv) payments or loans (or cancellation of loans) to directors, officers, employees, members of management or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith; and

(xvi) Investments by the Sponsors in debt securities of the Borrower or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

Section 6.07. Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations;

(b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; or

(c) the ability of any Restricted Subsidiary to sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;

provided that the foregoing shall not apply to:

(i) restrictions and conditions imposed by law, by any Loan Document, by any HCM 2021 Notes Documentation or by any documentation governing any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Indebtedness, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt, any Permitted Unsecured Incremental Equivalent Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) or sub-clause (x) of the lead-in to Section 6.01(b)(xiii) or any Refinancing Indebtedness in respect of any of the foregoing Indebtedness, or which (x) exist on the Effective Date (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not materially expand the scope of such contractual obligation;

(ii) customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(iii) restrictions and conditions (x) on any Foreign Subsidiary by the terms of any Indebtedness, Disqualified Stock or Preferred Stock of such Foreign Subsidiary permitted to be incurred hereunder or (y) by the terms of the documentation governing any Receivables Facility that in the good faith determination of the Borrower are necessary or advisable to effect such Receivables Facility;

(iv) restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its subsidiaries or the property or assets intended to secure such Indebtedness;

(v) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(vi) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Borrower that is not a Loan Party, which Indebtedness, Disqualified Stock or Preferred Stock is permitted by Section 6.01;

(vii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.03 or as Permitted Investments and applicable solely to such joint venture entered into in the ordinary course of business;

(viii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral

Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis;

(ix) restrictions on cash, other deposits or net worth imposed by customers or governmental or regulatory bodies under contracts entered into in the ordinary course of business;

(x) Secured Indebtedness otherwise permitted to be incurred under Sections 6.01 and 6.02 that limits the right of the obligor to dispose of the assets securing such Indebtedness;

(xi) any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(xii) customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business.

Section 6.08. Business of the Borrower and its Restricted Subsidiaries. Engage in any material line of business other than Similar Businesses.

Section 6.09. Modification of Certain Documentation. Directly or indirectly, amend, modify or change (other than in connection with the incurrence of permitted Refinancing Indebtedness) (a) the subordination provisions of any Subordinated Financing Documentation (and the component definitions used therein) or (b) any other term or condition of the HCM 2021 Notes Documentation, any Junior Lien Financing Documentation, any Subordinated Financing Documentation or any documentation governing any Permitted First Priority Incremental Equivalent Debt (or any Refinancing Indebtedness in respect thereof), Permitted First Priority Refinancing Debt (or any Refinancing Indebtedness in respect thereof), any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) or sub-clause (x) of the lead-in to Section 6.01(b)(xiii) (or any Refinancing Indebtedness in respect thereof) or any Permitted Unsecured Refinancing Debt (or any Refinancing Indebtedness in respect thereof), in each case that constitutes Material Indebtedness, in the case of this clause (b), in any manner materially adverse to the interests of the Lenders and, in each case, without the consent of the Administrative Agent (which consent shall not be unreasonably withheld) (it being understood that any amendment, modification or change that would cause such Indebtedness to fail to satisfy the requirements or limitations set forth in the definition of the type of Indebtedness to which such documentation relates (e.g., HCM 2021 Notes Documentation relates to the HCM 2021 Notes) or set forth in the definition of such Indebtedness, as applicable, where the resulting Indebtedness is not otherwise permitted by Section 6.01 shall be deemed to be materially adverse to the interests of the Lenders).

Section 6.10. Financial Covenant. Except with the written consent of the Required Revolving Lenders, permit the Adjusted Consolidated First Lien Leverage Ratio as of the last day of any fiscal quarter set forth below to be greater than 4.75:1.00. Notwithstanding the foregoing, this Section 6.10 shall be in effect (and shall only be in effect) as of the last day of any Test Period (commencing, if applicable, with the first fully fiscal quarter ending after the Effective Date) when the aggregate amount of (a) Revolving Loans and Swingline Loans outstanding at such time plus (b) the aggregate Revolving L/C Exposure at such time (excluding, in the case of this clause (b), (i) the maximum Stated Amount of undrawn Letters of Credit in an aggregate amount as at the end of the relevant fiscal quarter of up to the US Dollar Equivalent of $15,000,000 and (ii) the maximum stated amount of undrawn Letters of Credit that have been Cash Collateralized in an amount equal to 100% of the maximum stated amount thereof) exceeds 35.0% of the aggregate amount of all Revolving Credit Commitments in effect as of the last day of such Test Period.

Section 6.11. Accounting Changes. Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary to reflect such change in fiscal year.

Notwithstanding the foregoing, the covenants in this Article VI (to the extent applicable to a permitted Investment that constitutes an acquisition (other than an intercompany Investment) and/or the incurrence of Indebtedness in connection therewith) are subject to the Limited Condition Acquisition Provision.

ARTICLE VII

Events of Default

Section 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any document required to be furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in (i) the payment of any principal (or Face Amount, as applicable) of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise or (ii) when and as required to be paid herein, any amount required to be prepaid and/or Cash Collateralized pursuant to Section 2.13(a)(v) or 2.13(a)(vi);

(c) default shall be made in the payment of any reimbursement with respect to any L/C Disbursement, interest on any Loan or L/C Disbursement or any Fee or other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), Section 5.05(a) or in Article VI; provided that, notwithstanding this clause (d), no breach or default by any Loan Party under Section 6.10 will constitute an Event of Default with respect to any Term Loans or Credit Agreement Refinancing Indebtedness (unless consisting of revolving credit facilities) unless and until the Required Revolving Lenders have accelerated the Revolving Loans, terminated the commitments under the Revolving Credit Facility and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Credit Facility;

(e) default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;

(f) (i) the Borrower or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period), which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Indebtedness at its maturity or (ii) any other event or condition occurs that results in any Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant documentation which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary) becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace period) the holder or holders of any Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (x) clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is otherwise permitted hereunder and (y) it shall not be a Default or an Event of Default under this paragraph (f) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $50,000,000;

provided, further, that any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article VII;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary), under Title 11 of the United States Code, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), or any other Federal, state, provincial or foreign bankruptcy, insolvency, receivership, arrangement, restructuring or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary) or (iii) the winding up or liquidation of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), or any other Federal, state, provincial or foreign bankruptcy, insolvency, receivership, arrangement, restructuring or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it or consent to any order requested in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) admit in writing its general inability or fail generally to pay its debts as they become due;

(i) one or more judgments for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by insurance as to which an insurance company has not denied coverage) shall be rendered against the Borrower and/or any Restricted Subsidiary and the same shall either be final and non-appealable or shall not have been paid, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days;

(j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) a Pension Event occurs with respect to a Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(k) any material provision of any Loan Document, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents), or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document, or any Loan Party denies in writing that it has any or further liability thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);

(l) other than with respect to items of Collateral not exceeding $50,000,000 in the aggregate, any Lien purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid, perfected Lien having the priority contemplated thereby (except as otherwise expressly provided in this Agreement or such Security Document) on the securities, assets or properties purported to be covered thereby, except to the extent that any lack of validity, perfection or priority results from any act or omission of the Collateral Agent, the Administrative Agent, or any Lender (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the Loan Documents); or

(m) there shall have occurred a Change of Control;

then, and in every such event (A) (other than (x) an event with respect to the Borrower described in paragraph (g) or (h) above or (y) as a result of any Event of Default arising under Section 6.10), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans (including the Face Amount of all Bankers’ Acceptance Loans) then outstanding to be forthwith due and payable in whole or in part, whereupon the principal (or Face Amount, as applicable) of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (II) during the continuance of any Event of Default arising under Section 6.10, (A) upon the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Administrative Agent shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Credit Commitments, (ii) declare the Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) then outstanding to be forthwith due and payable in whole or in part, whereupon the principal (or Face Amount, as applicable) of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require that the Borrower Cash Collateralize the L/C Exposure then outstanding and (B) on or after the date on which the rights under clause (A) immediately above are exercised, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith any remaining Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 7.02. Right to Cure. Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails to comply with the requirements of Section 6.10 as of the end of any relevant fiscal quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is 20 days after the date the Pricing Certificate is required to be delivered pursuant to Section 5.04(c)) to issue Equity Interests (other than Disqualified Stock) for cash or otherwise receive cash contributions to its equity for such Equity Interests (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.10 shall be recalculated giving effect to the following pro forma adjustments: (i) EBITDA shall be increased, solely for the purposes of determining compliance with Section 6.10, including determining compliance with Section 6.10 as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter by an amount equal to the Cure Amount and (ii) if, after giving effect to the foregoing recalculations, the requirements of Section 6.10 shall be satisfied, then the requirements of Section 6.10 shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.10 that had occurred shall be deemed cured for the purposes of this Agreement (it being understood and agreed there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.10 for the fiscal quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness)). Notwithstanding anything herein to the contrary, (x) in each four fiscal quarter period there shall be a period of at least one fiscal quarter in which the Cure Right is not exercised, (y) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.10 and (z) upon the Administrative Agent’s receipt of a notice from the Borrower that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 20th day following date of delivery of the Pricing Certificate under Section 5.04(c) to which such Notice of Intent to Cure relates, none of the Administrative Agent or any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, the Collateral Agent or any other Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 6.10.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively, as the “ Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the Security Documents and any Intercreditor Agreement.

The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), (c) each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the relevant Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the relevant Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action and (d) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the subsidiaries thereof that is communicated to or obtained by the bank serving as the Administrative Agent and/or the Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence, bad faith, willful misconduct or breach of the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub- agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying in writing the relevant Lenders, each Issuing Bank (if applicable) and the Borrower. Upon receipt of any such notice of resignation of the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Section 7.01), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000.

If no successor agent is appointed prior to the effective date of resignation of the relevant Agent specified by such Agent in its notice (which shall not be less than 30 days after receipt of such notice), the resigning Agent may appoint, after consulting with the relevant

Lenders and obtaining the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing), a successor agent from among the Required Lenders. If no successor agent has accepted appointment as the successor agent by the date which is 30 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders (or one or more Lenders designated by them) shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as an Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Solely in the circumstance where (a) the Borrower has incurred one or more Classes of Other US Revolving Credit Commitments, Other Multicurrency Revolving Credit Commitments, Incremental US Revolving Credit Commitments and/or Incremental Multicurrency Revolving Credit Commitments, as applicable, and (b) DBNY or any of its Affiliates then acting as the Swingline Lender and/or the Issuing Bank has not agreed in writing to continue to serve in the capacity of Swingline Lender and/or Issuing Bank for such Class(es) of Other Revolving Credit Commitments or Incremental Revolving Credit Commitments with a stated Maturity Date later than the latest Revolving Credit Maturity Date with respect to its Revolving Credit Commitments, then upon the written request of the Borrower (which must be approved (such approval not to be unreasonably withheld or delayed) by the Required Lenders), DBNY or any of its Affiliates shall resign as Agents, with such resignation becoming effective immediately upon the appointment of (and acceptance by) a Person reasonably satisfactory to the Borrower and the Required Lenders as successor Agents. Upon any such appointment and acceptance by successor Agents as provided in the foregoing sentence, the provisions of the third, fourth and fifth sentence of the immediately preceding paragraph shall apply to the resigning Agents.

None of the Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of such Lenders and each such Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any relevant Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any relevant Lender to authorize such Agent to vote in respect of the claim of any such Lender in any such proceeding.

Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VIII included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to such Issuing Bank.

ARTICLE IX

Miscellaneous

Section 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or, subject to the terms of the immediately succeeding paragraph, electronic mail, as follows:

(a)	if to the Borrower, to them at:

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

Attention of: Office of Legal Counsel

(Fax No. (952) 853-3413)

Email: lois.m.martin@ceridian.com and Laura.Mollet@ceridian.com

and

Allison R. Liff, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(Fax No. (212) 310-8007)

Email: allison.liff@weil.com

Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Attention: Treasurer

(Fax No. (904) 357-1023)

Email: dkmurphy@fnf.com

and

Mr. Ganesh Rao

Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

(Fax No. (617) 227-3514)

Email: grao@thl.com

(b) if to DBNY as Administrative Agent (other than in its capacity as Canadian Sub-Agent), or as a US Issuing Bank or a Swingline Lender, to Deutsche Bank AG New York Branch, c/o DB Services New Jersey, Inc., 5022 Gate Parkway, Building 200, Jacksonville, FL 32256, Attention of: Lee Schmerin (Phone No. (904) 520-5353, Fax No. (904) 779-3080, Email. Lee.Schmerin@db.com);

(c) if to DB Canada as Canadian Sub-Agent or as a Multicurrency Issuing Bank or a Multicurrency Swingline Lender, to Deutsche Bank AG Canada Branch 222 Bay Street, Toronto, M5K 1E7, Canada, Attention of: Marcellus Leung (Phone No. (416) 682-8252, Fax No. (416) 682-8484, Email. marcellus.leung@db.com); and

(d) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or electronic mail or on the date 3 Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided that the foregoing shall not apply to notices pursuant to Article II or to Pricing Certificates unless otherwise agreed by the Administrative Agent; provided, further, that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e- mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

Section 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and each other Loan Party herein or any other Loan Document shall be considered to have been relied upon by the Agents, the Lenders and the Issuing Banks, shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by each Issuing Bank and shall continue in force and effect until the

Termination Date, regardless of any investigation made by the Agents, the Lenders or such Issuing Bank or on their behalf, and notwithstanding that any Agent, any Lender or any Issuing Bank may have had notice or actual knowledge of any Default at the time of any Credit Event. The provisions of Sections 2.15, 2.17, 2.21 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank, but in each case subject to the express limitations set forth in this Agreement.

Section 9.03. Binding Effect. This Agreement shall become effective upon the occurrence of the Effective Date.

Section 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, any Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees (in each case, other than to Disqualified Institutions) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans of any Class at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent shall be required to any such assignment of Term Loans made to a Term Lender or an Affiliate or Related Fund of a Term Lender (in each case, other than to Disqualified Institutions) (each, a “Qualifying Eligible Assignee”) and the consent of the Borrower shall not be required during the continuance of any Specified Default, (ii) in the case of any assignment of a US Revolving Credit Commitment of any Class or a Multicurrency Revolving Credit Commitment of any Class, each US Issuing Bank or Multicurrency Issuing Bank, as the case may be, must, to the extent its L/C Exposure equals or exceeds $5,000,000, give its prior written consent (which consent shall not be unreasonably withheld or delayed), (iii) in the case of any assignment, other than assignments of Term Loans to any Qualifying Eligible Assignee, (x) the amount of the Revolving Credit Commitment of the assigning Lender of a given Class (or, in the case of an assignment of Loans after such Revolving Credit Commitment of any Class has expired or been terminated, the aggregate Principal Amount of the Loans of the assigning Lenders of such Class) subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount (or, Principal Amount, as applicable) of such Lender’s Revolving Credit Commitment (or Loans) of such Class) and shall be in an amount (or, Principal Amount, as applicable) of any Class that is an integral multiple of $1,000,000 (or the entire remaining amount (or, Principal Amount, as applicable) of such Lender’s Revolving Credit Commitment (or Loans) of the applicable Class) and (y) the amount of the Term Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date of the

Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender’s Term Loans of any Class) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Term Loans of any Class); provided, however, that simultaneous assignments of Term Loans to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; provided that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Related Funds) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required under Section 2.21(e) or (f), as applicable. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.21 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04, other than a sale to a Disqualified Institution which shall be void, ab initio. This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes or Commitments on a non-pro rata basis.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment of the applicable Class, and the outstanding balances of its Term Loans of the applicable Class and Revolving Loans of the applicable Class, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any subsidiary or the performance or observance by the Borrower or any subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii)

such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Section 5.04 Financial Statements (or prior to the delivery thereof, the financial statements referred to in Section 3.05(a)), any Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto, (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender, (viii) such assignee agrees to be bound by any Intercreditor Agreement, (ix) such assignee confirms that such assignee shall not be entitled to receive any greater payment under Sections 2.15, 2.17 or 2.21 than such assigning Lender would have been entitled to receive as of the date of such assignment with respect to the interest being assigned, except to the extent that the entitlement to any greater payment results from any Change in Law after the date of such assignment and (x) such assignee confirms that it is not a Disqualified Institution or an Affiliate of a Disqualified Institution, provided that in connection therewith, upon the request of any Lender, the Administrative Agent shall make available to such Lender the list of Disqualified Institutions at the relevant time and such Lender may provide the list to any potential assignee for the purpose of verifying whether such Person is a Disqualified Institution.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the relevant Commitment (by Class) of, and principal amount of the relevant Loans (by Class) (and related interest amount and fees with respect to such Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent, each Issuing Bank, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, the Borrower and the Issuing Banks to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms required by Section 2.21(e) and/or (f), as applicable, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e). Notwithstanding anything herein to the contrary, any assignment by a Lender to a Disqualified Institution shall be deemed null and void ab initio, and the Register shall be modified to reflect a reversal of such assignment, and the Borrower shall be entitled to pursue any remedy available to it (whether at law or in equity, including specific performance to unwind such assignment) against the Lender and such Disqualified Institution.

(f) Each Lender may without the consent of the Borrower, any Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons (other than to Disqualified Institutions, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.04(k), as if the limitation applied to such participations), the Borrower or any of its Affiliates) in all or a portion of its rights and obligations under this Agreement (including all or a portion of any Class of its Commitment and any Class of the Loans owing to it and its participations in the L/C Exposure and/or Swingline Loans); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.17 and 2.21 (subject to the requirements and limitations of such Sections) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and in the case of Section 2.21, only to the extent the taxes do not result from a failure by such participant to provide any form of information that it would have been required to provide under such Section if it were a Lender), (iv) to the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, so long as such participant agrees to be subject to Section 2.19 as though it were a Lender and (v) the Borrower, the Administrative Agent, each Issuing Bank, each Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers described in clauses (i), (ii) and (iii) of Section 9.08(b) as it pertains to the Class of Loans or Commitments in which such participant has an interest). Each Lender selling a participation to a participant shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such participation, specifying such participant’s name, address and entitlement to payments of principal and interest with respect to such participation (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. In addition, each such Lender shall provide the Administrative Agent and the Borrower with the applicable forms, certificates and statements described in Section 2.21(e) and/or (f) hereof, as applicable, as if such participant was a Lender hereunder. Notwithstanding anything herein to the contrary, any participation by a Lender or participant to a Disqualified Institution shall be deemed null and void, ab initio and the

Borrower shall be entitled to pursue any remedy available to it (whether at law or in equity, including specific performance to unwind such participation) against the Lender and such Disqualified Institution.

(g) [Reserved].

(h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time assign all or any portion of its rights under this Agreement to any Person other than a Disqualified Institution, including without limitation any pledge or assignment to secure obligations to any Federal Reserve bank or other central bank having jurisdiction over such Lender, to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto. Each party hereto hereby agrees that no such assignment by a Lender shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle other than any Disqualified Institution (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder, (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) The Borrower shall not assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(k) Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i) any Term Loans acquired by the Borrower or any of its subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and the principal repayment installments with respect to the Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity);

(ii) any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any such Term Loans shall be retired and cancelled immediately upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and the principal repayment installments with respect to the Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity);

(iii) the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Acceptance;

(iv) after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of the Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (k)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loans made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate) by any Affiliated Lender or the provision of Incremental Term Loans by any Affiliated Lender); provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of all Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be null and void;

(v) in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by the Borrower or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Loans to fund such assignment and (B) no Default or Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and

(vi) by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

A. the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

B. such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II); and

(vii) no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Borrower and/or any subsidiary and/or their respective securities in connection with any assignment permitted by this Section 9.04(k).

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (k); provided that the Term Loans and unused commitments and other Loans of all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B)

otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Term Loans so contributed shall be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and the principal repayment installments with respect to such Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity).

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law is commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that in connection with any matter that proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates, (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans and participations therein and not in respect of any other claim or status that such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.

Section 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay (i) if the Effective Date occurs, all reasonable and documented out-of-pocket expenses (but limited, as to legal fees and expenses, to those of White & Case LLP, counsel for the Agents and the Arrangers taken as a whole, and, if reasonably necessary, of one local counsel in any relevant material jurisdiction) incurred by the Arrangers and the Agents, in connection with the preparation and administration of this Agreement and the other Loan Documents or, except as may be otherwise agreed in writing, in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated, but solely to the extent the preparation of the relevant amendment, modification or waiver has been requested by the Borrower) and (ii) all reasonable and documented out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if reasonably necessary, of one local counsel to all such Persons taken as a whole in any relevant material jurisdiction) incurred by the Agents, any Issuing Bank, any Swingline Lender or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder.

(b) The Borrower agrees to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Swingline Lender and each Related Party of any of the foregoing Persons and their successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable and documented fees and out-of-pocket disbursements and other charges of one primary counsel to the Indemnitees, taken as a whole, and, if reasonably necessary, of one local counsel in any relevant material jurisdiction; provided that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable and documented fees and out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant material jurisdiction), and liabilities of such Indemnitee arising out of or in connection with (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the subsidiaries, or any liability under Environmental Laws related in any way to the Borrower or the subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or its Related Parties) or breach of its (or its Related Parties’) obligations hereunder or under the other Loan Documents, (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by the Borrower or any subsidiary after such property is transferred to any Indemnitee or its successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer or (z) resulted from any dispute solely among Indemnitees and not involving the Borrower, the Sponsors or their respective Affiliates. The Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Borrower with an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent any of the foregoing items in clauses (x) through (z) occurs. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters, which shall be governed exclusively by Section 2.21.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Arrangers, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or any other Indemnitee related thereto under paragraph (a) or (b) of this Section 9.05 (and without limiting its obligation to do so), each Lender (other than, in the case of the Issuing Banks and the Swingline Lenders, any Term Lender) severally agrees to pay to such Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or such related Indemnitee, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or a related Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based on its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans, Unused Revolving Credit Commitments and Other Term Loan Commitments at the time.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, any Indemnitee or any of their respective Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that such waiver of special, indirect, consequential or punitive damages shall not otherwise limit the indemnification obligations of the Loan Parties under this Section 9.05 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder.

(e) The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.

Section 9.06. Right of Setoff; Payments Set Aside. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each relevant Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any relevant Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

Section 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

Section 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have under applicable law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 2.26, clauses (b)(i) through (vii) below and clauses (c), (d), (e) and (f) below, and except for those actions expressly permitted to be taken by the Agents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification; provided, however, that no such agreement shall (i) reduce the principal amount of, or extend or waive the final scheduled maturity date or date for the payment of any interest on, any Loan or any date for reimbursement of an L/C Disbursement, forgive any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that any change to the component definitions used in the definition of Adjusted Consolidated First Lien Leverage Ratio and affecting the determination of interest and any waiver of default interest shall only require the consent of the Borrower and the Required Lenders), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender directly and adversely affected thereby (it being understood that any change to the component definitions used in the definition of Adjusted Consolidated First Lien Leverage Ratio and affecting the determination of any Fee shall only require the consent of the Borrower and the Required Lenders and waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments (or any Commitment) or of a mandatory prepayment of any Loans shall not constitute an increase of the Commitments of any Lender), (iii) amend or modify the pro rata requirements of Section 2.18, the provisions of Section 2.19, the provisions of Section 9.04(j) (it being understood that any change to Section 6.04 shall only require approval of the Required Lenders) or the provisions of this Section 9.08 (except as set forth below) or release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted by Section 9.17(a) or the Guarantee and Collateral Agreement), without the prior written consent of each Lender, (iv) reduce the percentage contained in the definition of the term “Required Lenders”, without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the Effective Date and this Section 9.08 may be amended to reflect such extension of credit), (v) (x) amend or otherwise modify Section 6.10 (or, solely for the purposes of determining compliance with Section 6.10, the definition of “Adjusted Consolidated First Lien Leverage Ratio” or any component definition thereof), (y) waive or consent to any Default or Event of Default resulting from a breach of Section 6.10 or (z) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 6.10; provided, however, that the amendments, modifications, waivers and consents described in this clause (v) shall not require the consent of any Lenders other than the Required Revolving Lenders, (vi) amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, any Issuing Bank or any Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or such Swingline Lender, as the case may be or (vii) amend, waive or otherwise modify Section 9.04(i) without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) no amendment, waiver or consent relating to clauses (b)(i) or (b)(ii) may be effected and the principal amount of any Loan of any Defaulting Lender may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or than it is to, other affected Lenders shall require the consent of such Defaulting Lender.

(c) Notwithstanding the foregoing, in addition to any credit extensions and related Incremental Amendments or Refinancing Amendments effectuated without the consent of Lenders in accordance with Section 2.26 or Section 2.28, as applicable, this Agreement (including this Section 9.08 and Section 2.18) may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the relevant Term Loans and relevant Revolving Loans and the accrued interest and Fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new credit facilities.

(d) Notwithstanding the foregoing, any amendment, modification or waiver of, or consent with respect to Section 2.13(f) relating to the application of any mandatory prepayment that results in a Class of Term Lenders being allocated a lesser repayment than such Class would otherwise have been entitled to in the absence of such amendment, modification or waiver, shall require the consent of the Required Term Lenders for such affected Class (except in the case where additional extensions of terms loans are being afforded substantially the same treatment afforded to the relevant Term Loans pursuant to this Agreement on the Effective Date).

(e) In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all or a portion of the outstanding Term Loans of a given Class (any such Term Loans, the “Refinanced Term Loans”) with a replacement term loan tranche hereunder which shall be Loans of a new Class hereunder (“Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Percentage for such Replacement Term Loans shall not be higher than the Applicable Percentage for such Refinanced Term Loans and the Replacement Term Loans may have optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Term Loans may agree; it being understood that Replacement Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) in any voluntary or mandatory repayment or prepayment of Term Loans, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing, (iv) the borrower of such Replacement Term Loans shall be the Borrower or the same as the borrower of such

Refinanced Term Loans and (v) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing; provided, further, that in respect of this clause (e), any Non-Debt Fund Affiliate and Debt Fund Affiliate shall be permitted (without Administrative Agent consent) to provide any Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 9.04 as if such Replacement Term Loans were Term Loans.

(f) Further, notwithstanding anything to the contrary contained in this Section 9.08, if following the Effective Date, the Administrative Agent and the Borrower shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within two Business Days following receipt of notice thereof (it being understood that the Administrative Agent has no obligation to agree to any such amendment).

(g) Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 9.08 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments.

(h) The Lenders hereby irrevocably authorize the Administrative Agent to enter into any necessary amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish the Initial Term Loans pursuant to the Existing Term Loan Conversion and the Initial Revolving Credit Commitments (and Revolving Loans and participation in Letters of Credit relating thereto) pursuant to the Existing Multicurrency Revolving Conversion and the Existing US Revolving Conversion, respectively and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower required in connection therewith and/or to give effect to and/or facilitate the transactions contemplated hereby and the performance of the Borrower’s obligations as a standalone company giving due regard, where applicable, to the timing of the Effective Date.

Section 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

Section 9.10. Entire Agreement. This Agreement, the Engagement Letter (to the extent provided in Section 2.05(b)) and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Indemnitees, the Arrangers, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery by facsimile or other electronic imaging means (including “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment rendered in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16. Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information, the Loan Documents and the terms and substance thereof, except that the Information and the Loan Documents may be disclosed (a) to its and its Affiliates’ trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that such Agent, such Issuing Bank or such Lender that discloses any Information or any Loan Document pursuant to this clause (c) shall provide the Borrower with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16 (or as otherwise may be acceptable to the Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of the Loan Documents and/or any such Information relating to the Loan Parties received by it from such Person) or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “ Information” shall mean all information received from the Borrower or its subsidiaries (or their respective agents or representatives) and related to the Borrower or its subsidiaries or business, other than any such information that is publicly available to any Agent, any Issuing Bank or any Lender, other than by reason of disclosure by any Agent, any Issuing Bank or any Lender in breach of this Section 9.16.

Section 9.17. Release of Collateral. (a) The Lenders irrevocably authorize the Agents (and the Agents agree):

(i) to release any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent under any Loan Document (w) upon the Termination Date (and, concurrently therewith, to release all the Loan Parties from their obligations under the Loan Documents (other than those that specifically survive the Termination Date)), (x) that is sold (or disposed of) or to be sold (or disposed of) as part of or in connection with any sale or disposition permitted hereunder or under any other Loan Document to any Person other than a Loan Party (it being understood that the Lien on the assets of any transferee Loan Party shall only secure such Loan Party’s Obligations), (y) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (z) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guarantee and Collateral Agreement pursuant to clause (iii) below;

(ii) at the request of the Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by paragraphs (a), (d), (e), (f), (h), (i), (l), (p), (q), (r), (s), (t), (w), (y), (z) and (dd) of the definition of Permitted Liens;

(iii) to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the HCM 2021 Notes, any Junior Lien Financing, any Permitted First Priority Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt,

any Permitted Unsecured Refinancing Indebtedness, any Subordinated Financing or any Refinancing Indebtedness in respect of any of the foregoing Indebtedness which, in each case, constitutes Material Indebtedness unless and until such Guarantor is (or is being simultaneously) released from its guarantee with respect to the applicable Indebtedness described above; provided, further, that the release of any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in paragraph (ii) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type (1) no Event of Default exists or would occur as a result thereof, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.03 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Borrower’s equity interest therein as reasonably estimated by the Borrower and such Investment is permitted pursuant to Section 6.03 at such time and (3) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clauses (1) and (2));

(iv) to enter into (x) each Intercreditor Agreement described in the definition thereof and (y) the intercreditor arrangements contemplated by the definitions of “Receivable Facility” and Sections 2.26 and 2.28; and

(v) (A) to release the previously pledged Capital Stock of certain Foreign Subsidiaries to allow for the contribution of such Capital Stock pursuant to paragraph (c) of the definition of Foreign Restructuring Transaction and (B) to make such technical modifications to this Agreement as may be necessary in the good faith judgment of the Administrative Agent to more accurately reflect the components of the Foreign Restructuring Transaction (without the further consent of the Required Lenders).

(b) Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents or enter into intercreditor agreements, in each case pursuant to this Section 9.17. In each case as specified in this Section 9.17, the relevant Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Loan Party from its obligations under the Loan Documents, in each case, in accordance with the terms of the Loan Documents or to enter into intercreditor arrangements, in each case, and this Section 9.17.

Section 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

Section 9.19. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any Hedging Obligation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self- help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 9.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.20. Other Liens on Collateral; Terms of Intercreditor Agreement; Etc.

(a) PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S).

(c) THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.

(d) THE PROVISIONS OF THIS SECTION 9.20 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO THE FIRST-LIEN INTERCREDITOR AGREEMENT, THE SECOND-LIEN INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 9.17(A)(IV).

Section 9.21. Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in the Applicable

Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the US Dollar Equivalent thereof, determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Loan Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the US Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CERIDIAN HCM HOLDING INC.

By:	/s/ Nicholas D. Cucci
Name: Nicholas D. Cucci
Title: Treasurer

[Signature Page to Ceridian HCM Holding Inc. Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,

individually and as Administrative Agent, Collateral Agent, a US Swingline Lender, a Multicurrency Swingline Lender, a US Issuing Bank and a Multicurrency Issuing Bank

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

[Signature Page to Ceridian HCM Holding Inc. Credit Agreement]

DEUTSCHE BANK AG CANADA BRANCH, individually and as Canadian Sub-Agent and a Multicurrency Issuing Bank and a Multicurrency Swingline Lender

By:	/s/ Paul Uffelmann
Name: Paul Uffelmann
Title: Vice President

By:	/s/ David Gynn
Name: David Gynn
Title: Chief Financial Officer

[Signature Page to Ceridian HCM Holding Inc. Credit Agreement]

SCHEDULE 1.01

Subsidiary Guarantors

1. Ceridian HCM, Inc.

2. ABR Properties, Inc.

3. Ceridian Benefits Services, Inc.

4. Ceridian Retirement Plan Services, Inc.

5. Ceridian Tax Service, Inc.

SCHEDULE 2.01

Lenders and Commitments

2014 Replacement US Revolving Credit Lender	2014 Replacement US Revolving Credit Commitments
Deutsche Bank AG New York Branch	$34,000,000.00
Credit Suisse AG, Cayman Islands Branch	$17,000,000.00
Bank of America, N.A.	$17,000,000.00
Canadian Imperial Bank of Commerce	$3,400,000.00
JP Morgan Chase NA	$17,000,000.00
$88,400,000

2014 Replacement Multicurrency Revolving Credit Lender	2014 Replacement Multicurrency Revolving Credit Commitments
Deutsche Bank AG New York Branch	16,000,000.00
Credit Suisse AG, Cayman Islands Branch	8,000,000.00
Bank of America, N.A.	8,000,000.00
Canadian Imperial Bank of Commerce	1,600,000.00
JP Morgan Chase NA	8,000,000.00
$41,600,000

SCHEDULE 2.02(b)

Provisions Relating to Bankers’ Acceptance Loans

and B/A Equivalent Loans

BANKERS’ ACCEPTANCES

Acceptances and Drafts

1. Each Multicurrency Revolving Credit Lender severally agrees, on the terms and conditions of the Credit Agreement and this Schedule 2.02(b) and from time to time on any Business Day prior to the Revolving Credit Maturity Date (i) in the case of a B/A Lender to accept Drafts and to purchase such Bankers’ Acceptances in accordance with this Schedule 2.02(b) and the Credit Agreement and (ii) in the case of a Non-B/A Lender, to purchase completed Drafts (which have not and will not be accepted by such Lender) in accordance with this Schedule 2.02(b) and the Credit Agreement; provided that no Loan shall be made as, converted to or, at the expiration of the term of any Bankers’ Acceptance Borrowing continued as, a Bankers’ Acceptance Loan if any Default or Event of Default has occurred and is continuing.

2. Each B/A Instrument shall be in a minimum Face Amount of CAN $1,000,000 and in an integral multiple of CAN $100,000, and shall consist of the creation and purchase of Bankers’ Acceptances or the purchase of Drafts on the same day, in each case for the B/A Discount Proceeds, effected or arranged by the Multicurrency Revolving Credit Lenders in accordance with this Schedule 2.02(b) and the Credit Agreement and their respective Revolving Credit Commitments.

3. If the Administrative Agent or Canadian Sub-Agent determines that the Bankers’ Acceptances to be created and purchased or Drafts to be purchased on the making of any Bankers’ Acceptance Loan (upon a conversion or otherwise) on any Drawing Date will not be created and purchased ratably by the Multicurrency Revolving Credit Lenders in accordance with this Schedule 2.02(b) and the Credit Agreement, then (i) the requested Face Amount of Bankers’ Acceptances and Drafts shall be reduced to such lesser amount as the Administrative Agent or Canadian Sub-Agent determines will permit ratable sharing and (x) the amount by which the requested Face Amount shall have been so reduced shall be converted or continued, as the case may be, as a Canadian Prime Rate Loan to be made contemporaneously with the making of such Bankers’ Acceptance Loan or (y) the Borrower may cancel part of, or withdraw in its entirety, the related notice of Borrowing, or (ii) the Administrative Agent or Canadian Sub-Agent may, acting reasonably at the request of the Borrower, deem any notice of Borrowing delivered in such circumstances of a Bankers’ Acceptance Loan to be, in its entirety, a notice of Borrowing for Canadian Prime Rate Loans, and make a Canadian Prime Rate Loan to the Borrower in the full amount as originally requested as a Bankers’ Acceptance Loan in such notice of Borrowing.

Form of Drafts

4. Each Draft presented by the Borrower shall (i) be in a minimum Face Amount of CAN $1,000,000 and in an integral multiple of CAN $100,000, (ii) be dated the date of the making of such Bankers’ Acceptance Loan, and (iii) mature and be payable by the Borrower (in common with all other Drafts presented in connection with such Bankers’ Acceptance Loan) on a Business Day which occurs approximately 30, 60, 90 or 180 days (or such longer period as the Administrative Agent or Canadian Sub- Agent and each Multicurrency Revolving Credit Lender may agree) at the election of the Borrower after the Drawing Date and on or prior to the Revolving Credit Maturity Date.

Procedure for Drawing

5. Each Bankers’ Acceptance Loan shall be made in accordance with the notice provisions given by the Borrower by way of a notice of Borrowing to the Canadian Sub-Agent as set forth in Section 2.03 of the Credit Agreement

6. Not later than 2:00 p.m. (Toronto time) on an applicable Drawing Date, each Multicurrency Revolving Credit Lender shall complete one or more Drafts in accordance with the notice of Borrowing and either (i) accept the Drafts and purchase the Bankers’ Acceptances so created for the B/A Discount Proceeds, or (ii) purchase the Drafts for the B/A Discount Proceeds, and in each case, pay to the Canadian Sub-Agent such B/A Discount Proceeds. In each case, upon receipt of the B/A Discount Proceeds and upon fulfillment of the applicable conditions set forth in Section 4.01 of the Credit Agreement, the Canadian Sub-Agent shall make funds available to the Borrower in accordance with Section 2.02 of the Credit Agreement.

7. The Borrower shall, at the request of any Multicurrency Revolving Credit Lender who has purchased a Draft pursuant to Section 1 of this Schedule 2.02(b), issue one or more non-interest bearing promissory notes (each a “B/A Equivalent Note”) payable on the date of maturity of the unaccepted Draft referred to below in this section, in such form as such Multicurrency Revolving Credit Lender may reasonably specify and in a principal amount equal to the Face Amount of, and in exchange for, any unaccepted Drafts which the Multicurrency Revolving Credit Lender has purchased in accordance with Section 6 of this Schedule 2.02(b) and the Credit Agreement.

8. Bankers’ Acceptances purchased by a Multicurrency Revolving Credit Lender may be held by it for its own account until the contract maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Lender’s sole discretion. The Borrower hereby renounces, and shall not claim or request or require any Lender to claim, any days of grace for the payment of any Bankers’ Acceptance.

Presigned Draft Forms

9. To enable the Multicurrency Revolving Credit Lenders to create Bankers’ Acceptances or purchase Drafts in the manner specified in this Schedule 2.02(b) and the Credit Agreement, the Borrower shall supply each Multicurrency Revolving Credit Lender with such number of Drafts as it may reasonably request, duly endorsed and executed on behalf of the Borrower. No Multicurrency Revolving Credit Lender shall be responsible or liable for its failure to accept and/or purchase a Draft if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed Drafts to such Multicurrency Revolving Credit Lender on a timely basis. Each Multicurrency Revolving Credit Lender will exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it and will, upon request by the Borrower, promptly advise the Borrower of the number and designations, if any, of uncompleted Drafts held by it for and on behalf of the Borrower. The signature of any officer of the Borrower on a Draft may be mechanically reproduced and B/A Instruments bearing facsimile signature shall be binding upon the Borrower as if they had been manually signed. Even if the individuals whose manual or facsimile signature appears on any B/A Instrument no longer hold office on the date of signature, at the date of its acceptance by the Multicurrency Revolving Credit Lender or at any time after such date, any B/A Instrument so signed shall be valid and binding upon the Borrower.

10. Upon the request of any Multicurrency Revolving Credit Lender, the Borrower shall provide to such Multicurrency Revolving Credit Lender a power of attorney to complete, sign, endorse and issue B/A Instruments on behalf of the Borrower in form and substance satisfactory to such Multicurrency

Revolving Credit Lender. Alternatively, at the request of any Multicurrency Revolving Credit Lender, the Borrower shall deliver to such lender a “depository bill” which complies with the requirements of the Depository Bills and Notes Act (Canada), and hereby consents to the deposit of any Bankers’ Acceptance in the form of a depository bill in the book-based debt clearance systems maintained by the Canadian Depository of Securities Limited or other recognized clearing house. In such circumstances, the delivery of Bankers’ Acceptances shall be governed by the clearance procedures established thereunder. Payment, Conversion or Renewal of B/A Instruments.

11. Upon the maturity of a B/A Instrument, the Borrower may (i) elect to issue a replacement B/A Instrument by giving a notice of Borrowing in accordance with Section 2.03 of the Credit Agreement, (ii) elect to have all or a portion of the Face Amount of the B/A Instrument converted to a Canadian Prime Rate Loan by giving a notice of Borrowing in accordance with Section 2.03 of the Credit Agreement, or (iii) pay, on or before 12:00 Noon (Toronto time) on the maturity date for the B/A Instrument, an amount in Canadian Dollars equal to the Face Amount of the B/A Instrument (notwithstanding that the Multicurrency Revolving Credit Lender may be the holder of it at maturity). Any such payment shall satisfy the Borrower’s obligations under the B/A Instrument to which it relates and the relevant Multicurrency Revolving Credit Lender shall then be solely responsible for the payment of the B/A Instrument.

12. If the Borrower fails to pay any B/A Instrument when due or issue a replacement in the Face Amount of such B/A Instrument pursuant to Section 11 of this Schedule 2.02(b) or fails to elect to convert all or a portion of the Face Amount of such B/A Instrument to a Canadian Prime Rate Loan pursuant to clause (ii) of Section 11 of this Schedule 2.02(b), the unpaid amount due and payable shall be converted to a Canadian Prime Rate Loan made by the Multicurrency Revolving Credit Lenders ratably under the Multicurrency Revolving Credit Commitment and shall bear interest calculated and payable as provided in Section 2.06 of the Credit Agreement. This conversion shall occur as of the due date and without any necessity for the Borrower to give any notice thereof.

13. On any date on which a Bankers’ Acceptance Loan is created, purchased, converted or continued, the Canadian Sub-Agent shall be entitled to net all amounts payable on such date by the Canadian Sub-Agent to a Multicurrency Revolving Credit Lender against all amounts payable on such date by such Multicurrency Revolving Credit Lender to the Canadian Sub-Agent. Similarly, on any such date the Borrower hereby authorizes each Multicurrency Revolving Credit Lender to net all amounts payable on such date by such Multicurrency Revolving Credit Lender to the Canadian Sub-Agent for the account of the Borrower, against all amounts payable on such date by the Borrower to such Multicurrency Revolving Credit Lender in accordance with the Canadian Sub-Agent’s calculations.

14. Except for the requirement to pay immediately upon acceleration of the Canadian Dollar-Denominated Revolving Loans pursuant to Article VII of the Credit Agreement, the Borrower shall pay to the Canadian Sub-Agent an amount in Canadian Dollars equal to the Face Amount of each Bankers’ Acceptance Loan requested by the Borrower on the maturity date thereof (notwithstanding that the Multicurrency Revolving Credit Lender may be the holder of it at maturity).

Circumstances Making Bankers’ Acceptances Unavailable

15. If, for any reason a normal market for the purchase and sale of bankers’ acceptances does not exist at any time, as determined in good faith by the Administrative Agent or Canadian Sub-Agent acting reasonably and in respect of which the Administrative Agent or Canadian Sub-Agent shall have given notice to the Borrower, (i) the right of the Borrower to request a Bankers’ Acceptance Loan shall be suspended until the circumstances causing a suspension no longer exist, (ii) any applicable notice of Borrowing which is outstanding shall either: (x) at the election of the Borrower, in its sole and absolute discretion, be cancelled and the requested Bankers’ Acceptance Loan shall not be made or (y) the Administrative Agent or Canadian Sub-Agent shall, at the direction of the Borrower, deem the aforementioned notice of Borrowing a notice of Borrowing for Canadian Prime Rate Loans.

16. The Administrative Agent or Canadian Sub-Agent shall promptly notify the Borrower of the suspension of the Borrower’s right to request a Bankers’ Acceptance Loan and of the termination of any suspension.

* * *

SCHEDULE 3.08

Subsidiaries

	Entity	Jurisdiction of Formation or Organization	Ownership & Ownership Percentage	Guarantor

1.	Ceridian HCM, Inc.	Delaware	Ceridian HCM Holding Inc.: 100%	Yes

2.	ABR Properties, Inc.	Florida	Ceridian HCM, Inc.: 100%	Yes

3.	Ceridian Benefits Services, Inc.	Florida	Ceridian HCM, Inc.: 100%	Yes

4.	Ceridian Retirement Plan Services, Inc.	California	Ceridian HCM, Inc.: 100%	Yes

5.	Ceridian Government Services, LLC	Delaware	Ceridian HCM, Inc.: 100%	No

6.	Dayforce Holdings LLC	Delaware	Ceridian HCM, Inc.: 100%	No

7.	Ceridian Dayforce LLC	Delaware	Dayforce Holdings LLC: 100%	No

8.	Ceridian Canada Holdings LLC	Delaware	Ceridian HCM, Inc.: 100%	No

9.	Ceridian Canada Holdings ULC	Canada	Ceridian Canada Holdings LLC.: 100%	No

10.	Ceridian Canada Ltd.	Canada	Ceridian Canada Holdings ULC: 100%	No

11.	OsBridge ULC	Canada	Ceridian Acquisitionco ULC: 100%	No

12.	Ceridian Acquisitionco ULC	Canada	Ceridian Canada Ltd.: ~94% Individual and Non- Institutional Investors: ~6%	No

13.	Ceridian Dayforce Corporation	Canada	Ceridian Acquisitionco ULC: ~60% Osbridge ULC: ~40%	No

14.	Intraday Corporation	Canada	Ceridian Dayforce Corporation: 100%	No

15.	Ceridian Dayforce Inc.	Canada	Ceridian Dayforce Corporation: 100%	No

16.	Dayforce U.S., Inc.	Canada	Ceridian Dayforce Corporation: 100%	No

17.	Ceridian Tax Service, Inc.	Delaware	Ceridian HCM Holding Inc.: 100%	Yes

18.	Ceridian Holdings UK Limited	United Kingdom	Ceridian HCM Holding Inc.: 100%	No

19.	Ceridian UK Limited	United Kingdom	Ceridian Holdings UK Limited: 46% Ceridian Canada Ltd: 54%	No

20.	Intellinet Group Limited	United Kingdom	Ceridian UK Limited: 100%	No

21.	Intellinet Limited	United Kingdom	Intellinet Group Limited: 100%	No

22.	Ceridian Ltd.	Mauritius	Ceridian Holdings UK Limited: 100%	No

23.	Ceridian Learning Center Ltd.	Mauritius	Ceridian Ltd.: 100%	No

24.	Ceridian Technology Ltd.	Mauritius	Ceridian Ltd.: 100%	No

25.	Ceridian Limited	Irish Republic	Ceridian HCM Holding Inc: 100%	No

26.	Ceridian Latin America, Inc.	Delaware	Ceridian HCM Holding Inc.: 100%	No

27.	Plan Ware Inc.	Pennsylvania	Ceridian HCM Holding Inc.: 100%	No

SCHEDULE 3.17(a)

Owned Real Property

ABR Properties, Inc.

3201 34th Street South

St. Petersburg, FL 33711

SCHEDULE 5.11

Post-Closing Matters

As promptly as practicable and in any event no later than 30 days following the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver or procure the delivery of certificates of insurance as required by Section 5.02.

SCHEDULE 6.01

Existing Indebtedness

1.	Approximately £5,500,000 overdraft facility with Lloyds TSB Bank plc. dated as of March 21, 2014 for the benefit of Ceridian UK Limited.

2.	Approximately $3,500,000 Canadian Imperial Bank of Commerce credit facility dated as of October 25, 2010 for the benefit of Ceridian Canada Ltd., including outstanding letters of credit totaling $3,500,000 CDN.

3.	Indebtedness, if any, secured by liens listed on Schedule 6.02.

SCHEDULE 6.02

Existing Liens

Jurisdiction	Debtor and Address	Secured Party and Address	File Date	File Number	Type	Collateral
(Montreal) Quebec, Canada	Ceridian Canada Ltd. 8777 Trans Canada, Montreal, QC	Xerox Canada Ltd. 33 Bloor St. E. 3rd Floor, Toronto, ON	3/24/06	06-0150267-0012	Register of Personal Movable Real Rights	Equipment

EXHIBIT A

to the Credit Agreement

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[To be provided separately.]

EXHIBIT B-1

to the Credit Agreement

FORM OF

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Commitments or Loans identified below (including without limitation the Term Loans, the Revolving Loans, any Letters of Credit and Swingline Loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor except as set forth in The Standard Terms and Conditions.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

3.	Borrower (the “Borrower”):	Ceridian HCM Holding Inc.

4.	Administrative Agent:	Deutsche Bank AG New York Branch, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of November 14, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ceridian HCM Holding Inc., as Borrower, the lenders party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), Deutsche Bank AG Canada Branch, as Canadian Sub-Agent and the other agents party thereto.

6.	Assigned Interest:

Assignor	Assignee	Class of Commitments/ Loans Assigned	Aggregate Amount of Commitments/ Loans[1] for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[2]	CUSIP Number

7.	Effective Date of Assignment (the “Effective Date”): , 20 [3]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[1]	The outstanding amount of Loans should be included only to the extent the related Commitment therefor has terminated.
[2]	Set forth, to at least 9 decimals.
[3]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

[Consented to and][4] Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

[Consented to:

CERIDIAN HCM HOLDING INC., as a Borrower

By:
Name:
Title:	][5]

Consented to:

[ISSUING BANK(S)] as an Issuing Bank

By:
Name:
Title:	][6]

[4]	Consent of the Administrative Agent is not required for assignments of Term Loans made to a Term Lender or an Affiliate or a Related Fund of a Term Lender.
[5]	Consent of the Borrower is not required for assignments made (A) with respect to the assignment of Term Loans to a Term Lender or an Affiliate or a Related Fund of a Term Loan Lender or (B) during the continuance of any Event of Default arising under clause (b), (c), (g)(i) or (h) of Article VII of the Credit Agreement.
[6]	Consent of each Issuing Bank (to the extent its L/C Exposure equals or exceeds $5,000,000) is required for any assignment of a Revolving Credit Commitment.

ANNEX I

to Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto (other than this Assignment and Acceptance), or any other collateral thereunder, (iii) the financial condition of the Borrower, any subsidiary, or any other person or any Loan Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other person of any of their respective obligations under the Credit Agreement or any other Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is legally authorized to enter into this Assignment and Acceptance, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.05(a) thereof or delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) it is not an Affiliated Lender, (viii) it is not a Disqualified Institution or an Affiliate of a Disqualified Institution, and (ix) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.21(e), 2.21(f) or 2.21(g) of the Credit Agreement, as applicable, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent or such Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto.

1.3 Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

1.4 Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (b) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

1.5 General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-2

to the Credit Agreement

FORM OF

AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE

This Affiliated Lender Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Commitments or Term Loans identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor except as set forth in The Standard Terms and Conditions.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):
and is an Affiliated Lender

3.	Borrower (the “Borrower”):	Ceridian HCM Holding Inc.

4.	Administrative Agent:	Deutsche Bank AG New York Branch, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of November 14, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ceridian HCM Holding Inc., as Borrower, the lenders party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), Deutsche Bank AG Canada Branch, as Canadian Sub-Agent and the other agents party thereto.

6.	Assigned Interest:

Assignor	Assignee	Class of Commitments/ Term Loans Assigned	Aggregate Amount of Commitments/ Term Loans[7] for all Lenders	Amount of Commitment/ Term Loans Assigned	Percentage Assigned of Commitment/ Term Loans[8]	CUSIP Number

7.	Effective Date of Assignment (the “Effective Date”): , 20 [9]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[7]	The outstanding amount of Term Loans should be included only to the extent the related Commitment therefor has terminated.
[8]	Set forth, to at least 9 decimals.
[9]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

[Consented to:

CERIDIAN HCM HOLDING INC., as a Borrower

By:
Name:
Title:	][10]

[10]	Consent of the Borrower is not required for assignments made (A) with respect to the assignment of Term Loans to a Term Lender or an Affiliate or a Related Fund of a Term Lender or (B) during the continuance of any Event of Default arising under clause (b), (c), (g)(i) or (h) of Article VII of the Credit Agreement.

ANNEX I

to Affiliated Lender Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto (other than this Assignment and Acceptance), or any other collateral thereunder, (iii) the financial condition of the Borrower, any subsidiary, or any other person or any Loan Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other person of any of their respective obligations under the Credit Agreement or any other Loan Document. In addition, the Assignor acknowledges and agrees that in connection with this Affiliated Lender Assignment and Assumption, (1) the applicable Affiliated Lender or its Affiliates may have, and later may come into possession of, material non-public information with respect to Holdings, the Borrower and/or any subsidiary thereof and/or their respective Securities “MNPI”), (2) the Assignor has independently, without reliance on the applicable Affiliated Lender, the Borrower, any of their respective subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding the Assignor’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Investors, the Borrower, any of their respective subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to the Assignor, and the Assignor hereby waives and releases, to the extent permitted by applicable requirements of law, any claims it may have against the applicable Affiliated Lender, the Borrower, each of its respective subsidiaries, the Administrative Agent and their respective Affiliates, under applicable requirements of law or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent or the other Lenders.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is legally authorized to enter into this Assignment and Acceptance, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.05(a) thereof or delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, and (vii) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.21(e), 2.21(f) or 2.21(g) of the Credit Agreement, as applicable, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent or such Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto.

1.3 Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

1.4 Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (b) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

1.5 General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York. Each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with Section 9.04(k)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loans made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate) by any Affiliated Lender or the provision of Incremental Term Loans by any Affiliated Lender); provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of all Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be null and void.

EXHIBIT C

to the Credit Agreement

FORM OF

BORROWING REQUEST

Deutsche Bank AG New York

Branch, Administrative Agent

Loan Operations

5022 Gate Parkway, Suite 100

Jacksonville, FL 32256

Jersey City, NJ 07311-3988

ATTN: Loan Operations

na.agencyservicing@db.com

[DATE]1

Ladies and Gentlemen:

The undersigned, Ceridian HCM Holding Inc., as Borrower refers to the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), Deutsche Bank AG Canada Branch, as Canadian Sub-Agent and the other agents party thereto.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection with such borrowing sets forth below the terms on which the Borrowing is requested to be made:

(A)	Class of Borrowing:[2]

(B)	Type of Borrowing:[3]

[1]	Must be notified irrevocably by telephone (a) in the case of a Eurocurrency Rate Borrowing or Bankers’ Acceptance Borrowing, not later than 1:00 p.m. (Eastern time), three Business Days before a proposed Borrowing (or, in the case of a Bankers’ Acceptance Borrowing with a term in excess of 180 days, five Business Days), and (b) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 1:00 p.m. (Eastern time), on the date of a proposed Borrowing, in each case to be promptly confirmed by hand delivery or fax.
[2]	Specify whether such Borrowing is to be a Term Loan Borrowing, a US Revolving Credit Borrowing or a Multicurrency Revolving Credit Borrowing.
[3]	Specify whether such Borrowing is to be a Eurodollar Borrowing, a EURIBOR Borrowing, a Sterling LIBOR Borrowing, an ABR Borrowing, a Canadian Prime Rate Borrowing or a Bankers’ Acceptance Borrowing.

(C)	Currency:[4]

(D)	Date of Borrowing:[5]

(E)	Account Number and Location for disbursement of funds:

(F)	Principal Amount of Borrowing[6]:

(G)	Interest Period:[7]

[Remainder of this page intentionally left blank]

(Footnote continued from previous page)

[4]	With respect to Term Loans and US Revolving Loans, US Dollars, and with respect to Multicurrency Revolving Loans, US Dollars and any Alternate Borrowing Currency.
[5]	Date of Borrowing must be a Business Day.
[6]	Minimum Borrowing amount should equal the Minimum Applicable Borrowing Amount.
[7]	If such Borrowing is to be a Euro Rate Borrowing, the Interest Period with respect thereto and if such Borrowing is to be a Bankers’ Acceptance Borrowing, the term thereof (which shall comply with the requirements of Schedule 2.02(b) of the Credit Agreement).

The undersigned hereby represents and warrants to the Administrative Agent and the relevant Lenders that, on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement have been satisfied.

CERIDIAN HCM HOLDING INC.

By:
Name:
Title:

EXHIBIT D

to the Credit Agreement

FORM OF

US GUARANTEE AND COLLATERAL AGREEMENT

dated as of

[•],[•]

among

CERIDIAN HCM HOLDING INC.,

as Borrower

the Subsidiaries of CERIDIAN HCM HOLDING INC.

from time to time party hereto

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

i

TABLE OF CONTENTS

(continued)

ii

Schedules

Schedule I	Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Offices for UCC Filings
Schedule V	UCC Information
Schedule VI	Commercial Tort Claims and Chattel Paper

Exhibits

Exhibit A	Form of Supplement

US GUARANTEE AND COLLATERAL AGREEMENT dated as of [•], [•] (this “Agreement”), among CERIDIAN HCM HOLDING INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

Reference is made to the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and the Collateral Agent, Deutsche Bank AG Canada Branch, as Canadian Sub-Agent and the other agents party thereto.

The Lenders and each Issuing Bank (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrower, in each case pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Hedge Creditors have agreed (or may in the future agree) to enter into Hedging Obligations with one or more Loan Parties. The Bank Products Creditors have agreed (or may in the future agree) to enter into Bank Products Obligations with one or more Loan Parties. The obligations of the Lenders and each Issuing Bank to extend credit to the Borrower, the agreement of the Hedge Creditors to enter into and maintain Hedging Obligations and the agreements of each Bank Products Creditor to enter into or maintain Bank Products Obligations with one or more Loan Parties, are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor. Each Subsidiary Guarantor is a subsidiary of the Borrower, and each Grantor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and from the entering into and/or maintaining of such Hedging Obligations and/or Bank Products Obligations and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit, the Hedge Creditors to enter into and maintain such Hedging Obligations and the Bank Products Creditors to enter into and maintain Bank Products Obligations. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise; the term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02, Section 1.05, Section 1.06 and Section 1.07 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statements.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(e).

“Agreement” shall have the meaning assigned to such term in the preamble.

“Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution agrees to provide credit cards, stored value cards or treasury and cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Products Creditor” shall mean (i) each Lender or any Affiliate thereof (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) party to a Bank Products Agreement with any Grantor and (ii) the respective successors and assigns of each such Lender, Affiliate or other financial institution referred to in clause (i) above; provided, that such Person executes and delivers to the Collateral Agent a letter agreement in form and substance reasonably acceptable to the Collateral Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents, (ii) agrees to be bound by the provisions of Article VIII, Sections 9.05, 9.07, 9.11 and 9.15 of the Credit Agreement as if it were a Lender and (iii) such letter agreement and the inclusion of such Bank Products Obligations as Obligations has been consented to by the Borrower.

“Bank Products Obligations” shall mean the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Bank Products Creditor arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

“Bankruptcy Default” shall mean an Event of Default of the type described in Sections 7.01(g)(i) and (h) of the Credit Agreement.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Cash Collateral Account ” shall mean a non- interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties into which shall be deposited cash collateral in respect of Letters of Credit in the Proceeds realized upon any collection, sale, foreclosure or other realization of the Collateral.

2

“Claiming Guarantor” shall have the meaning assigned to such term in Section 5.02(b).

“Claiming Subsidiary Guarantor” shall have the meaning assigned to such term in Section 5.02(a).

“Collateral” shall have the meaning assigned to such term in Section 3.01.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contributing Guarantor” shall have the meaning assigned to such term in Section 5.02(b).

“Contributing Subsidiary Guarantor” shall have the meaning assigned to such term in Section 5.02(a).

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III and (c) all causes of action arising prior to or after the date hereof for infringement of any Copyright or unfair competition regarding the same.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statements.

“Direct Borrower Obligation” shall mean any Obligation (as defined herein but without regard to the proviso appearing in the definition thereof) of the Borrower in its capacity as a borrower under the Credit Agreement, a counterparty obligor with respect to a Hedging Obligation owing to a Hedge Creditor or a counterparty obligor with respect to a Bank Products Obligation owing to a Bank Products Creditor.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

3

“Excluded Property” shall mean:

(a) all cash and cash equivalents (except to the extent that the same constitute Proceeds of Collateral);

(b) any Deposit Accounts, Security Accounts and Commodity Accounts (excluding the Cash Collateral Account);

(c) all vehicles and other assets subject to certificates of title, the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;

(d) any assets that require perfection exclusively through control agreements under the applicable UCC;

(e) any General Intangibles or other rights arising under contracts, Instruments, licenses, license agreements or other documents, to the extent (and only to the extent) that the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, give any other party to such contract, Instrument, license, license agreement or other document the right to terminate its obligations thereunder, or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to constitute Excluded Property pursuant to this clause (e) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (e) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC;

(f) any Letter-of-Credit Rights;

(g) [reserved];

(h) any property as to which the Collateral Agent and the Borrower reasonably determine (as specified in writing by such Persons) that the costs of obtaining a security interest (or perfecting the same) outweighs the benefit to the Secured Parties of the security afforded thereby;

(i) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

(j) any interest in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties unless such consent is obtained (it being understood that no Grantor shall be required to obtain any such consent);

4

(k) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;

(l) all Equity Interests of (i) any Unrestricted Subsidiary, (ii) any Receivables Subsidiary, (iii) any Foreign Subsidiary with respect to which a pledge of such Foreign Subsidiary’s Equity Interests is prohibited by applicable law or contractual obligations, and/or (iv) any Foreign Subsidiary or Subsidiary of the type described in clause (g) of the definition of “Excluded Subsidiary” (as defined in the Credit Agreement) (a “Disregarded Domestic Subsidiary”) other than (i) 65% of the issued and outstanding Voting Equity Interests and (ii) all of the issued and outstanding Equity Interests that are not Voting Equity Interests, in each case of each first-tier Foreign Subsidiary or Disregarded Domestic Subsidiary; and

(m) Customer Funds;

(n) any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Property.

Furthermore, no term used in the definition of Collateral (or any component definition thereof) shall be deemed to include any Excluded Property.

“Excluded Swap Obligation ” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean any of the following: (a) the Borrower (with respect to the Other Obligations), (b) the Subsidiaries identified on Schedule I hereto as Guarantors and (c) each other subsidiary that becomes a party to this Agreement as a Guarantor after the Effective Date.

5

“Hedge Creditor” shall mean, with respect to the Hedging Obligations of a Loan Party, a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Effective Date or at the time such Hedging Obligation is entered into; provided, that such Person executes and delivers to the Collateral Agent a letter agreement in form and substance reasonably acceptable to the Collateral Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article VIII, Sections 9.05, 9.07, 9.11 and 9.15 of the Credit Agreement as if it were a Lender.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, software and databases and all other proprietary information, including but not limited to Domain Names, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“ Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Property) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.

“Lenders” shall have the meaning assigned to such term in the preliminary statements.

“ License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accrued or accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on any and all Loans, in each case, in accordance with the rate specified in the Credit Agreement as when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral in respect of any Letter of Credit, (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or to preserve its security interest therein, in each case, to the extent permitted by the Loan Documents and (iv) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar

6

proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents, in each case, whether outstanding on the date hereof or incurred or arising from time to time after the date of this Agreement.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all Hedging Obligations of each Loan Party owing to a Hedge Creditor and (c) the due and punctual payment and performance of all Bank Products Obligations of each Loan Party owing to a Bank Products Creditor, in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement; provided that, for purposes of Article II of this Agreement, the term “Obligations” as it applies to the Borrower in its capacity as a Guarantor therein shall exclude any Direct Borrower Obligations; provided further that, the Obligations shall exclude all Excluded Swap Obligations.

“Other Obligations” shall mean any and all Obligations other than Direct Borrower Obligations.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor office or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations- in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.

7

“Pledged Debt Securities” shall mean (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall mean (a) to the extent the same do not constitute Excluded Property, (i) the Equity Interests owned by any Grantor (including all such Equity Interests listed on Schedule II) and (ii) any other Equity Interest obtained in the future by such Grantor and (b) the certificates, if any, representing all such Equity Interests.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Secured Parties” shall mean, (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Banks, (e) each Hedge Creditor, (f) each Bank Products Creditor, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 3.01(a).

“Subsidiary Guarantor” shall mean any of the following: (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the Loans and L/C Exposure, together with all interest, Fees and other non-contingent Obligations, have been paid in full in cash.

“Trademark License ” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

8

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

The maximum liability of each Guarantor hereunder shall be limited to the greatest amount which may be guaranteed by such Guarantor and is enforceable under applicable federal, state and other laws relating to the insolvency of debtors, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.05. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under clause (a) of the first sentence of this Section 2.01, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in clause (a) of the first sentence of this Section 2.01 or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement and (iii) the limitation set forth in clause (a) of the first sentence of this Section 2.01 may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

9

Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under the preceding paragraph without impairing the guarantee contained in this Article II or affecting the rights and remedies of any Secured Party hereunder.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 6.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms hereof) or any other agreement, including with respect to the release of any other Guarantor under this Agreement and so long as any such amendment, modification or waiver of any Loan Document is made in accordance with Section 9.08 of the Credit Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date). Each Guarantor expressly authorizes the Collateral Agent, in accordance with the Credit Agreement and applicable law, to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the occurrence of the Termination Date. The Collateral Agent and the other Secured Parties may, in accordance with the Credit Agreement and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the

10

Termination Date has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, notwithstanding the occurrence of the Termination Date.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges, assigns, to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) the Cash Collateral Account and all cash, securities, Instruments and other property deposited or required to be deposited therein;

(iii) all Commercial Tort Claims;

11

(iv) all Chattel Paper;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Intellectual Property;

(xiii) all Pledged Collateral;

(xiv) all books and records pertaining to the Collateral;

(xv) all Supporting Obligations; and

(xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Security Interest shall not extend to, and the “Collateral” (and any component definition thereof) shall not include, any Excluded Property.

(b) Each Grantor hereby authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and the organizational identification number issued to such Grantor if required for the filing of financing statements in any relevant jurisdiction and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon written request. The Collateral Agent agrees, upon request by the Borrower and at its expense, to furnish copies of such filings to the Borrower.

(c) The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing

12

or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Collateral Agent agrees, upon request by the Borrower and at its expense, to furnish copies of such filings to the Borrower.

(d) The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership, neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

(e) Notwithstanding anything to the contrary herein, no action shall be required to create or perfect a security interest in the Collateral to the extent such creation or perfection would require (i) any filing other than a filing in the United States of America, any state thereof and the District of Columbia, (ii) other actions under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia or (iii) that any control agreements be obtained in respect thereof.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.

(b) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent and the Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule IV hereof (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Effective Date (or after the Effective Date, in the case of filings,

13

recordings or registrations required by Section 5.09 of the Credit Agreement) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration of a financing statement or similar document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that, to the extent the Collateral consists of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered copyrights (and Copyrights for which United States applications are pending) that are material to the conduct of its business, a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the form attached to the Credit Agreement as Exhibits F-1, F-2 and F-3, and containing a description of all such Collateral has been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all such Collateral in which a security interest may be perfected by filing, recording or registration of any such document in the United States (or any political subdivision thereof) in accordance with Section 3.06(e), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any such Collateral acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (iii) subject to the filings described in Section 3.02(b), a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(d) Schedule II correctly sets forth as of the Effective Date the percentage of the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.

14

(e) The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, and to the knowledge of the Borrower, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

(f) Schedule V correctly sets forth as of the Effective Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) if required for the filing of a financing statement in any relevant jurisdiction, the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor.

(g) The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens.

(h) Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in Collateral to the extent such creation or perfection would require (i) any filing other than a filing in the United States of America, any state thereof and the District of Columbia, (ii) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia or (iii) that any control agreements be obtained in respect thereof.

(i) As of the Effective Date, no Grantor holds (i) any Commercial Tort Claims or (ii) any interest in any Chattel Paper, in each case, in an amount in excess of $5,000,000 individually, except as described in Schedule VI hereto.

(j) Each Grantor represents and warrants that the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the Effective Date, that such Grantor owns and that are material to the conduct of its business as of the Effective Date.

SECTION 3.03. Covenants.

(a) Subject to Section 3.02(h), each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien which does not constitute a Permitted Lien.

(b) Subject to Section 3.02(h), each Grantor agrees, upon written request by the Collateral Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents, and take all such actions as the Collateral Agent may from time to time reasonably deem necessary and request, to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the

15

payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith; provided that in no event shall any control agreements be required.

(c) At its option, but only following 5 Business Days’ written notice to each Grantor of its intent to do so, the Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral which do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 30 days after demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.

(d) Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

(e) Notwithstanding any other provision of this Agreement, no Grantor shall be required to endorse, assign or deliver Certificated Securities (or deliver any instruments of assignment or transfer with respect thereto) evidencing ownership in any Immaterial Subsidiary or otherwise take any action to perfect any Security Interest in Pledged Collateral in any Immaterial Subsidiary other than the filings described in Section 3.01(b).

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments in excess of $5,000,000 individually, such Grantor shall, on or prior to the later to occur of (i) 30 days following such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter following such acquisition (or such longer period as to which the Collateral Agent may consent), forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

16

(b) Investment Property. Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Certificated Securities, such Grantor shall, on or prior to the later to occur of (i) 30 days following such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter following such acquisition (or such longer period as to which the Collateral Agent may consent), forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the Collateral Agent in accordance with the terms of the Credit Agreement and endorsed to the Collateral Agent or endorsed in blank.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds, acquires or creates an interest in an amount in excess of $5,000,000 individually in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall, on or prior to the later to occur of (i) 30 days following such acquisition or creation of such Electronic Chattel Paper and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition or creation of such Electronic Chattel Paper and the date which is 45 days after the end of the most recently ended fiscal quarter following such acquisition or creation of such Electronic Chattel Paper (or such longer period as to which the Collateral Agent may consent) promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

17

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in excess of $5,000,000 individually, the Grantor shall, on or prior to the later to occur of (i) 30 days following such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter following such acquisition (or such longer period as to which the Collateral Agent may consent), notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(e) Security Interests in Property of Account Debtors. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $5,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties; it being understood that notwithstanding anything to the contrary contained in this Agreement, no Grantor shall be required to grant a Security Interest in any Customer Funds. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 3.05. Voting Rights; Dividends and Interest, Etc. Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement:

(a) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents and applicable law.

(b) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.

(c) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, shall be and become part of the Pledged Collateral, and to the extent such noncash dividends, interest, principal or other distributions would constitute Pledged Collateral pursuant to clauses (a) or (b) of the definition of Pledged Collateral and is received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be delivered to the Collateral Agent in the same form as so received (with any

18

necessary endorsement reasonably requested by the Collateral Agent) on or prior to the later to occur of (i) 30 days following the receipt thereof and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the receipt of such items and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Collateral Agent may consent).

SECTION 3.06. Additional Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not, and will use commercially reasonable efforts to not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark in full force, free from any claim of abandonment or invalidity for non-use.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws.

(d) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(e) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property or United States federal registrations and pending applications for Patents, Trademarks and Copyrights after the Effective Date (collectively, “After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement. At the time of any required delivery of the Pricing Certificate pursuant to Section 5.04(c) of the Credit Agreement, the relevant Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable U.S. federally registered (or applications for U.S. federally registered) Patents, Trademarks and Copyrights owned by it as of the last day of applicable fiscal quarter, to the extent that such After-Acquired Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.

19

ARTICLE IV

Remedies

SECTION 4.01. Pledged Collateral. (a) Upon the occurrence and during the continuance of an Event of Default and with notice to the Borrower, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion), to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default and with notice to the relevant Grantor, the Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower in writing of the suspension of their rights under Section 3.05(c), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 3.05(c) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05(c) shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 3.05(c) and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and with notice to the Borrower, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.05(a), and the obligations of the Collateral Agent under Section 3.05(b), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights. To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default

20

have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 3.05(a), and the Collateral Agent shall again have the obligations under Section 3.05(b).

(d) Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

SECTION 4.02. Uniform Commercial Code and Other Remedies. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), (b) to withdraw any and all cash or other Collateral from the Cash Collateral Account and to apply such cash and other Collateral to the payment of any and all Obligations in the manner provided in Section 4.03, (c) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (d) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem advisable, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

21

The Collateral Agent shall give each applicable Grantor 10 Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Each Grantor irrevocably (until the Termination Date) makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of

22

insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.03. Application of Proceeds. Subject to Section 4.03(b) below, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent and the Collateral Agent in their capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and fees and indemnities payable to the Hedge Creditors and the Bank Products Creditors, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Disbursements, ratably among the Lenders and Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Disbursements, amounts due in respect of Bank Products Obligations and the breakage or termination value under Hedging Obligations, and to cash collateralize that portion of L/C Exposure comprised of the aggregate Stated Amounts of Letters of Credit pursuant to cash collateral arrangements reasonably satisfactory to the Collateral Agent, ratably among the Lenders, Issuing Banks, Hedge Creditors and the Bank Products Creditors in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, to the Borrower or as otherwise required by law.

23

Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the Other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.04. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable (until the Termination Date), nonexclusive license, subject in all respects to any existing licenses (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 4.05. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of

24

Pledged Collateral, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that (x) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, in respect of its guarantee of a Direct Borrower Obligation, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (y) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, in respect of a guarantee of a Direct Borrower Obligation, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. (a) Each Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Direct Borrower Obligation, or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy any guarantee of a Direct Borrower Obligation owed to any Secured Party, and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 6.15, the date of the supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this Section 5.02(a) shall be subrogated to the rights of such Claiming Subsidiary Guarantor under Section 5.01 to the extent of such payment.

25

(b) Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Other Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Other Obligation owed to any Secured Party, the Contributing Guarantor shall indemnify such other Guarantor (the “Claiming Guarantor”) in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 6.15, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02(b) shall be subrogated to the rights of such Claiming Guarantor to the extent of such payment.

SECTION 5.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Loan Document Obligations until the Termination Date; provided, that, if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.03. No failure on the part of any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 6.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the execution and delivery of the Loan

26

Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or Issuing Bank or on their behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date.

SECTION 6.03. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void), except as contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, restated, amended and restated, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

SECTION 6.05. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all costs, expenses (including reasonable and documented fees and out-of-pocket disbursements and other charges of one primary counsel to the Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction; provided, however, that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable and documented fees and out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in any relevant material jurisdiction) and liabilities of such Indemnitee arising out of or in connection with the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Indemnitee is a party thereto or whether initiated by a third

27

party or by a Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith, fraud, or willful misconduct of such Indemnitee (or its Related Parties) or breach of its (or its Related Parties’) obligations hereunder or (y) resulted from any dispute solely among Indemnitees and not involving the Grantors or their respective Affiliates. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof. Notwithstanding the foregoing, this Section 6.05(b) shall not apply to Tax matters, which shall be governed exclusively by Section 2.21 of the Credit Agreement.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.05 shall survive the Termination Date.

SECTION 6.06. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable (until the Termination Date) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or the Cash Collateral Account, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the Secured Parties shall be accountable only for amounts actually received as a result of the

28

exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith. The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.

SECTION 6.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.08. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. Except as otherwise provided herein, no notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO AND EACH OTHER SECURED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

29

SECTION 6.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.13. Jurisdiction; Consent to Service of Process. (a) Each of the Grantors and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

30

(c) Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of the Collateral Agent or the Grantors to serve process in any other manner permitted by law.

SECTION 6.14. Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate on the Termination Date (other than to the extent any funds are on deposit in the Cash Collateral Account in respect of any L/C Backstop, in which case, the Security Interest in such Cash Collateral Account shall continue until released by the relevant Issuing Bank).

(b) Subject to Section 9.17(a)(iii) of the Credit Agreement, a Guarantor shall automatically be released from its obligations hereunder, and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released, upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Borrower or a Grantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.14 shall be without recourse to or representation or warranty by the Collateral Agent (other than any representation and warranty that the Collateral Agent has the authority to execute and deliver such documents) or any Secured Party. Without limiting the provisions of Section 6.05, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of one primary counsel and, if reasonably necessary, one local counsel in any relevant material jurisdiction, incurred by it in connection with any action contemplated by this Section 6.14.

(e) At any time that the respective Grantor desires that the Collateral Agent take any action described in preceding paragraph (d) above, it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 6.14.

31

SECTION 6.15. Additional Subsidiaries. Pursuant to Section 5.09 of the Credit Agreement, each wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary) that was not in existence or not a subsidiary on the Effective Date is required to enter into this Agreement as a Subsidiary Guarantor and a Grantor within such periods set forth in the Credit Agreement. Upon execution and delivery by the Collateral Agent and such subsidiary of a supplement in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 6.16. Security Interest and Obligations Absolute. Subject to Section 6.14 hereof, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Section 9.08 of the Credit Agreement), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

[Remainder of page intentionally left blank]

32

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CERIDIAN HCM HOLDING INC., as
Borrower

By:
Name:
Title:

[Signature Page to Ceridian HCM Holding Inc. US Guarantee and Collateral Agreement]

[GUARANTOR]

By:
Name:
Title:

[Signature Page to Ceridian HCM Holding Inc. US Guarantee and Collateral Agreement]

DEUTSCHE BANK AG NEW YORK
BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Ceridian HCM Holding Inc. US Guarantee and Collateral Agreement]

Schedule I to the

US Guarantee and

Collateral Agreement

GUARANTORS

Schedule II to the

US Guarantee and

Collateral Agreement

PLEDGED STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to the

US Guarantee and

Collateral Agreement

U.S. COPYRIGHTS OWNED BY GRANTOR

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

PATENTS OWNED BY GRANTORS

U.S. Patents

Patent No.	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

III-2

TRADEMARK/TRADE NAMES OWNED BY GRANTORS

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

III-3

Schedule IV to the

US Guarantee and

Collateral Agreement

UCC FILING OFFICES

Schedule V to the

US Guarantee and

Collateral Agreement

UCC INFORMATION

Schedule VI to the

US Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS AND CHATTEL PAPER

Exhibit A to the

US Guarantee and

Collateral Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], to the US Guarantee and Collateral Agreement dated as of [•], [•] (the “ Guarantee and Collateral Agreement”), among CERIDIAN HCM HOLDING INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto (each subsidiary individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

A. Reference is made to the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and the Collateral Agent, Deutsche Bank AG Canada Branch, as Canadian Sub-Agent and the other agents party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 6.15 of the Guarantee and Collateral Agreement provides that certain additional Restricted Subsidiaries of the Borrower may become Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit as consideration for Loans previously made and Letters of Credit previously issued, to induce the Hedge Creditors to enter into and/or maintain Hedging Obligations with one or more Loan Parties and to induce the Bank Products Creditors to enter into and/or maintain Bank Products Obligations.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.15 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Effective Date were to the date hereof). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, their successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Pledged Stock and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all United States federal registrations and pending applications for Trademarks, Patents and Copyrights now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity,

legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

DEUTSCHE BANK AG NEW YORK
BRANCH, as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

Schedule I to

Supplement

Collateral of the New Subsidiary

PLEDGED STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Guarantee and Collateral Agreement.]

EXHIBIT E-1

to the Credit Agreement

EXHIBIT E

[FORM OF]

NON-BANK CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ Credit Agreement”), among Ceridian HCM Holding, Inc., a Delaware corporation, as Borrower, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as the Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), Deutsche Bank AG Canada Branch as Canadian Sub-Agent and the other agents party thereto.

Pursuant to the provisions of Section 2.21(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT E-2

to the Credit Agreement

EXHIBIT E

[FORM OF]

NON-BANK CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ Credit Agreement”), among Ceridian HCM Holding, Inc., a Delaware corporation, as Borrower, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as the Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), Deutsche Bank AG Canada Branch as Canadian Sub-Agent and the other agents party thereto.

Pursuant to the provisions of Section 2.21(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20[     ]

EXHIBIT E-3

to the Credit Agreement

EXHIBIT E

[FORM OF]

NON-BANK CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ Credit Agreement”), among Ceridian HCM Holding, Inc., a Delaware corporation, as Borrower, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as the Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), Deutsche Bank AG Canada Branch as Canadian Sub-Agent and the other agents party thereto.

Pursuant to the provisions of Section 2.21(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT E-4

to the Credit Agreement

EXHIBIT E

[FORM OF]

NON-BANK CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ Credit Agreement”), among Ceridian HCM Holding, Inc., a Delaware corporation, as Borrower, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as the Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), Deutsche Bank AG Canada Branch as Canadian Sub-Agent and the other agents party thereto.

Pursuant to the provisions of Section 2.21(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

EXHIBIT E-4

to the Credit Agreement

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT F-1

to the Credit Agreement

FORM OF

TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT, dated as of [     ], 20[    ] (this “Agreement”), among [GRANTOR] (“Grantor”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

Reference is made to the Guarantee and Collateral Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Ceridian HCM Holding Inc., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party thereto and the Collateral Agent. The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(b) and Section 3.02(b) of the Guarantee and Collateral Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Guarantee and Collateral Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Guarantee and Collateral Agreement, did and hereby does grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including those listed on Schedule I and II (the “Trademarks”);

(b) all goodwill associated with or symbolized by the Trademarks;

(c) all assets, rights and interests that uniquely reflect or embody the Trademarks;

(d) the right to sue third parties for past, present and future infringements of any Trademark; and

(e) all proceeds of and rights associated with the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR],

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent,

By:
Name:
Title:

By:
Name:
Title:

Schedule I

TRADEMARKS

Registered Owner	Mark	Registration Number	Expiration Date

Schedule II

TRADEMARK APPLICATIONS

Registered Owner	Mark	Registration Number	Date Filed

EXHIBIT F-2

to the Credit Agreement

FORM OF

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT, dated as of [     ], 20[    ] (this “Agreement”), among [GRANTOR] (“Grantor”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

Reference is made to the Guarantee and Collateral Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Ceridian HCM Holding Inc., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party thereto and the Collateral Agent. The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(b) and Section 3.02(b) of the Guarantee and Collateral Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Guarantee and Collateral Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Guarantee and Collateral Agreement, did and hereby does grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule I and II (the “Patents”);

(b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and all inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;

(c) the right to sue third parties for past, present and future infringements of any Patent; and

(d) all proceeds of and any right associated with the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR],

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent,

By:
Name:
Title:

By:
Name:
Title:

Schedule I

PATENTS

Registered Owner	Type	Registration Number	Expiration Date

Schedule II

PATENT APPLICATIONS

Registered Owner	Type	Registration Number	Date Filed

EXHIBIT F-3

to the Credit Agreement

FORM OF

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT, dated as of [     ], 20[    ] (this “Agreement”), among [GRANTOR] (“Grantor”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

Reference is made to the Guarantee and Collateral Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Ceridian HCM Holding Inc., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party thereto and the Collateral Agent. The Lenders have extended credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 14, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(b) and Section 3.02(b) of the Guarantee and Collateral Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Guarantee and Collateral Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Guarantee and Collateral Agreement, did and hereby does grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) all copyright rights in any work subject to the copyright laws of the United States or the equivalent thereof in any other country, whether as author, assignee, transferee or otherwise,

(b) all registrations and applications for registration of any such copyright in the United States or the equivalent thereof in any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule I and II (the “Copyrights”);

(c) the right to sue third parties for past, present and future infringements of any copyright, and

(d) all proceeds of and rights associated with the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR],

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent,

By:
Name:
Title:

By:
Name:
Title:

Schedule I

COPYRIGHTS

Registered Owner	Title	Registration Number	Expiration Date

Schedule II

COPYRIGHT APPLICATIONS

Registered Owner	Title	Registration Number	Date Filed

EXHIBIT G

to the Credit Agreement

FORM OF

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (as amended, restated, modified and/or supplemented from time to time, this “Agreement”), dated as of [•], [•], made by each of the undersigned (each, a “ Party” and, together with any entity that becomes a party to this Agreement pursuant to Section 8 hereof, the “Parties”) and Deutsche Bank AG New York Branch, as Collateral Agent (as defined below), for the benefit of the Senior Creditors (as defined below). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Ceridian HCM Holding Inc., a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders), Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”), Deutsche Bank AG Canada Branch, as the Canadian sub-agent and the other agents party thereto, have entered into a Credit Agreement, dated as of November 14, 2014 (as the same may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (with the Lenders, the Administrative Agent, the Issuing Banks and the Collateral Agent being herein called the “Lender Creditors”);

WHEREAS, the Borrower and/or one or more of its Restricted Subsidiaries may at any time and from time to time enter into one or more Hedging Agreements (as defined below) with one or more Hedge Creditors (as defined below);

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Borrower (but not with respect to its primary obligations as Borrower under the Credit Agreement) and each Subsidiary Guarantor have jointly and severally guaranteed to the Secured Parties (as defined in the Guarantee and Collateral Agreement) the payment when due of all Obligations (as defined in the Guarantee and Collateral Agreement);

WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that this Agreement be executed and delivered by the original Parties hereto;

WHEREAS, additional Parties may from time to time become parties hereto in order to allow for certain extensions of credit in accordance with the requirements of the Credit Agreement; and

WHEREAS, each of the Parties desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraphs.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Parties and the Collateral Agent (for the benefit of the Senior Creditors) hereby agree as follows:

1. The Subordinated Debt (as defined in Section 6 hereof) and all payments of principal, interest and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Indebtedness, to the extent, and in the manner, set forth herein. The foregoing shall apply notwithstanding the availability of collateral to the Senior Creditors or the holders of Subordinated Debt or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Debt, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code or other applicable federal, foreign, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law (each, a “Bankruptcy Proceeding”), the Senior Indebtedness shall include all interest accrued on the Senior Indebtedness, in accordance with and at the rates specified in the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest is not allowed pursuant to the Bankruptcy Code or other applicable law.

2. Each Party (as a lender of any Subordinated Debt) hereby agrees that until all Senior Indebtedness has been repaid in full in cash:

(a) Such Party shall not, without the prior written consent of the Required Senior Creditors (as defined in Section 6 hereof), which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action (as defined in Section 6 hereof).

(b) In the event that (i) all or any portion of any Senior Indebtedness becomes due (whether at stated maturity, by acceleration or otherwise), (ii) any Event of Default under the Credit Agreement or any event of default under, and as defined in, any other Senior Indebtedness (or the documentation governing the same), then exists or would result from such payment on the Subordinated Debt (including, without limitation, pursuant to Section 6.03 of the Credit Agreement), or (iii) such Party receives any payment or prepayment of principal, interest or any other amount, in whole or in part, of (or with respect to) the Subordinated Debt in violation of the terms of the Credit Agreement or any other Senior Indebtedness (or the documentation governing the same), then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities, which shall be payable or deliverable with respect to any or all of the Subordinated Debt or which has been received by any Party shall be held in trust by such Party for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the Senior Creditors for application to the payment of the Senior Indebtedness (after giving effect to the relative payment and security priorities of such Senior Indebtedness), to the extent necessary to make payment in full in cash of all sums

2

due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors. In any such event, the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Debt. In the event of the occurrence of any event referred to in subclauses (i), (ii) or (iii) of the second preceding sentence of this clause (b) and until the Senior Indebtedness shall have been fully paid in cash and satisfied and all of the Obligations of the Borrower or any of its Restricted Subsidiaries to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Party in respect of the Subordinated Debt. Notwithstanding anything to the contrary contained above, if one or more of the events referred to in subclauses (i) through (iii) of the first sentence of this clause (b) is in existence, the Required Senior Creditors may agree in writing that payments may be made with respect to the Subordinated Debt which would otherwise be prohibited pursuant to the provisions contained above, provided that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Party in respect of the Subordinated Debt.

(c) If such Party which is not a Loan Party shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of the Borrower or any of its Restricted Subsidiaries which is a Loan Party, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and such Party hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash.

(d) In any case commenced by or against the Borrower or any of its Restricted Subsidiaries under the Bankruptcy Code or any similar federal, foreign, state or local statute (a “Reorganization Proceeding”), to the extent permitted by applicable law, the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of such Party against the Borrower or any of its Restricted Subsidiaries.

(e) If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by the Borrower, any other Loan Party or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

3

(f) After the occurrence and continuation of an Event of Default, such Party shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

(g)Such Party waives any marshalling rights with respect to the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

3. Any payments made to, or received by, any Party in respect of any guaranty or security in support of the Subordinated Debt shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Debt. To the extent that the Borrower or any of its Restricted Subsidiaries (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Debt, the Party which is the lender of the respective Subordinated Debt will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) promptly after the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this Section 3 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Debt, whether or not the Person furnishings such guarantee or security is a Party hereto).

4. Each Party hereby acknowledges and agrees that no payments will be accepted by it in respect of the Subordinated Debt (unless promptly turned over to the holders of Senior Indebtedness as contemplated by Section 2 above), to the extent such payments would be prohibited under any Senior Indebtedness (or the documentation governing the same).

5. In addition to the foregoing agreements, each Party hereby acknowledges and agrees that (x) any Intercompany Debt (and any promissory notes or other instruments evidencing same) may be pledged, and delivered for pledge, by the Borrower or any of its Restricted Subsidiaries pursuant to any Security Document to which the Borrower or the respective such Restricted Subsidiary is, or at any time in the future becomes, a party and (y) with respect to all Intercompany Debt so pledged, the Collateral Agent shall be entitled to exercise all rights and remedies with respect to such Intercompany Debt to the maximum extent provided in the various Security Documents (in accordance with the terms thereof and subject to the requirements of applicable law).

6. Definitions. As and in this Agreement, the terms set forth below shall have the respective meanings provided below:

“Enforcement Action” shall mean (i) any acceleration of all or any part of the Subordinated Debt, (ii) any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce the obligation of the Borrower or any of its Restricted Subsidiaries to pay any amounts relating to any Subordinated Debt, (iii) the exercising of any banker’s lien or rights of set-off or recoupment, or (iv) the taking of any other enforcement action against any asset or property of the Borrower or its Restricted Subsidiaries.

4

“Hedging Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate or currency risks either generally or under specific contingencies.

“Hedge Creditor” shall have the meaning provided in the Guarantee and Collateral Agreement.

“Intercompany Debt” shall mean any indebtedness or other obligations, whether now existing or hereinafter incurred, owed by the Borrower or any Restricted Subsidiary of the Borrower to the Borrower or any other Restricted Subsidiary of the Borrower.

“Obligation” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any indebtedness (including, without limitation, all interest, fees and other charges accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest, fees and charges are an allowed claim in such proceeding).

“Required Senior Creditors” shall mean the Required Lenders.

“Senior Creditors” shall mean all holders from time to time of any Senior Indebtedness and shall include, without limitation, the Lender Creditors and the Hedge Creditors.

“Senior Indebtedness” shall mean:

(i) all Obligations (including, without limitation, Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of each Loan Party (whether as obligor, guarantor or otherwise) to the Lender Creditors, whether now existing or hereafter incurred under, arising out of or in connection with each Loan Document to which it is at any time a party (including, without limitation, all such obligations and liabilities of each Loan Party under the Credit Agreement (if a party thereto) and under the Guarantee and Collateral Agreement (if a party thereto) or under any other guarantee by it of obligations pursuant to the Credit Agreement) and the due performance and compliance by each Loan Party with the terms of each such Loan Document (all such obligations and liabilities under this clause (i), except to the extent consisting of Secured Hedging Obligations, being herein collectively called the “Loan Document Obligations”); and

(ii) all Obligations (including, without limitation, Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Loan Party to the Hedge Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any Hedging Agreement with a Hedge Creditor (including, without limitation, all such obligations and liabilities of such Loan Party under the Guarantee and Collateral Agreement (if a party thereto) with

5

respect thereto or under any other guarantee by it of obligations pursuant to any such Hedging Agreement) and the due performance and compliance by each Loan Party with the terms of each such Hedging Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the “Secured Hedging Obligations”).

“ Subordinated Debt ” shall mean the principal of, interest on, and all other amounts owing from time to time in respect of, all Intercompany Debt (including, without limitation, pursuant to guarantees thereof or security therefor at any time outstanding); that is owing by any Loan Party to any Restricted Subsidiary that is not a Loan Party.

“Termination Date” shall mean the first date after the Effective Date upon which all Commitments and Letters of Credit under the Credit Agreement have been terminated (or, if Letters of Credit remain outstanding, as to which an L/C Backstop exists) and the Loans and L/C Exposure, together with all interest, fees and other non-contingent Obligations all have been paid in full in cash.

7. Each Party agrees to be fully bound by all terms and provisions contained in this Agreement, both with respect to any Subordinated Debt (including any guarantees thereof and security therefor) owed to it, and with respect to all Subordinated Debt (including all guarantees thereof and security therefor) owing by it.

8. It is understood and agreed that any Restricted Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Senior Indebtedness shall become a Party hereunder by executing a counterpart hereof (or a joinder agreement in form and substance satisfactory to the Collateral Agent) and delivering same to the Collateral Agent.

9. No failure or delay on the part of any party hereto or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

10. Each Party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Collateral Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.

11. Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the Credit Agreement.

12. In the event of any conflict between the provisions of this Agreement and the provisions of the Subordinated Debt, the provisions of this Agreement shall prevail.

13. No person other than the parties hereto, the Senior Creditors from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

6

14. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided that amendments hereto shall be effective as against the Senior Creditors only if executed and delivered by the Collateral Agent.

16. In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

17. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each of the Parties and the Senior Creditors, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties and the Senior Creditors, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Parties and the Senior Creditors, by their acceptance of the benefits of this Agreement, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Senior Creditor may otherwise have to bring any action or proceeding relating to this Agreement against any Party or its properties in the courts of any jurisdiction.

(c) Each of the Parties and the Senior Creditors, by their acceptance of the benefits of this Agreement, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the Parties and the Senior Creditors by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each of the Parties and the Senior Creditors, by their acceptance of the benefits of this Agreement, hereby irrevocably consents to service of process in the manner provided for notices as provided above. Nothing in this Agreement will affect the right of the Collateral Agent, the Senior Creditors or the Parties to serve process in any other manner permitted by law.

7

(e) EACH PARTY HERETO (AND EACH OTHER SENIOR CREDITOR, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (e).

18. This Agreement shall bind and inure to the benefit of the Collateral Agent, the other Senior Creditors and each Party and their respective successors, permitted transferees and assigns.

19. By acceptance of the benefits of this Agreement, each Senior Creditor (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Senior Creditor for the enforcement of any provisions of this Agreement against any Party or the exercise of remedies hereunder, (c) to agree that it shall not take any action to enforce any provisions of this Agreement against any Party, to exercise any remedy hereunder or to give any consents or approvals hereunder, except as expressly provided in this Agreement and (d) to agree to be bound by the terms of this Agreement.

20. Notwithstanding anything to the contrary contained herein, upon the occurrence of the Termination Date, this Agreement shall terminate without any further action by any Person.

*    *    *

8

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

CERIDIAN HCM HOLDING INC.

By:
Name:
Title:

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[Signature Page to Ceridian HCM Holding Inc. Intercompany Subordination Agreement]

DEUTSCHE BANK AG NEW YORK
BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Ceridian HCM Holding Inc. Intercompany Subordination Agreement]